UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

Intermec, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

April 15, 2011

Dear Stockholders:

On behalf of the Board of Directors of Intermec, Inc., it is my pleasure to invite you to attend the 2011 Annual Meeting of Stockholders of Intermec, Inc. to be held on May 25, 2011. During the Annual Meeting, stockholders will have the opportunity to vote on each item of business described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

In our Annual Report to Stockholders, we describe the strategy and initiatives we have been executing to improve the long-term health of Intermec and position us for future success. In taking these actions, we have achieved important milestones on our path toward improved future business performance and stockholder value.

Proposal 5, the Amendment to the Intermec, Inc. 2008 Omnibus Incentive Plan, is directly linked to implementing our strategy and initiatives. This proposal will replenish the number of shares authorized under that plan, so that we have the flexibility to continue providing appropriate equity incentives to our management team. We believe that the availability of stock-based long-term incentive compensation is vital to our ability to attract, motivate and retain executives and other key employees needed to achieve continued strong performance in the future. We urge you to vote FOR Proposal 5.

It is important that your shares be represented at the Annual Meeting, regardless of how many you hold. We urge you to read the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and vote your shares promptly, whether or not you expect to attend the meeting in person. As described in our Proxy Statement, submitting your vote using your proxy card will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

Your vote is very important to the future of Intermec. We appreciate your support and look forward to seeing you at our Annual Meeting of Stockholders.

Very truly yours,

Allen J. Lauer

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m. Pacific time, on Wednesday, May 25, 2011

Place	Intermec Headquarters, 6001 36th Avenue West, Everett, Washington 98203-1264

Items of Business	•	To elect nine directors nominated by our Board of Directors for a term expiring at the 2012 Annual Meeting of Stockholders and until their successors are elected and qualified.

•	To vote on an advisory proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011.

•	To vote on an advisory resolution approving the compensation of the Company’s named executive officers for 2010.

•	To conduct an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

•

To approve the Amendment to the Company’s 2008 Omnibus Incentive Plan, including an increase in the total number of authorized shares and re-approval of the material terms of the performance goals currently in this plan.

•	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Record Date	You are entitled to vote if you were a stockholder as of the close of business on March 28, 2011.

Voting	We urge you to read this proxy statement and vote your shares promptly, whether or not you expect to attend the meeting in person. You can vote your shares by proxy over the Internet or by telephone. You can also vote by proxy if you complete, sign and date your voting instruction form and return it by mail (if you are a beneficial owner) or if you request a printed proxy card to complete, sign and return it by mail (if you are a stockholder of record).
If you attend the meeting in person, your proxy may be revoked and you may personally vote your shares, even though you have previously voted using a proxy card.

By order of the Board of Directors,

Janis L. Harwell

Senior Vice President, General Counsel and Corporate Secretary

Everett, Washington

April 15, 2011

i

Forward-Looking Statements

Statements made in this proxy statement that express our intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. Such forward-looking statements include, without limitation, statements about attainment of performance goals by any of our executives, our intention to repurchase shares of our common stock, our view of general economic and market conditions, our revenue, expense, earnings or financial outlook for the current or any future period, our ability to develop, produce, market or sell our products, either directly or through third parties, reduce or control expenses, improve efficiency, realign resources, continue operational improvement or growth, effectively integrate acquired businesses, and similar estimates, expectations and results. These statements represent beliefs and expectations only as of the date they were made and may include statements regarding action to be taken by third parties or by us. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual actions or results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. These risk factors include, but are not limited to, risks and uncertainties described more fully in our Form 10-K (including in Item 1A thereof), and in our reports to be filed with the Securities and Exchange Commission, including, but not limited to, our quarterly reports on Form 10-Q, and our current reports on Form 8-K.

ii

Intermec, Inc.

6001 36th Avenue West

Everett, Washington 98203-1264

425.348.2600

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 25, 2011

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Why am I receiving these materials?

We have made these materials available to you on the Internet or, upon your request, have delivered printed copies of these materials to you by mail because our Board of Directors is soliciting your proxy to vote your shares at our Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific time, on May 25, 2011, at our headquarters, 6001 36th Avenue West, Everett, Washington 98203-1264. This proxy statement provides information that we are required to provide you under the rules of the Securities and Exchange Commission (the “SEC”) to assist you in voting your shares.

2.	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we provide access to this proxy statement and our 2010 Report to Stockholders (which includes our Form 10-K) over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners, which contained instructions on how to access this proxy statement and our 2010 Report to Stockholders and how to vote.

We expect to mail the Notice of Internet Availability to stockholders on or about April 15, 2011. If you receive a Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you specifically request one. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

Most stockholders can elect to view future proxy materials via email instead of receiving paper copies in the mail. Please see the information included in the Notice of Internet Availability. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to our proxy materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

3.	How can I obtain Intermec’s 2010 Annual Report on Form 10-K?

Our 2010 Annual Report on Form 10-K including exhibits (which we refer to throughout as our “Form 10-K”), is available at http://www.intermec.com/about_us/investor_relations/compliance/index.aspx. Stockholders may request a free copy of our Form 10-K by contacting Investor Relations at the address provided under “Corporate Governance — Availability of Information and Communications with the Board.” We will furnish any exhibit to our Form 10-K if specifically requested.

4.	On what am I being asked to vote?

We are asking you to vote on the following matters in connection with the Annual Meeting:

(1) The election of nine directors nominated by our Board, to serve until our 2012 Annual Meeting and until their successors are elected and qualified;

(2) An advisory management proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011;

(3) An advisory resolution approving the compensation of the Company’s named executive officers for 2010;

(4) An advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and

(5) Approval of the Amendment to the Company’s 2008 Omnibus Incentive Plan, including an increase in the total number of authorized shares and re-approval of the materials terms of the performance goals currently in this plan.

We will also consider any other business that is properly brought before the Annual Meeting.

5.	How does the Board recommend I vote?

Unless you give other instructions when you vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. As set forth in this proxy statement, our Board recommends that you vote:

•	FOR each of the director nominees;

•	FOR the advisory proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011;

•	FOR the advisory resolution approving the compensation of the Company’s named executive officers for 2010;

•	FOR an annual advisory vote on the compensation of the Company’s named executive officers; and

•

FOR the approval of the Amendment to the Company’s 2008 Omnibus Incentive Plan, including an increase in the total number of authorized shares and re-approval of the material terms of the performance goals currently in this plan.

6.	What shares can I vote?

Our only class of stock outstanding is common stock, par value $.01 per share. Each share of common stock outstanding as of the close of business Eastern time on the record date, March 28, 2011, is entitled to one vote on all items of business at the Annual Meeting. You may vote all shares you owned at that time, as applicable, which may be (1) shares held directly in your name as the stockholder of record or (2) shares held for you as beneficial owner through a broker, trustee or other nominee, such as a bank, including shares purchased through our Employee Stock Purchase Plan. On the record date, there were 60,146,364 shares of common stock outstanding and entitled to vote. There were 9,314 stockholders of record and approximately 17,005 beneficial owners on the record date. The last sale price of the common stock on the New York Stock Exchange (the “NYSE”) for that date was $10.46.

7.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Mellon Investor Services, you are considered to be a stockholder of record with respect to those shares. The Notice of

Internet Availability has been sent to you, and if specifically requested, we will send you printed copies of these proxy materials. You may have certificates for those shares, or they may be registered in book-entry form. As the stockholder of record, you have the right to grant your voting proxy directly to our proxy holders or to vote in person at the Annual Meeting. We have provided instructions on voting and granting your voting proxy in the Notice of Internet Availability, and if specifically requested, we will also send a printed proxy card for your use.

Beneficial Owner.    If your shares are held in a brokerage account or by a trustee or other nominee, you are considered to be the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction form by the broker, trustee or nominee, or an agent hired by the broker, trustee or nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote, and you are also invited to attend the Annual Meeting. You will be asked to show some evidence of your ownership (for example, a brokerage statement) to be admitted to the Annual Meeting. If you do not provide your broker, trustee or nominee with instructions on how to vote your shares, your broker, trustee or nominee will be able to vote your shares only with respect to Proposal 2, and not Proposals 1, 3, 4 and 5.

Because a beneficial owner is not the stockholder of record, you may not vote these shares directly at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee or nominee should have enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee on how to vote your shares.

8.	How can I vote my shares in person at the Annual Meeting?

We will provide a ballot to anyone who requests one at the Annual Meeting. Shares held in your name as the stockholder of record may be voted on that ballot. Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instruction form as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

9.	How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those on the Notice of Internet Availability, proxy card or voting instruction form provided.

By Internet.    Stockholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability or, if printed copies of the proxy materials were requested, the instructions on the printed proxy card. Most beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trustees or nominees. Please check your voting instruction form for Internet voting availability.

By Telephone.    Stockholders of record may submit proxies using any touch-tone telephone from within the United States by following the instructions on the Notice of Internet Availability or, if printed copies of the proxy materials were requested, the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees or nominees.

By Mail.    Stockholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the accompanying pre-addressed envelopes. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the accompanying pre-addressed envelopes.

Intermec is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder. (Delaware General Corporation Law, Section 212(c).) The electronic voting procedures provided for the Annual Meeting are designed to authenticate each stockholder by use of a control number to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

10.	Can I change my vote?

If you are a stockholder of record and have submitted a proxy, you can change your vote by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote again. You may also revoke your proxy at any time before it is voted by sending a written notice of revocation or by submitting a signed proxy card bearing a later date, in either case to Intermec, Inc., c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. Broadridge must receive any such revocation of proxy by 5:00 p.m., Eastern time, on May 24, 2011, for it to be effective. If you vote by telephone or on the Internet and wish to change your vote, you should call the toll-free number or go to the Internet site, whichever method you used earlier, and follow the directions for changing your vote. Broadridge’s telephone and Internet voting sites will close at 11:59 p.m., Eastern time, on May 24, 2011.

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker, trustee or nominee as set forth in the voting instruction form. If you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, you can change your vote by attending the Annual Meeting and voting in person.

11.	What is the quorum required in order to conduct business at the Annual Meeting?

A majority of the shares outstanding at the record date must be present at the Annual Meeting for a quorum to conduct business. Shares are counted as “present” at the Annual Meeting if the stockholder attends the Annual Meeting or is represented at the Annual Meeting by a duly authorized proxy.

12.	What is the voting requirement to approve each of the proposals and how are votes counted?

Proposal 1. You may vote “for” or “against” one or more of the director nominees, or you may abstain. Directors will be elected by a majority of the votes cast at the Annual Meeting. An abstention will not be counted as a vote cast for purposes of determining a majority.

Proposal 2. You may vote “for” or “against” the advisory proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011, or you may abstain. The approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. An abstention has the same effect as a vote against this proposal.

Proposal 3. You may vote “for” or “against” the advisory resolution approving the compensation of the Company’s named executive officers for 2010 disclosed in this proxy statement. The approval of this resolution requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. An abstention has the same effect as a vote against this proposal. The results of this vote are not binding on the Board.

Proposal 4. You may vote for the frequency of the advisory vote on the compensation of the Company’s named executive officers to occur every year, every two years, or every three years, or you may abstain. The approval of one of these choices will be determined by whichever receives the most affirmative votes (i.e., a plurality) of the shares present in person or represented by proxy at the Annual Meeting. An abstention will have no effect on the outcome of this proposal. The results of this vote are not binding on the Board.

Proposal 5. You may vote “for” or “against” the Amendment to the 2008 Omnibus Incentive Plan, or you may abstain. The approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. An abstention has the same effect as a vote against this proposal.

If you provide specific instructions with regard to the proposals, your shares will be voted as you instruct. If you sign and return your proxy card or voting instruction form or otherwise submit your vote by proxy without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board. The proxy holders will vote in their discretion on any other matters that properly come before the Annual Meeting.

13.	What will happen if I do not vote my shares?

Stockholder of Record. If you are a stockholder of record and do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owner. If you are the beneficial owner of your shares, your broker, trustee or nominee may vote your shares only on those proposals on which it has discretion to vote if they have not received voting instructions from you. Under NYSE rules, your broker, trustee or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1, 3, 4 and 5. Your broker, trustee or nominee does have discretion to vote your shares on routine matters such as Proposal 2. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the Annual Meeting, but are not considered “present” for purposes of voting on non-discretionary matters.

14.	What happens if additional matters are presented at the Annual Meeting?

Other than the five proposals described in this proxy statement, we are not aware of any other business to be acted on at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Patrick J. Byrne, Robert J. Driessnack and Janis L. Harwell, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our director nominees is not available as a candidate for election as a director, the proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

15.	Who will count the votes?

An employee of Carl T. Hagberg and Associates will serve as inspector of election for the Annual Meeting and will tabulate the votes cast at the Annual Meeting.

16.	What does it mean if I receive more than one Notice of Internet Availability or more than one set of voting materials?

It means you have multiple accounts with the transfer agent and/or with brokers and banks. Please vote with each proxy and/or voting instruction form you receive.

17.	Who will pay the costs of soliciting votes for the Annual Meeting?

We are making this solicitation and will pay the entire cost of preparing, printing, mailing and distributing the Notice of Internet Availability to stockholders of record and beneficial owners and printed proxy materials to those who specifically request them, as well as the cost associated with soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to posting our proxy materials on the Internet and mailing the Notice of Internet Availability and printed copies of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors, officers and other employees who will not receive any additional compensation for such activities. We have retained MacKenzie Partners, Inc. to assist us in the distribution of proxy materials and the solicitation of votes, for a fee of $7,500 plus customary costs and expenses for these services. We will also reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy and solicitation materials to the beneficial owners of our common stock.

18.	Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. Voting results also will be disclosed on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. You can access that Form 8-K, and all of our other reports filed with the SEC, at our website, http://www.intermec.com/InvestorRelations/, or at the SEC’s website, http://www.sec.gov.

19.	Is a list of stockholders entitled to vote at the Annual Meeting available?

The list of stockholders of record as of the record date will be available at the Annual Meeting. It will also be available ten days prior to the Annual Meeting, between the hours of 9 a.m. and 4 p.m., Pacific time, Monday through Friday, at the offices of the Corporate Secretary, 6001 36th Avenue West, Everett, Washington 98203-1264. Any holder of our common stock may examine the list for any purpose germane to the Annual Meeting.

20.	What is the deadline to propose actions for consideration at next year’s Annual Meeting?

There are two different procedures by which stockholders may submit proposals for action at our annual meetings of stockholders. The first procedure is provided by the SEC’s rules and the second by our Amended and Restated By-Laws, which we refer to in this proxy statement as our By-Laws.

SEC Rule 14a-8 permits stockholders to submit proposals they would like to have included in our proxy statement and proxy card. In order for such proposals to be considered for our 2012 Annual Meeting, our Corporate Secretary must receive them no later than December 16, 2011.

Section 2.7 of our By-Laws permits stockholders of record to propose business to be considered at an annual meeting without being included in the proxy statement and proxy card. Such business must be a proper matter for stockholder action, and the stockholder proposing it must comply with the applicable notice provisions of our By-Laws. For the 2012 Annual Meeting, notice must be delivered to our Corporate Secretary no earlier than January 26, 2012 and no later than February 24, 2012. If, however, the date of the 2012 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the 2011 Annual Meeting, then notice must be delivered not earlier than 120 days before the 2012 Annual Meeting and not later than 90 days before the 2012 Annual Meeting or, if we provide less than 100 days’ advance notice of the date of the 2012 Annual Meeting, not later than ten days following the day on which public announcement of the date of the 2012 Annual Meeting is first made.

Proposals should be sent to our Corporate Secretary at 6001 36th Avenue West, Everett, Washington 98203-1264. You may obtain a copy of the By-Law provisions regarding these requirements by writing to the Corporate Secretary at that address.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the 2011 Annual Meeting, please promptly vote your shares on the Internet, by telephone or by completing, signing and dating your voting instruction form and returning it by mail (if you are a beneficial owner) or by requesting a printed proxy card and completing, signing, dating and returning it by mail (if you are a stockholder of record).

CORPORATE GOVERNANCE

Availability of Information and Communications with the Board

We have established a Corporate Governance section on our website (our “Corporate Governance Webpage”), which can be accessed at http://www.intermec.com/investorrelations, and selecting the “Corporate Governance” option. The charters of the Board’s standing committees, the Standards of Independence, the Corporate Governance Guidelines and the Standards of Conduct that apply to all directors, officers and other employees are posted there. We intend to disclose on our Corporate Governance Webpage any amendment to the Standards of Conduct and any waiver of the Standards of Conduct related to executive officers or directors.

Stockholders or other interested parties who wish to communicate with any individual director, including the Chairman of the Board, our Board as a group, or a specified committee or group of directors, such as our independent directors, can do so by sending written communications by mail or courier, in care of the Corporate Secretary at the street address below, or by email to Board@intermec.com. All correspondence should indicate to whom it is addressed. Our Annual Meeting of Stockholders also provides an opportunity for stockholders to ask questions or otherwise communicate directly with members of our Board on matters relevant to our Company.

This proxy statement and the 2010 Report to Stockholders (which includes our Form 10-K) are also available on our Corporate Governance Webpage, indicated above. Stockholders may obtain free printed copies of these materials by contacting Investor Relations as follows:

Intermec, Inc.	Telephone: 425.348.2600
6001 36th Avenue West	Email: invest@intermec.com
Everett, Washington 98203-1264

The Board of Directors

Our Board currently has nine members. The Chairman of the Board is Allen J. Lauer, an independent, non-management director. Our Chief Executive Officer (“CEO”), Patrick J. Byrne, also serves as a director. The Board has three standing committees, which are the Audit and Compliance Committee, the Compensation Committee and the Governance and Nominating Committee. The Board also has established an Equity Grant Committee, which is not a standing committee, to which authority has been delegated to make grants to employees who are not executive officers of the Company.

Board Independence

With the exception of Patrick J. Byrne, our Board consists of non-management directors. Mr. Byrne is not an independent director because he also is CEO and President of the Company. The Governance and Nominating Committee and the Board consider the relationships our non-management directors have with the Company and determine whether such directors are independent of the Company and management. The Board has adopted Standards of Independence, which our stockholders can access on our Corporate Governance Webpage, to help determine whether any of our non-management directors have a material relationship with the Company. After considering relevant facts and circumstances, the Board determined that all of our non-management directors who served during 2010, Eric J. Draut, Gregory K. Hinckley, Lydia H. Kennard, Allen J. Lauer, Stephen P. Reynolds, Steven B. Sample, Oren G. Shaffer and Larry D. Yost, were independent within the meaning of SEC regulations, the NYSE’s standards for director independence and our Standards of Independence, and had either no relationship with the Company (other than being a director and/or stockholder) or only immaterial relationships with the Company that are permissible within the parameters set forth in our Standards of Independence. We monitor relationships between the Company and the directors and the other companies for which they or their applicable family members are directors or employees, including some that are not required to be disclosed in this proxy statement as related person transactions. We transact business with some of such other companies in amounts that do not exceed the limitations contained in our Standards of Independence. Prior to September 2010, Mr. Draut was the Chief Financial Officer and a director of our largest stockholder, Unitrin, Inc. In the case of Mr. Draut, the Board considered Mr. Draut’s employment and board service with Unitrin during 2010 and took into account Unitrin’s investment in Intermec and the transactions between Unitrin and Intermec. There was no agreement between Unitrin and Intermec regarding Mr. Draut’s nomination or election to our Board. The Board concluded, on the recommendation of the Governance and Nominating Committee, that Mr. Draut is an independent director.

The Board has determined that the standing committees consist entirely of independent directors. The Board also has determined that our Audit and Compliance Committee members meet the applicable SEC and NYSE requirements relating to audit committee membership.

Meetings and Attendance

Our Board met nine times during 2010; four of the nine meetings were held by telephone. Materials for our Board and committee meetings are sent in advance to the appropriate participants. If a director cannot attend a meeting, he or she generally communicates any comments or questions through the relevant Chair. All of our directors attended more than 75% of the aggregate number of Board meetings and meetings of committees of the Board on which that director served during 2010. In addition to executive sessions scheduled as part of regularly scheduled Board meetings, our independent directors met four times during 2010. These meetings are chaired by Mr. Lauer.

All directors are expected to attend our annual meetings of stockholders. All of our directors attended the annual meeting of stockholders held in 2010.

Board Committees

In 2010, our Board had three standing committees: the Audit and Compliance Committee (the “Audit Committee”), the Compensation Committee and the Governance and Nominating Committee (the “Governance Committee”). Independent directors other than committee Chairs are generally expected to serve on two committees.

The following table shows our current directors’ memberships on the standing committees of the Board during 2010.

Director	Audit and Compliance	Compensation	Governance and Nominating
Eric J. Draut	—	Member	Member
Gregory K. Hinckley	Member	Member	—
Lydia H. Kennard	—	Member	Member
Allen J. Lauer	—	—	Chair
Stephen P. Reynolds	Member	—	Member
Steven B. Sample	Member	—	Member
Oren G. Shaffer	Chair	—	—
Larry D. Yost	—	Chair	—

Audit and Compliance Committee.    The Audit Committee consists of four independent directors. The current members are Mr. Shaffer (Chair), Mr. Hinckley, Mr. Reynolds and Dr. Sample. The Board has determined that, under the rules of the SEC and NYSE, all the members of the Audit Committee are independent and financially literate. The Board has also determined that each of Mr. Hinckley and Mr. Shaffer meets the SEC criteria for “audit committee financial expert.” The Audit Committee’s authority and responsibilities are set forth in a charter adopted by the Board and reviewed annually. That charter is available on our Corporate Governance Webpage.

The Audit Committee, which met nine times in 2010, evaluates the qualifications, performance and independence of our independent registered public accounting firm, which reports directly to the Audit Committee, and has the responsibility to retain or to terminate the independent registered public accounting firm as our independent auditors. The Audit Committee reviews and discusses with the independent auditors and with management our annual audited consolidated financial statements and quarterly financial statements, the effects of regulatory and accounting initiatives and any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements. The Audit Committee also reviews and discusses with the independent auditors, internal auditors and management the adequacy of our system of internal controls and procedures. Additionally, the Audit Committee reviews and discusses with the independent auditors and management our internal audit department’s responsibilities, budget and staffing as well as any recommended changes to the internal audit scope and plan. The Audit Committee’s policy is that all audit and non-audit services to be performed by our independent auditors must be approved in advance. The Audit Committee reviews with management and discusses proposed earnings releases. The Audit Committee frequently meets separately with management, internal audit, and our independent auditors.

The Audit Committee reviews management’s implementation and enforcement of compliance with our Standards of Conduct. The Audit Committee also considers other possible conflicts-of-interest situations brought to its attention by management and makes appropriate recommendations concerning these situations. In addition, it oversees management’s compliance with our Related Person Transactions Policy, as described in “Certain Relationships and Related Persons Transactions — Policies, Procedures and Practices.”

The report of the Audit Committee appears in this proxy statement under the caption “Report of the Audit and Compliance Committee.”

Compensation Committee.    The Compensation Committee consists of four independent directors. They currently are Mr. Yost (Chair), Mr. Draut, Mr. Hinckley and Ms. Kennard. The Compensation Committee met eight times in 2010. The Board has determined that all the members of the Compensation Committee are independent, non-employee, outside directors within the meanings of SEC regulations, NYSE listing standards and the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee’s authority and responsibilities are set forth in a charter adopted by the Board and reviewed annually. That charter is available on our Corporate Governance Webpage.

The Compensation Committee recommends to the Board policies for executive compensation and approves the remuneration of our CEO, executive officers, and certain other vice presidents selected by the Compensation Committee, in its sole discretion (collectively, “Senior Officers”). It oversees the administration of the employee equity and cash incentive plans, cash bonus plans, Employee Stock Purchase Plan and certain other compensation and retirement arrangements.

The Compensation Committee acts on elements of Senior Officer compensation at various times during the year. Shortly before the end of each year, the Compensation Committee comprehensively reviews the total compensation of each Senior Officer and relevant peer group comparisons with the Compensation Committee’s outside compensation consultant. Decisions on Senior Officer salaries for the following year are made during the same meeting. In the first quarter of each year, the Compensation Committee determines cash incentive plan payments to Senior Officers based on performance achieved during the preceding year. In the same quarter, the Compensation Committee sets the performance metrics for the current year’s cash incentive plan and multi-year performance-based equity grants to Senior Officers, which include our named executive officers. Our annual grants of stock options and RSUs are made at the time of the annual meeting of stockholders, historically during the second quarter of the year.

Frederic W. Cook & Co., Inc. (“FWC”) served as the Board’s outside compensation consultant on various aspects of executive and director compensation for 2010. The Compensation Committee considered findings by FWC in determining 2010 compensation levels for the Senior Officers. Specifically, a representative of FWC attended several scheduled Compensation Committee meetings and provided to the Compensation Committee relevant market data, information on compensation trends and advice on compensation levels for the Senior Officers for 2010. In addition, FWC assisted the Governance Committee with a benchmarking review of non-employee director compensation. FWC did not perform any services on behalf of management, but, with the permission of the Compensation Committee, worked with management on executive compensation matters considered by the Compensation Committee. In connection with 2010 compensation decisions, FWC presented to the Compensation Committee a total compensation analysis for each Senior Officer based on market data provided by FWC at the Compensation Committee’s direction. This was the Compensation Committee’s frame of reference for the Senior Officers compensation decisions for 2010. Based on this data, FWC made recommendations to the Compensation Committee regarding CEO compensation. The CEO, with the assistance of the Vice President of Human Resources, provided recommendations to the Compensation Committee for the Senior Officers (excluding the CEO) also based on the data provided by the independent consultant.

The Compensation Committee has appointed BDO USA, LLP (“BDO”) as its independent compensation consultant for its evaluation of 2011 compensation for Senior Officers. The Compensation Committee intends to continue its past practice of annually reviewing a total compensation analysis for each Senior Officers based on market data, and determining the peer group of companies appropriate for benchmarking compensation. As described in the Compensation Discussion & Analysis, in consultation with BDO the Compensation Committee has revised the peer group of companies used for evaluating compensation in 2011. We expect that BDO will also confer with the Governance Committee and full Board regarding future Board compensation matters.

The Compensation Committee’s charter allows it to delegate its authority to subcommittees or other Board committees, and it has used this authority to delegate to the Equity Grant Committee authority to make equity grants to employees who are not executive officers, typically in the case of new hires or promotions; see “Executive Compensation — Compensation Discussion and Analysis — Equity Granting Practices.”

Governance and Nominating Committee.    The Governance Committee consists of five independent directors. The members of the Governance Committee currently are Mr. Lauer (Chair), Mr. Draut, Ms. Kennard, Mr. Reynolds and Dr. Sample. The Governance Committee met five times in 2010. The Board has determined that, under the corporate governance rules of NYSE, all the members of the Governance Committee are independent. The Governance Committee’s authority and responsibilities are set forth in a charter adopted by the Board and reviewed annually. That charter is available on our Corporate Governance Webpage.

The Governance Committee reviews and recommends to the Board practices and procedures relating to corporate governance, including the evaluation and recommendation of criteria for membership on the Board and the composition and structure of the Board and its committees. The Governance Committee also reviews succession plans related to the CEO and recommends to the Board the compensation of directors for Board and committee service each year.

The Governance Committee develops and recommends to the Board director succession plans, it evaluates the size of the Board and it considers the qualifications of persons recommended for election to fill vacancies that may occur on the Board from time to time. The Governance Committee also evaluates the qualifications of persons recommended by the stockholders for election to the Board, as disclosed under “Consideration of Director Nominees.”

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee in 2010 were Mr. Draut, Mr. Hinckley, Ms. Kennard and Mr. Yost. None of them had, during 2010 or at any earlier time, served as an officer or employee of Intermec or its subsidiaries. None of our executive officers had, during 2010 or at any earlier time, served as a director or compensation committee member at a company where any member of our Board was an executive officer.

Board Leadership Structure

In accordance with our By-laws, the Board is free to determine whether the roles of principal executive officer and Board chairman should be held by the same person or by two separate individuals. Our Board has determined that having an independent director serve as Chairman of the Board, separate from our CEO, is in the best interests of the Company at this time. The separation of these roles has been useful in providing continuity at the Board-level during a period of transition at the CEO-level. During this same period, the CEO has been fully engaged in leading significant operational and strategic change in the Company, amidst a time of general economic uncertainty. The Board’s method of overseeing risk management is not a factor in its choice of leadership structure.

The Board’s Oversight of Risk Management

The Board oversees risk management through its standing committees and through the Board as whole. The Audit Committee reviews the Company’s policies with respect to risk assessment and risk management, including the guidelines and policies governing the process used by our CEO and senior management to assess and manage the Company’s exposure to risk. Key risk areas identified by management are reviewed with the pertinent committee or the full Board, as deemed appropriate by the Board in consultation with management. For example, the Audit Committee reviews major financial risk exposures and the steps management has taken to monitor and control such exposures. In addition, the Governance Committee advises the Board with respect to corporate governance practices that help position the Board to effectively carry out its risk oversight responsibility. The full Board also regularly receives reports, agendas and minutes of the proceedings of its standing committees and, in this way, remains apprised of the risks reviewed by the committees.

Further, the Compensation Committee monitors risks related to the Company’s compensation programs. Our Chief Financial Officer (“CFO”) and our Vice President, Human Resources evaluate whether our compensation policies and practices for our employees present risks reasonably likely to have a material adverse effect on the Company. They also consider whether or how our compensation policies and practices may relate to our material business risks. These officers review their findings with the Compensation Committee. Based on this review, we do not believe that potential risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Consideration of Director Nominees

The Governance Committee annually assesses the size, composition and needs of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise occur, the Governance Committee consults with the full Board. The Board or the Governance Committee may decide either to fill the vacancy or to reduce the size of the Board to eliminate the vacancy. The Board may retain a professional search firm to assist with the identification and evaluation of candidates to fill any vacancy and has typically done so.

The Governance Committee has adopted general criteria for nomination to the Board. These general criteria reflect the Corporate Governance Guidelines adopted by the Board, and describe the traits, abilities and experience that, at a minimum, the Governance Committee considers in selecting candidates to recommend for nomination to the Board. The following is a summary of these criteria:

•	Directors should be of the highest ethical character and share the values of the Company, as represented in the Standards of Conduct and in the Corporate Governance Guidelines;

•	Directors should hold or have held a generally recognized position of leadership that demonstrates the ability to exercise sound judgment in a wide variety of matters;

•	A majority of the members of the Board must be independent within the meaning of applicable rules, regulations and listing standards;

•

Directors should be willing to devote a substantial amount of time to Company business so as to understand the Company’s business and keep informed of operations, understand the Company’s reporting system and system of internal controls, and exercise care, balance, fairness and due deliberation in the decision-making process;

•	Directors should have the ability to attend Board meetings, meetings of all committees of which they are members and annual meetings of stockholders;

•	Directors should be able to engage in a free and open exchange of ideas and opinions with other directors at Board and committee meetings;

•	Directors should be able to serve for at least five years before reaching the retirement age of 75, or, beginning in 2013, age 72;

•	Directors are expected to comply with stock ownership guidelines established by the Board; and

•	Directors should be available to offer advice and guidance to the CEO at times other than regularly scheduled Board meetings.

In addition, the Governance Committee may consider a director candidate’s past contributions to the Board as a director, or specific qualities that may be needed to fill a particular vacancy, such as financial expertise and financial literacy for potential members of the Audit Committee, and other characteristics desired to achieve a balance of knowledge, experience and capability on the Board in view of the Company’s current and anticipated businesses and strategies. However, the Board has adopted amendments to the Corporate Governance Guidelines that will limit future non-employee directors to a maximum of ten years of Board service. Also, future non-employee directors will be expected not to stand for re-election after a professional change in their employment or legal status.

The Board believes that diversity in age, gender, race, ethnic background, geographic origin and exposure, industry and functional or professional experience can bring distinctive skills, perspectives and experiences to the Board and strengthens the team as a whole. The Governance Committee does not have a formal policy with regard to consideration of diversity in identifying director candidates, but uses its subjective judgment in considering this among other factors in candidate selection.

The Governance Committee will consider director candidates recommended by stockholders if they meet the criteria referred to above. Recommendations may be sent to the Governance Committee in care of the Corporate Secretary at the address set out on the first page of this proxy statement. They must include the following:

•	the candidate’s name and address;

•	a brief biographical statement of the candidate, including his or her occupation for at least the last five years, and a description of his or her qualifications for Board membership; and

•	the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected.

Any stockholder recommendation of a director candidate for election at the 2012 Annual Meeting must be received no later than December 16, 2011, in order for the Governance Committee to consider it.

Section 2.7 of our By-Laws establishes an alternative procedure for stockholders of record to nominate persons for election to our Board at an annual meeting. The By-Laws do not provide for such nominations to be included in our proxy statement and proxy card. A stockholder who intends to make a nomination at the annual meeting must give timely notice in writing to the Corporate Secretary as set out in our By-Laws. For nominations to be made at the 2012 Annual Meeting, notice must be delivered to the Corporate Secretary at the address set out on the first page of this proxy statement no earlier than January 26, 2012 and no later than February 24, 2012. If, however, the date of the 2012 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the 2011 Annual Meeting, then notice must be delivered not earlier than 120 days before the 2012 Annual Meeting and not later than 90 days before the 2012 Annual Meeting or, if we provide less than 100 days’ advance notice of the date of the 2012 Annual Meeting, not later than ten days following the day on which public announcement of the date of the 2012 Annual Meeting is first made.

DIRECTOR COMPENSATION

Our current Director Compensation Program (the “2008 Program”) was first adopted by our Board for non-employee director compensation beginning in 2008, following a review by our Governance Committee. The Governance Committee was assisted in this review by its outside compensation consultant, FWC, which provided advice and perspective regarding peer group practices (using the same companies that were used to benchmark 2008 executive compensation) and broader market trends. The 2008 Program is intended to remain in effect until amended or terminated by the Board, but may be amended from time to time.

The 2008 Program consists of annual retainer fees paid in cash or stock; meeting fees paid in cash or stock; stock options; and restricted deferred stock units (“RDSUs”). Directors may also elect to defer the annual retainers and meeting fees as deferred cash or deferred stock under the Director Deferred Compensation Plan. Directors who are employees of the Company are not eligible to participate in the 2008 Program. Equity awards are made pursuant to the 2008 Program from shares authorized under our 2008 Omnibus Incentive Plan (the “2008 Plan”). No changes in the 2008 Program are currently anticipated, whether or not Proposal 5, Amendment to the 2008 Plan, is approved. If Proposal 5 is not approved, the Board may consider amendments to the 2008 Program with regard to the amount of stock, stock options and RDSUs available for use in the 2008 Program.

In 2010, as part of our continuing effort to contain operating costs during a period of economic uncertainty, our Board voted to reduce to $20,000 the amount of stock options to be granted to the Board in its 2010 annual grant, from $80,000. The temporary reduction was only for 2010. No action has been taken to reduce the Board’s 2011 compensation.

The following describes amounts payable to our non-employee directors during 2010.

Retainer Fees.    Directors receive an annual retainer fee for Board service, which was $40,000 for 2010. The non-executive Chairman of the Board and each director who serves as Chair of a Board committee also receive an additional annual retainer fee. The annual retainer for a non-executive director serving as Chairman of the Board is $80,000. The annual retainers for service as Chair of the Audit Committee, Compensation Committee and Governance Committee were $15,000, $10,000 and $10,000 for 2010, respectively. Our current non-executive Chairman, Allen J. Lauer, has declined to accept any retainer for his service as chairman of the Governance Committee although he is eligible for such a retainer. Retainer fees are denominated in cash and paid in cash at the end of the quarter in which earned unless the director elects to receive the retainer in the form of Intermec common stock or defers the retainer into a deferred cash or stock account under the Director Deferred Compensation Plan. The number of shares or deferred stock units is determined after the end of the quarter in which earned and is based on the fair market value of Intermec common stock. Under the 2008 Program, “fair market value” is the closing price of Intermec common stock on the first business day after the end of the pertinent quarter.

Meeting Fees.    Directors receive fees for attendance at Board and committee meetings. The meeting attendance fees are denominated in cash and paid, at the election of the director, in cash or shares of Intermec common stock after the end of the quarter in which earned. The number of shares is determined based on the fair market value of Intermec common stock as described in the preceding paragraph. In 2010, unless deferred, each director received a fee of $2,000 for each meeting of the Board and for each meeting of a committee of the Board that the director attended and of which the director was a member.

Deferred Compensation.    Directors may defer all or part of their retainer fees or meeting fees into a deferred cash or deferred stock account under our Director Deferred Compensation Plan. Each director’s deferred stock account is credited with a number of deferred stock units determined based on the dollar amount deferred divided, under the 2008 Program, by the fair market value of Intermec common stock on the first business date after the end of the pertinent quarter. The deferred cash account is credited with the amount of cash deferred. Credits to the deferred stock and deferred cash accounts are made on the first business day following the end of each quarter. Deferred cash accounts accrue earnings at a rate equal to the prime rate. If the Company paid regular cash dividends on the common stock, the directors’ stock accounts would be credited with additional share units based on the fair market value of the common stock on the dividend payment date. Transfers between the stock account and the cash account are not permitted. Payment of deferred amounts generally begins in the January following the year in which a director leaves the Board. Directors may elect in advance to receive deferred amounts as a lump sum or in 2 to 15 substantially equal annual installments. Our Director Deferred Compensation Plan became effective in May 2008 and is intended to be a continuation of the deferral components under a predecessor plan.

Stock Options and Restricted Deferred Stock Units.    As mentioned above, for 2010, our Board voted to reduce by 75% the value of the 2010 annual award of stock options to be made to our non-employee directors. The Black-Scholes value of stock options to be awarded to each non-employee director in 2010 was reduced from $80,000 to $20,000. The value of RDSUs to be awarded to each non-employee director in 2010, based on the fair market value of our common stock on the date of grant, was $80,000, the amount provided for in the 2008 Program. Annual option grants generally vest and become exercisable in four equal installments on the first business day of each fiscal quarter, beginning on the date of grant, and generally expire seven years from the date of grant, subject to earlier termination if the director ceases service as a director. RDSU grants become fully vested at the following annual meeting, provided a director continues to serve on the Board during that period. All RDSU grants to directors under the 2008 Program will automatically be deferred into and subject to the Director Deferred Compensation Plan.

Our directors were compensated in 2010 only as described above and do not participate in any Intermec pension or other benefit plans. We pay or reimburse directors for lodging, travel and other expenses incurred for the purpose of attending meetings of the Board and its committees.

The following table sets forth information regarding the compensation for each of our non-employee directors during 2010.

2010 Director Compensation Table

Name	Fees Earned or Paid in Cash (a) ($)	Stock Awards (b) ($)	Option Awards (c) ($)	Total ($)
Eric J. Draut	$-	$164,000	$20,564	$184,564
Gregory K. Hinckley	82,000	80,000	20,564	182,564
Lydia H. Kennard	82,000	80,000	20,564	182,564
Allen J. Lauer	148,000	80,000	20,564	248,564
Stephen P. Reynolds	42,000	120,000	20,564	182,564
Steven B. Sample	82,000	80,000	20,564	182,564
Oren G. Shaffer	87,000	80,000	20,564	187,564
Larry D. Yost	84,000	80,000	20,564	184,564

(a)	The amounts reported represent the total amount of retainer and meeting fees for 2010 that were denominated in cash and that were (i) paid in cash or (ii) at the election of the director, deferred into a deferred cash account or a deferred stock unit account. Mr. Lauer, Mr. Shaffer and Mr. Yost elected to receive their meeting fees and retainer fees in the form of deferred stock units. The following table sets forth the number of deferred stock units each of these directors received, by quarter. Fractional shares are settled in cash. The “grant date fair value” is the cash-denominated amount of meeting fees and retainer fees due, based on the fair market value of Intermec common stock on the first business day after the end of the pertinent quarter.

Name	Period	Deferred Stock Units (#)	Grant Date Fair Value ($)
Mr. Lauer	1st quarter 2010	2,846.4419	38,000
	2nd quarter 2010	3,996.0040	40,000
	3rd quarter 2010	2,926.8293	36,000
	4th quarter 2010	2,619.4145	34,000

Mr. Shaffer	1st quarter 2010	1,779.0262	23,750
	2nd quarter 2010	2,372.6274	23,750
	3rd quarter 2010	1,605.6911	19,750
	4th quarter 2010	1,521.5716	19,750

Mr. Yost	1st quarter 2010	1,685.3933	22,500
	2nd quarter 2010	2,247.7522	22,500
	3rd quarter 2010	1,666.6667	20,500
	4th quarter 2010	1,425.2696	18,500

(b)	The amounts reported represent the aggregate grant date fair value computed during the year ended December 31, 2010, in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718), with respect to (i) shares of common stock directors elected to receive in lieu of cash retainer fees and meeting fees and (ii) RDSUs granted to directors in 2010. Mr Draut and Mr. Reynolds elected to receive their retainer fees in the form of shares of Intermec common stock, and Mr. Draut elected to receive his meeting fees in the form of shares of Intermec common stock. The number of shares is determined quarterly, by dividing the cash-denominated amount due by the fair market value of Intermec common stock on the first business day after the end of the pertinent quarter, which constitutes the FASB ASC Topic 718 grant date fair value for these awards.

The following table sets forth for each director the number of shares or deferred stock units of Intermec common stock received, and the grant date fair value of such shares computed in accordance with FASB ASC Topic 718. Fractional shares are paid or settled in cash.

Name	Period	Shares or Deferred Stock Units (#)	Grant Date Fair Value ($)
Mr. Draut (retainer fees and meeting fees)	1st quarter 2010	1,797.7528	$24,000
	2nd quarter 2010	2,197.8022	22,000
	3rd quarter 2010	1,626.0163	20,000
	4th quarter 2010	1,386.7488	18,000

Mr. Reynolds (retainer fees)	1st quarter 2009	749.0637	$10,000
	2nd quarter 2009	999.0010	10,000
	3rd quarter 2009	813.0081	10,000
	4th quarter 2009	770.4160	10,000

Each director	Annual RDSU	7,326.0000	80,000

(c)	The amounts reported represent the aggregate grant date fair value computed during the year ended December 31, 2010, in accordance with the provisions of FASB ASC Topic 718 with respect to stock options granted in 2010. The exercise price is equal to the fair market value of Intermec common stock on the date of grant, which, pursuant to the 2008 Program, is the closing price per share of common stock as reported on the NYSE on that date. The grant date fair value for the options granted on May 26, 2010 was $10.92 per share. Refer to the “Shareholders’ Equity” note in the Notes to Consolidated Financial Statements included in our Form 10-K for the relevant assumptions used to determine the valuation of the stock options.

The following table sets forth for each director the aggregate number of stock options outstanding as of December 31, 2010.

Name	Number of Stock Options (#)
Mr. Draut	21,163
Mr. Hinckley	74,047
Ms. Kennard	84,047
Mr. Lauer	86,547
Mr. Reynolds	56,547
Dr. Sample	96,547
Mr. Shaffer	49,698
Mr. Yost	86,547

At no cost to Intermec, our directors are eligible to obtain matching contributions from The Intermec Foundation (the “Foundation”) for contributions they make to schools and educational institutions. The Foundation is a nonprofit, tax-exempt charitable foundation that was formed and funded in 1993 by our former parent company, Litton Industries. We have never contributed any assets to the Foundation, and all Foundation costs have been paid using Foundation assets. The Foundation makes grants to schools (kindergarten through grade 12), supports a scholarship competition for children of employees, makes matching donations to other educational institutions and donates to community charities or projects. The amounts in the “2010 Director Compensation Table” do not include the following amounts for which the Foundation has made or will make a matching contribution in 2010 or 2011 in respect of contributions made by directors in 2010 to tax-exempt educational institutions.

Name	Matching Contribution to Tax-Exempt Educational Institutions ($)
Mr. Draut	$10,000
Mr. Hinckley	14,000
Ms. Kennard	12,500
Mr. Lauer	10,000
Dr. Sample	7,000
Mr. Yost	5,000

Director Ownership Guidelines

In July 2004, we adopted stock ownership guidelines for directors. The guidelines suggest that directors retain from the compensation paid to them by us a total of Intermec common stock and derivatives of our common stock equal in value (calculated at the current market price) to five times the current annual retainer fee under the 2008 Program, which would be $200,000 based on 2011 compensation levels. Shares purchased by a director also count toward meeting the ownership guidelines. The guidelines also suggest that a new director should accumulate this amount within five years from the commencement of service on the Board. All of our Directors currently meet the ownership guidelines.

PROPOSAL 1.

ELECTION OF DIRECTORS

The Board, pursuant to our By-Laws, has set the current number of directors at nine. Each director is subject to election at each annual meeting of stockholders. Accordingly, if elected, each director would serve a one-year term expiring at the 2012 Annual Meeting or until their successors are elected and qualified. Our Restated Certificate of Incorporation provides that the directors will be elected by a majority of the votes cast at the meeting. Our Board has a current policy of mandatory retirement from the Board at the annual meeting following a director’s 75th birthday; however, effective January 1, 2013, mandatory retirement will apply at the annual meeting following a director’s 72nd birthday.

The nominees for election listed below have been nominated by the Board and are all currently members of the Board. The following information presents each nominee’s age, current Intermec Board committee membership, past five years’ business experience and public board experience, other current business or professional activities, and educational background, all as of March 28, 2011. Each statement also includes a brief description of specific qualifications, experience and skills considered by the Board in selecting the nominee, in addition to the qualifications and considerations applicable to the selection of all nominees, as described in “Corporate Governance — Consideration of Director Nominees.” All nominees have consented to being named as such in this proxy statement and have agreed to serve if elected. If, as a result of circumstances not presently known, any nominee declines or is unable to serve as a director, proxies will be voted for the election of such other person as the Board may select, or the number of authorized directors may be reduced.

RECOMMENDATION

The Board of Directors unanimously recommends that you

vote FOR the election of each of the following nominees:

PATRICK J. BYRNE, age 50.    Mr. Byrne is Chief Executive Officer and President of Intermec. Prior to joining Intermec in these capacities in 2007, Mr. Byrne served as a Senior Vice President and President of the Electronic Measurement Group of Agilent Technologies Inc., a bio-analytical and electronic measurement company, from February 2005 to March 2007. Prior to assuming that position, Mr. Byrne served as Vice President and General Manager for Agilent’s Electronic Products and Solutions Group’s Wireless Business Unit from September 2001 to February 2005. He served as Vice President for Agilent’s Electronic Products and Solutions Group’s Product Generation Units from 1999 to 2001. Mr. Byrne has been a director of Flow International Corporation (provider of ultrahigh-pressure waterjet technology and robotics equipment) since May 2010 and Micron Technology, Inc. (global manufacturer of advanced solid state semiconductor solutions) since April 2011. Mr. Byrne received a Bachelor of Science Degree in Electrical Engineering from the University of California, Berkeley, and a Master of Science in electrical engineering from Stanford University. Mr. Byrne has extensive management experience in technology industries and markets, such as ours.

Mr. Byrne was nominated to continue to serve as a director due to his day-to-day leadership and knowledge of our business as our Chief Executive Officer, which provides the Board with Company-specific experience and insights.

ERIC J. DRAUT, age 53.    Mr. Draut is the former Executive Vice President and Chief Financial Officer of Unitrin, Inc., a financial services provider specializing in insurance products, and served in those positions from February 2002 and February 1997, respectively, until September 2010. He was also a director of Unitrin from 2002 until September 2010. Mr. Draut has been a director of Intermec since October 2008. He is a member of the Compensation Committee and the Governance Committee. Mr. Draut has served as a Director of Special Value Continuation Fund, LLC and Special Value Continuation Partners, LP (investment funds) since February 2011. He also serves as Treasurer of the Board of Directors of Lutheran Social Services of Illinois. Mr. Draut received a Bachelor of Science Degree in accounting from the University of Illinois at Urbana-Champaign and a Masters of Management (MBA) from the J.L. Kellogg School of Management at Northwestern University. Mr. Draut is also a Certified Public Accountant.

Mr. Draut was nominated to continue to serve as a director due to his extensive experience with financial reporting, risk management and knowledge of capital markets that he acquired as Chief Financial Officer and director of a public company offering financial services and insurance products. Mr. Draut provides the Board insights and guidance regarding finance, accounting and risk management matters.

GREGORY K. HINCKLEY, age 64.    Mr. Hinckley is President and a director of Mentor Graphics Corporation, a provider of electronic design automation software and systems, and has served in that capacity since 1999. He joined Mentor Graphics as Executive Vice President, Chief Operating Officer and Chief Financial Officer in 1997. Mr. Hinckley has been a director of Intermec since 2004. He is a member of the Audit Committee and the Compensation Committee. He also serves on the Boards of Super Micro Computer, Inc. (developer and seller of energy-efficient, application optimized server solutions) and Arc Soft Inc. (software developer of multimedia technologies and applications). Mr. Hinckley also served on the Board of Amkor Technology Inc. (provider of contract semiconductor assembly and test services) from 1997 to 2007. Mr. Hinckley holds a Bachelor of Arts Degree in Math and Physics from Claremont McKenna College, a Master’s Degree in Applied Physics from the University of California, San Diego, and a Master’s Degree in Business Administration from Harvard Business School. He is also a Certified Public Accountant.

Mr. Hinckley was nominated to continue to serve as a director due to his extensive experience in leading and managing technology companies that operate globally, such as ours, including direct responsibility for financial functions and financial and accounting matters. He also brings to our Board his experience and perspectives gained from serving on the boards of other public companies.

LYDIA H. KENNARD, age 56.    Ms. Kennard has served as a principal of Airport Property Ventures, LLC, a developer and operator of aviation facilities, since March 2007. She served as the Executive Director of Los Angeles World Airports, the airport oversight and operations department for the City of Los Angeles, from 1999 to 2003 and again from 2005 to January 2007. Ms. Kennard has been a director of Intermec since 2003, and is a member of the Compensation Committee and the Governance Committee. She also serves as a director of URS Corp. (provider of engineering, construction and technical services around the world), AMB Property Corporation (owner, operator and developer of industrial real estate in the Americas, Europe and Asia), the UniHealth Foundation and the California Air Resources Board. She also serves as a trustee for the RAND Corporation, the Marlborough School and the University of Southern California. Ms. Kennard served as a director of IndyMac Bancorp, Inc. (former savings and loan association) from 2002 to 2008. Ms. Kennard holds a Bachelor of Arts Degree in urban planning and management from Stanford University, a Master’s Degree in city planning from Massachusetts Institute of Technology and a Juris Doctorate from Harvard Law School.

Ms. Kennard was nominated to continue to serve as a director due to her prior executive and operational experience with a variety of public and private businesses and institutions, including those with business operations similar to some of our customers. This experience positions her to contribute to the Board her leadership skills and critical insights into the operational requirements of a large company. She also brings to our Board her knowledge of the management and governance of public companies based on her experience as a director of several public companies.

ALLEN J. LAUER, age 73.    Mr. Lauer is Retired Chairman of the Board of Varian, Inc., a supplier of scientific instruments and vacuum technologies. Mr. Lauer served as the Chairman of Varian from 2002 through February 2009. He served as Chief Executive Officer of Varian from 1999 until his retirement from that position on December 31, 2003. Mr. Lauer has been a director of Intermec since 2003 and has served as the non-executive Chairman of the Board and the Chair of the Governance Committee since July 2007. He also served as a director of Immunicon Corporation (developer of cell- and molecular-based human diagnostic and life science research products) from 2003 to 2008. Mr. Lauer holds a Bachelor of Science Degree in Electrical Engineering from Stanford University and a Master’s Degree in Business Administration from the University of California, Berkeley.

Mr. Lauer was nominated to continue to serve as a director due to his many years of management experience leading technology businesses, including corporate and business strategy and global operations. He brings to our Board his experience as the chief executive officer of a technology company and his experience and perspectives gained from serving on the boards of other public companies, including as non-executive chairman.

STEPHEN P. REYNOLDS, age 63.    Mr. Reynolds is the Retired President, Chief Executive Officer and director of Puget Energy, Inc., a regulated Washington State utility, and of its wholly owned utility subsidiary, Puget Sound Energy, Inc. He served as President and Chief Executive Officer from 2002 through March 1, 2011. Mr. Reynolds also held the position of Chairman of the Board from 2005 through February 2009, when Puget Energy, Inc. was sold. Mr. Reynolds has been a director of Intermec since 2005 and is a member of the Audit Committee and the Governance Committee. He also serves on the Board of Green Diamond Resource Company (private forestry resources and timber company), and is a former Board member of the Edison Electric Institute (association of shareholder-owned U.S. electrical utilities), and the American Gas Association (association of U.S. natural gas companies). Mr. Reynolds also served on the Board of Oregon Steel Mills, Inc. (steel production company) from 1999 to 2007. He also serves on the Boards of the ArtsFund, Performing Arts Center Eastside and the 5th Avenue Theatre. Mr. Reynolds holds a Bachelor of Arts Degree in Economics from the University of California, Berkeley and a Master’s Degree in Business Administration from the University of Oregon.

Mr. Reynolds was nominated to continue to serve as a director due to his extensive experience as a director and chief executive of public companies, including those with business operations similar to certain of our customers. He brings to our Board his experience and perspectives on issues of corporate strategy.

STEVEN B. SAMPLE, age 70.    Dr. Sample has been President Emeritus of the University of Southern California since August 2010, prior to which he held the office of President of such university from 1991 to August 2010. From 1982 to 1991, Dr. Sample was President of the State University of New York at Buffalo. Dr. Sample has been a director of Intermec since 1997 (and its predecessor companies before that) and is a member of the Audit Committee and the Governance Committee. He also serves as a director of the Santa Catalina Island Company (real estate development), the AMCAP Fund, Inc. and the American Mutual Fund, Inc. (investment funds). Dr. Sample is also Chairman Emeritus of the Association of Pacific Rim Universities, a trustee of the University of Southern California, and the past Chairman and a current member of the Association of American Universities. Dr. Sample also served as a director of Wm. Wrigley Jr. Company (manufacturer of chewing gum and confections) from 1997 to 2008 and of Advanced Bionics Corporation (private developer of cochlear implant systems) from 1999 to 2005. Dr. Sample holds a Bachelor of Science, a Master of Science and a Ph.D. in Electrical Engineering from the University of Illinois at Urbana-Champaign.

Dr. Sample was nominated to continue to serve as a director due to his extensive experience in leading and administering large organizations, including world-recognized academic institutions, and public and private businesses. He brings to our Board his experience and perspectives on the management and governance of large organizations based on his experience of serving on the boards of other public and also private for-profit organizations.

OREN G. SHAFFER, age 68.    Mr. Shaffer is the Retired Vice Chairman and Chief Financial Officer of Qwest Communications International Inc., a telecommunications provider, having served in that capacity from 2002 to 2007. From 2000 to 2002, Mr. Shaffer was President and Chief Operating Officer of Sorrento Networks, which develops intelligent optical networking solutions for telecommunications applications. Mr. Shaffer has been a director of Intermec since 2005 and has served as the Chair of the Audit Committee since July 2007. Mr. Shaffer also serves on the Boards of the Terex Corp. (diversified global manufacturer of capital equipment) and the Belgacom S.A. (provider of fixed and mobile telephone, internet and television services in Benelux). Mr. Shaffer holds a Bachelor of Science Degree in Finance and Business Administration from the University of California, Berkeley and a Master of Science Degree in Management from the Sloan School of Management, Massachusetts Institute of Technology.

Mr. Shaffer was nominated to continue to serve as a director due to his extensive experience in leading and managing U.S.-based global businesses, including direct responsibility for financial functions and financial and accounting matters. He also brings to our Board his knowledge of the management and governance of public companies that have international operations based on his experiences as a director of other public companies with international operations, including firms based outside the United States.

LARRY D. YOST, age 73.    Mr. Yost is the Retired Chairman of the Board and Chief Executive Officer of ArvinMeritor, Inc., a global supplier of a broad range of integrated systems and components to the motor vehicle industry. He served in those positions from 2000 to August 2004. From 1997 until the 2000 merger of Arvin, Inc. and Meritor Automotive, Inc., Mr. Yost was Chairman and Chief Executive Officer of Meritor, a supplier of automotive components and systems. Mr. Yost has been a director of Intermec since 2002 and has served as Chair of the Compensation Committee since January 2005. He also serves as the Lead Director of Kennametal, Inc. (global supplier of tooling, engineered components and advanced materials). He served as a director of Actuant Corporation (diversified industrial manufacturer of industrial tools and other products, formerly Applied Power Inc.) from 2004 until he retired from that position in January 2009. He also served as a director of Milacron Inc. (global supplier of plastics-processing technologies and industrial fluids) from 2004 until February 2009, including at various periods as its lead outside director and as its Chairman of the Board. Mr. Yost holds a Bachelor of Science from Milwaukee School of Engineering.

Mr. Yost was nominated to continue to serve as a director due to his many years of management experience as a chief executive officer and senior executive of large business organizations with extensive supply chain operations similar to our own and those of certain of our customers. He also brings to our Board his knowledge of the management and governance of public companies based on his experience gained from serving on the boards of other public companies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the number of shares of common stock beneficially owned, directly or indirectly, by the parties that reported beneficial ownership of more than 5% of our outstanding common stock, as indicated in the applicable Schedule 13D or Schedule 13G, and by each director, each executive officer named in the Summary Compensation Table included in this proxy statement (the “named executive officers”), and all of our directors and executive officers as a group, as of March 28, 2011, unless otherwise noted.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not necessarily indicative of beneficial ownership for any other purpose. Shares of common stock that a person has a right to acquire within 60 days of March 28, 2011, or, with respect to 5% beneficial owners, as calculated in the applicable Schedule 13D or Schedule 13G, are deemed outstanding for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group, if applicable.

Beneficial Owners of More than 5%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(h)

Unitrin, Inc.	9,913,139	(a)	16.48%
One East Wacker Drive
Chicago, IL 60601

GAMCO Investors, Inc.	6,415,438	(b)	10.67%
One Corporate Center
Rye, NY 10580

Wells Fargo & Company	6,312,937	(c)	10.50%
420 Montgomery Street
San Francisco, CA 94104

Royce & Associates, LLC	4,306,856	(d)	7.16%
745 Fifth Avenue
New York, NY 10151

Cramer Rosenthal McGlynn LLC	3,986,704	(e)	6.63%
520 Madison Ave
New York, NY 10022

BlackRock, Inc.	3,662,332	(f)	6.09%
40 East 52nd St.
New York, NY 10022

Artisan Partners Holdings LP	3,405,526	(g)	5.66%
875 East Wisconsin Avenue, Suite 800
Milwaukee, WI 53202

(a)	Unitrin, Inc. (“Unitrin”) and Trinity Universal Insurance Company (“Trinity”), a wholly owned subsidiary of Unitrin, reported their ownership on a Schedule 13D/A filed with the SEC on January 26, 2011. This filing indicates that, as of January 24, 2011, they shared power to vote and dispose of 10,404,542 Intermec shares. As of March 31, 2011, to our knowledge and based on Unitrin’s and Trinity’s filings of Form 4 with the SEC, Unitrin and Trinity beneficially owned 9,913,139 Intermec shares.

(b)	Information presented is based on a Schedule 13D/A, filed on October 12, 2010, by GAMCO Investors, Inc., Gabelli Funds, LLC, GAMCO Asset Management Inc., Gabelli Securities, Inc., MJG Associates, Inc., Teton Advisors, Inc., GGCP, Inc. and Mario J. Gabelli. According to the Schedule 13D/A, as of October 11, 2010, GAMCO Investors, Inc. reported that it beneficially owned and had sole power to vote and dispose of 3,000 Intermec shares. Gabelli Funds, LLC reported that it beneficially owned and had sole power to vote and dispose of 784,000 Intermec shares. GAMCO Asset Management Inc. reported that it beneficially owned 5,600,438 Intermec shares, of which it had sole power to vote 5,254,438 shares and sole power to dispose of 5,600,438 shares. Gabelli Securities, Inc. reported that it beneficially owned and had sole power to vote and dispose of 6,000 Intermec shares. MJG Associates, Inc. reported that it beneficially owned and had sole power to vote and dispose of 10,000 Intermec shares. Teton Advisors, Inc. reported that it beneficially owned and had sole power to vote and dispose of 2,000 Intermec shares. Mario J. Gabelli reported that he beneficially owned and had sole power to vote and dispose of 10,000 Intermec shares, and GGCP, Inc. reported beneficial ownership of 0 Intermec shares.

(c)	Information presented is based on a Schedule 13G/A, filed on January 20, 2011, by Wells Fargo & Company, Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC. According to the Schedule 13G/A, as of December 31, 2010, Wells Fargo & Company reported that it beneficially owned 6,312,937 Intermec shares, of which it had sole power to vote 5,683,328 shares and sole power to dispose of 6,305,437 shares. Wells Capital Management Incorporated reported that it beneficially owned 6,245,760 Intermec shares, of which it had sole power to vote 1,268,727 shares and sole power to dispose of 6,245,760 shares. Wells Fargo Funds Management, LLC reported that it beneficially owned and had sole power to vote 4,404,534 Intermec shares, of which it had sole power to dispose of 54,577 shares.

(d)	Information presented is based on a Schedule 13G filed on January 13, 2011 by Royce & Associates, LLC. According to the Schedule 13G, as of December 31, 2010, Royce & Associates, LLC. reported that it was beneficial owner and had sole power to vote and sole power to dispose of 4,306,856 Intermec shares.

(e)	Information presented is based on a Schedule 13G filed on February 11, 2011 by Cramer Rosenthal McGlynn LLC. According to the Schedule 13G, as of December 31, 2010, Cramer Rosenthal McGlynn LLC reported that it beneficially owned 3,986,704 Intermec shares of which it had sole power to vote 3,874,704 shares and sole power to dispose of 3,986,704 shares.

(f)	Information presented is based on a Schedule 13G/A filed on February 4, 2011, by BlackRock, Inc. According to the Schedule 13G/A, as of December 31, 2010, BlackRock, Inc. reported that it was beneficial owner and had sold power to vote and sole power to dispose of 3,662,332 Intermec shares. BlackRock, Inc. became the beneficial owner of these Intermec shares as a result of its acquisition of Barclays Global Investors, NA, which it completed on December 1, 2009.

(g)	Information presented is based on a Schedule 13G/A, filed on February 11, 2011, by Artisan Partners Holding LP, Artisan Investment Corporation, Artisan Partners Limited Partnership, Artisan Investments GP LLC, ZFIC, Inc., Andrew A. Ziegler, Carlene M. Ziegler and Artisan Funds, Inc. According to the Schedule 13G/A, as of December 31, 2010, Artisan Partners Holding LP, Artisan Investment Corporation, Artisan Partners Limited Partnership, Artisan Investments GP LLC, ZFIC, Inc., Andrew A. Zeigler and Carlene M. Ziegler reported that they each beneficially owned 3,405,526 Intermec shares, of which they shared power to vote 3,265,419 shares and to dispose of 3,405,526 shares. Artisan Funds, Inc. reported that it beneficially owned 2,258,319 Intermec shares, of which it shared power to vote and to dispose of all of these shares.

(h)	The percent of class outstanding reported on this table is based on 60,146,364 shares of our common stock outstanding as of March 28, 2011.

Beneficial Ownership of Directors and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of March 28, 2011, for each of our directors, each of our named executive officers and all of our directors and executive officers as a group. Except as otherwise indicated, and except to the extent that any transfers of shares of restricted stock and of RSUs are prohibited prior to the satisfaction of the terms of the award, each director and named executive officer either has sole investment and voting power with respect to the securities shown or shares investment and/or voting power with that individual’s spouse.

Directors and Officers	Amount and Nature of Beneficial Ownership		Percent of Class (i)
Patrick J. Byrne	454,886	(a)(g)	*
Eric J. Draut	45,215	(a)(c)(g)	*
Robert J. Driessnack	175,001	(a)(b)(d)(g)	*
Dennis A. Faerber	125,399	(a)(g)	*
Janis L. Harwell	310,790	(a)(b)(g)	*
Gregory K. Hinckley	80,569	(a)(g)	*
Lydia H. Kennard	90,612	(a)(g)	*
Allen J. Lauer	144,388	(a)(c)(e)(g)	*
James P. McDonnell	33,411	(a)(g)	*
Stephen P. Reynolds	68,502	(a)(g)	*
Steven B. Sample	120,554	(a)(c)(f)(g)	*
Oren G. Shaffer	78,900	(a)(c)(g)	*
Larry D. Yost	133,596	(a)(c)(g)	*
All directors and executive officers (14 persons)	1,890,632	(h)	3.08%

*	Less than 1%.

(a)	Includes the following shares of common stock subject to outstanding options that were exercisable on March 28, 2011, or that become exercisable within 60 days thereafter, pursuant to stock options awarded under our plans:

Board of Directors	Shares
Mr. Draut	21,163
Mr. Hinckley	74,047
Ms. Kennard	84,047
Mr. Lauer	86,547
Mr. Reynolds	56,547
Dr. Sample	96,547
Mr. Shaffer	49,698
Mr. Yost	86,547

Named Executive Officers	Shares
Mr. Byrne	342,052
Mr. Driessnack	68,642
Mr. Faerber	100,642
Ms. Harwell	186,642
Mr. McDonnell	28,226

(b)	Includes 48,500 shares held by the Foundation. Voting and investment power with respect to these shares is exercised by the Foundation’s officers, who are elected by the directors of the Foundation. Ms. Harwell and Mr. Driessnack are directors of the Foundation. Such individuals, by virtue of their ability to elect the officers of the Foundation, may be deemed indirectly to beneficially own such shares for certain purposes within the meaning of the SEC regulations referred to above. These shares are included only once in the total of “All directors and executive officers.”

(c)	Includes the following shares of common stock credited to the directors’ deferred accounts as bookkeeping entries:

Board of Directors	Shares
Mr. Draut	7,046
Mr. Lauer	56,841
Dr. Sample	23,507
Mr. Shaffer	27,202
Mr. Yost	43,049

(d)	Includes 31,475 shares held by the Intermec Pension Plan. Voting and investment power with respect to these shares is exercised by the committee appointed by the Board of Directors comprising Mr. Driessnack and other employees of Intermec. These shares are included only once in the total of “All directors and executive officers.”

(e)	Includes 1,000 shares held by a family trust of which Mr. Lauer is a trustee.

(f)	Includes 500 shares held by a family trust of which Dr. Sample is a trustee.

(g)	Includes the following shares or derivatives held by our directors and named executive officers pursuant to stock ownership guidelines adopted by the Board. See “Director Compensation” and “Executive Compensation Discussion and Analysis — Stock Ownership Guidelines.”

Board of Directors	Shares
Mr. Draut	39,477
Mr. Hinckley	24,284
Ms. Kennard	24,327
Mr. Lauer	75,603
Mr. Reynolds	29,717
Dr. Sample	41,769
Mr. Shaffer	46,964
Mr. Yost	64,811

Named Executive Officers	Shares
Mr. Byrne	233,830
Mr. Driessnack	65,198
Mr. Faerber	63,571
Ms. Harwell	114,462
Mr. McDonnell	33,331

(h)	Includes 1,330,239 shares issuable on exercise of outstanding options that are held by all directors and executive officers and are exercisable within 60 days of March 28, 2011.

(i)	The percent of class outstanding reported in this table is based on 60,146,364 shares of our common stock outstanding as of March 28, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC and NYSE. SEC regulations also require us to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

Based on our review of the reports we have received and written representations that no other reports were required for 2010, we believe that all Section 16(a) reporting requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities in 2010 were satisfied in a timely fashion.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Policies, Procedures and Practices

Our Board of Directors has adopted a written policy and procedure (the “Procedure”) for the Audit Committee’s review and approval or ratification of transactions with a related person that must be disclosed under the SEC’s disclosure rule for related person transactions (Item 404(a) of Regulation S-K). Under the Procedure, our directors, officers and employees are generally required to promptly report related person transactions to our General Counsel. There are special processes for transactions involving the General Counsel or a member of the Audit Committee so that these matters are addressed by disinterested persons.

The Procedure requires that a list of related person transactions be compiled and reviewed regularly, and that our directors and officers report any related person transactions that are not on the list. We also regularly review our accounts payable and accounts receivable data to determine whether there are any previously unreported related person transactions. The Procedure requires us to evaluate our controls and procedures for reporting related person transactions and make changes as appropriate.

A transaction covered by the Procedure and identified before being entered into generally must be submitted to the Audit Committee for approval before the transaction is consummated. Otherwise, the transaction must be revocable in the event it is not approved or ratified by the Audit Committee at its next regular or special meeting. There are categories of transactions that are deemed to be pre-approved, generally because they are under $120,000 in value or are not required to be disclosed pursuant to SEC rules. These latter transactions are disclosed to the Audit Committee at least annually. Previously approved or ratified related person transactions that remain ongoing also are to be reviewed at least annually. In deciding whether to approve or ratify a related person transaction, the Audit Committee considers a number of factors to determine whether the transaction is in the best interests of the Company, including, among others, the purpose and potential benefit of the transaction to us, the extent of the related person’s interest in the transaction and the terms of the transaction in relation to doing such a transaction with an unrelated third party.

Certain Transactions

Based on its holdings reported on a Schedule 13G/A filed with the SEC, Wells Fargo & Company (“Wells Fargo”) beneficially owned more than ten percent of our common stock as of December 31, 2010. We have entered into a series of foreign exchange forward contracts with Wells Fargo Bank, National Association, which is a subsidiary of Wells Fargo. We use these foreign exchange forward contracts to offset the risks associated with the effects of certain foreign currency exposures. These contracts generally settle in approximately 30 days. We paid service fees of $549,792 to Wells Fargo Bank, National Association pursuant to these contracts in 2010, and the value of these contracts averaged $69 million during 2010. In addition, we paid service fees of $166,840 to Wells Fargo Bank, National Association pursuant to these contracts for the period from January 1, 2011 through March 31, 2011, and the value of these contracts averaged $69 million during this period. The Audit Committee has ratified and approved these foreign exchange forward contracts in accordance with the Procedure. Additional information regarding our foreign exchange forward contracts is included in our Form 10-K in Item 7A and in the “Derivative Instruments” note in the Notes to Consolidated Financial Statements.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

Our Board of Directors has adopted a written charter for the Audit and Compliance Committee, which is available at http://www.intermec.com/about_us/investor_relations.

In accordance with the provisions of our charter, we have (i) reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2010, with management, (ii) discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), the matters required by applicable requirements of the Public Company Auditing Oversight Board (“PCAOB”) concerning required communications related to the recently completed integrated audit, (iii) received the written communications from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s independence, and (iv) discussed with Deloitte its independence from the Company.

As part of our responsibilities under our charter, we reviewed with the Company’s General Counsel whether there were any legal matters that have had or are likely to have a material impact on the Company’s financial statements. We also reviewed the Company’s compliance with our Standards of Conduct.

In addition, we met with Deloitte prior to the filing of each of the Company’s quarterly reports on Form 10-Q to discuss the results of its review of the financial information included in those reports.

Management has represented to the Audit Committee, and Deloitte has confirmed, that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

In performing our oversight function, we relied on advice and information received in our discussions with the Company’s management, internal auditors and Deloitte. We obtained this advice and information at nine Audit Committee meetings held in person or telephonically during the year. During five of these meetings, we met separately with the Company’s internal auditors, and during five of these meetings, we met separately with Deloitte. Based on the review and discussions referred to above, we recommended to the Board of Directors that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2010 be included in the Company’s Form 10-K.

The Audit and Compliance Committee

Oren G. Shaffer, Chair

Gregory K. Hinckley

Stephen P. Reynolds

Steven B. Sample

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, for the audit of Intermec’s annual financial statements for the years ended December 31, 2010, and 2009, and fees billed for other services rendered by Deloitte & Touche during those periods (amounts in thousands):

	2010	2009
Audit Fees (a)	$1,148	$1,505
Audit-Related Fees (b)	127	0

Total Audit and Audit-Related Fees	$1,275	$1,505

Tax Fees (c)	$73	$24
Other Fees	$0	$0

(a)	Includes fees billed for the audit of our annual financial statements for the years ended December 31, 2010 and 2009 included in our annual reports on Form 10-K and for the reviews of interim financial information included in our quarterly reports on Form 10-Q.

(b)	Consists of fees for audit-related services rendered in connection with the due diligence review for the acquisition of Vocollect, Inc.

(c)	Includes fees for review of tax returns and consultations related to tax matters for the years ended December 31, 2010 and 2009.

Our Audit Committee has established a policy requiring its pre-approval of all audit and non-audit services provided by our independent registered public accounting firm, together with the associated fees. The policy permits the Audit Committee to delegate its pre-approval authority (except with respect to services related to internal controls) to one or more of its members and requires any member who pre-approves services pursuant to that authority to report the decision to the full Audit Committee no later than its next scheduled meeting. The Audit Committee has delegated such authority to its Chair. In 2010, the Audit Committee or its Chair pre-approved all audit and non-audit services provided by our independent registered public accounting firm.

PROPOSAL 2.

ADVISORY VOTE RATIFYING APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2011. Deloitte has served as our independent auditors since we became a public company in 1997. Deloitte is familiar with our business and operations and has offices in the primary countries in which we conduct business and perform accounting functions. In making this appointment, the Audit Committee considered whether the provision of the services other than the services described under “Audit Fees” and “Audit-Related Fees” is compatible with maintaining the independence of Deloitte, and has concluded that the provision of such services is compatible with maintaining independence.

As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of the independent registered public accounting firm to our stockholders for ratification. Rule 10A-3(b)(2) under the Securities Exchange Act of 1934 requires that the Audit Committee “be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged…for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the listed issuer.” As the Audit Committee cannot abdicate this authority to our stockholders, the ratification of this appointment is not binding. In the event that the Audit Committee’s appointment of Deloitte is not ratified by a majority of the shares present or represented at the Annual Meeting and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm.

Representatives of Deloitte are expected to be present at our Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

RECOMMENDATION

The Board of Directors unanimously recommends that you vote FOR Proposal 2.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis describes the compensation policies and decisions of the Compensation Committee (the “Committee”) with respect to our senior executives, including the officers named in the Summary Compensation Table for 2010 (the “named executive officers” or “NEOs”). In 2010 our NEOs were:

•	Patrick J. Byrne, Chief Executive Officer and President

•	Robert J. Driessnack, Chief Financial Officer and Senior Vice President

•	Dennis A. Faerber, Senior Vice President, Global Supply Chain Operations and Global Services

•	Janis L. Harwell, Senior Vice President, Corporate Strategy, and General Counsel and Corporate Secretary

•	James P. McDonnell, Senior Vice President, Global Sales.

Objectives.    The focus of our executive compensation program is to motivate and reward performance that maximizes short-term and long-term stockholder value in a balanced fashion. The design and operation of the program reflect the following objectives:

•	Performance. Motivate executives to achieve superior performance by making a significant portion of total compensation at-risk and performance-based compensation.

•

Stockholder value.    Correlate compensation paid to executives with short-term and long-term business and financial performance, using compensation policies to strongly align executives’ interests with stockholders’ interests.

•	Retention. Attract and retain executives by offering a competitive total compensation package.

Elements of Compensation.    The main components of our executive compensation program are:

•	Base salary, which forms a stable part of our NEOs’ compensation packages;

•	Variable annual incentive compensation based on financial objectives that directly relate to our near-term financial goals; and

•

Long-term incentives emphasizing at-risk, performance-based compensation in a manner that balances long-term stockholder value creation and consisting of a combination of stock options, restricted stock units (“RSUs”) and performance share units.

Business Results

We design, develop, integrate, and sell wired and wireless automated identification and data collection (“AIDC”) products and related services. Our products are designed for rugged environments and to maintain connectivity, preserve computing capability and retain data despite harsh conditions and heavy use. The following discussion of our business results should be read in conjunction with our Form 10-K, including our audited financial statements and management’s discussion and analysis of our financial condition and results of operations, and the other periodic and current reports we file with the SEC.

Our strategy is to be the leader in rugged mobile business solutions in the AIDC industry. Since 2007, our management has undertaken a variety of initiatives to position the Company to execute this strategy, including taking the following actions:

•

We streamlined our product manufacturing and supply chain operations, reduced operating expenses and began to implement a global enterprise resource planning system. These programs were aimed at reducing our inventories (which fell from $116.9 million at the end of 2008 to $82.6 million at the end of 2010), and reducing total costs and expenses (which fell from $843.8 million in 2008 to $678.8 million in 2010).

•

We kept up with the fast pace of innovation in our industry by developing new products and streamlining the product development process. One result of that effort was the January 2011 introduction of the next generation of our ultra-rugged mobile computers, the CN70 series. Comprising four products using the same platform, the CN70 series launch nearly doubled our mobile computer portfolio in one release. Another result of management’s innovation initiatives was the September 2010 launch of our new managed services portfolio, called INcontrolTM. This portfolio of hosted, web-based services allows customers to shift the day-to-day tasks of managing and troubleshooting their mobile devices and WLAN / WWAN infrastructures to Intermec or third parties under contract with Intermec.

•

We expanded and refined our sales channels and introduced new programs including the PartnerNet program which launched in February 2010. These activities helped us to increase our international sales by 18% in 2010 as compared to 2009. Although North America commercial sales increased in 2010, that increase was more than offset by a decline in revenues from U.S. federal government agencies. North America sales is a focus area for our management team and is being addressed with additional sales and marketing investments and programs.

We have consistently generated positive cash flow each year while investing in the initiatives described above. We have generated $107.6 million in net cash provided by operating activities of continuing operations in the past three years ($21.8 million in 2010, $24.0 million in 2009, and $61.8 million in 2008, respectively). The Company’s strong cash position allowed us to repurchase $20 million of our shares on the open market in 2010, and to announce an additional $10 million repurchase program in March 2011.

The Company’s strong financial condition made it possible for us to acquire Vocollect, Inc., a maker of voice recognition hardware and software for warehouses, distribution centers and other deployment environments that we target. This acquisition closed in March 2011 and was funded by approximately $100 million in cash and approximately $97 million in debt. Our strong cash position and borrowing capacity allowed us to fund this strategic acquisition, as well as two smaller acquisitions to support our managed services and software businesses.

Impact on Executive Compensation

The Board and the Committee support the strategies and initiatives developed by management to improve the long-term health of the Company and position it for future success. We recognize that this has required a multi-faceted program of internal development during a global economic downturn and the ensuing, slow-paced recovery. We also recognize management’s achievement of important strategic milestones on our path toward improved future business performance and stockholder value. Although some of our initiatives resulted in restructuring charges or other expenses that offset profitability in current periods, the Board and the Committee believe it is important to reward and motivate our senior executives to further realize the results of the strategic initiatives described above. We believe that the effective use of stock-based long-term incentive compensation is vital to the Company’s ability to achieve strong performance in the future by giving our senior executives opportunities to accumulate Company equity and aligning their economic interests with the interests of stockholders.

For the past three years, our annual and long-term incentive compensation programs have emphasized traditional financial targets and made payout contingent on the achievement of all of those targets (as expressed in a composite). Due to a variety of factors, including the global economic downturn, the ensuing, slow-paced recovery and weaker than anticipated revenues in the North American market, those targets were not achieved and no payouts have been made for the annual and long-term programs ending December 31, 2009 and December 31, 2010. The Committee believes that senior management has delivered meaningful progress during this period, although our incentive programs have not rewarded those results. Accordingly, total direct compensation (base salary, annual cash incentive compensation and long-term equity compensation) realized by our senior executives has fallen short of targeted executive compensation. This comparison is presented on the Supplemental Total Realized Compensation Table on page 44. As a result, our senior executives’ realized compensation did not remain competitive, their stock ownership did not grow as expected and retention became a concern.

In 2010 and 2011, the Committee addressed these issues by taking the following actions:

•

The 10% reduction of our executives’ base salaries in 2009 due to general economic conditions was reversed for 2010, and salaries were increased to bring them into alignment with peer group comparisons. Base salaries for 2011 were increased 3% to recognize operational achievements during 2010 and to remain competitive with peer group comparisons.

•

The 2010 annual incentive program was modified to increase the potential payout available for performance above the target level, based on the achievement of three financial measures (operating profit, revenue and average invested capital) determined on a composite basis. For 2011, the design has been simplified by assigning targets for only two financial measures (business operating profit before interest and taxes, as a percent of revenue, and free cash flow), each of which individually may result in payment of some portion of the potential payout.

•

Although the 2009 and 2010 performance share unit programs were modified to measure performance achievement after two years with vesting to occur after the third year, the Committee determined that the 2011 performance share unit program would return to a three-year measurement period, and assigned a single performance measure, cumulative revenue. Long-term revenue growth is important to enable the Company to invest in its strategic and growth initiatives.

•

The 2010 annual equity grants were modified in both mix and amount (among stock options, restricted stock units and performance share units), to provide an opportunity for increased executive stock ownership and to provide retention incentive. For 2011 annual equity grants, the Committee will continue to assess the needs of the Company and the goals of the executive compensation program to determine the size and relative mix of equity grants at the time they are made.

Competitiveness of the Executive Compensation Program

We evaluate each executive officer’s total direct compensation relative to approximately the 50th percentile for total direct compensation among peer group companies. In addition to considering peer group data, the Committee exercises its judgment in determining appropriate executive compensation, also giving consideration to our overall financial and operational performance, the executive’s particular position and scope of responsibility within our Company, the executive’s experience and performance, and the total direct compensation mix. Our named executive officers’ current salaries, bonus opportunities and target annual long-term incentive compensation are generally in a range between the median and 75th percentile of comparative levels. For more information about the benchmarking data we use to evaluate the competitiveness of our executives’ compensation, see “Benchmarking and Peer Group Information.”

Components of the Executive Compensation Program

Total Direct Compensation Mix.    The Committee’s decisions about compensation for the named executive officers are intended to emphasize at-risk performance-based compensation. As a result, only a small proportion of target total direct compensation (approximately 19%) is in the form of fixed cash salary; a majority of the target value of total direct compensation is either variable or long-term, or both. A significant proportion of the total direct compensation of our executive officers is at-risk, performance-based compensation. By “at-risk” we mean that the individual is not guaranteed to receive value for that element of compensation; for example, stock options are valuable only if the price of the Company’s stock increases. The at-risk components (and their respective percentages) of 2010 target total direct compensation were approximately 45% of the total, and comprised: the 2010 target annual cash incentive (approximately 14%); and the long-term incentive awards made in 2010 (approximately 31%), consisting of the grant date fair value of the stock options and the grant date fair value of the target number of performance share units (“PSUs”). These percentages were calculated by dividing (i) the total at-risk compensation amount by (ii) target total direct compensation, which includes the at-risk compensation plus base salaries and the grant date fair value of RSUs. In 2010, RSUs were approximately 36% of target total direct compensation for our named executive officers as a group. This combination of elements of total direct compensation when approved by the Committee was generally consistent with practices among the peer group companies.

The Committee’s policies are consistently applied among all of our executive officers, including the CEO. Our CEO’s compensation is reviewed in the context of the higher market compensation for CEOs generally. The Committee believes that the CEO position merits a higher level of compensation relative to other named executive officers because of its critical role in the strategy and performance of the business and the need to attract and retain a talented executive to fill this role.

As discussed in “Impact on Executive Compensation,” the target total direct compensation mix has not been realized by our executive officers. For a variety of reasons, our incentive compensation programs have not resulted in significant cash or equity payments.

The Committee believes it is appropriate to promote greater alignment with stockholders and increased stock ownership among our named executive officers with the use of RSUs. The Committee also believes that top executive talent is in demand, and it is in the best interests of the Company’s stockholders to have a competitive long-term incentive program to retain our current key executives. We believe that the potential for stock ownership is a valuable retention tool. Consistent with this view, in 2010, the Committee increased the value of the annual equity grant, and modified the mix to increase the proportion of long-term equity awards made in the form of RSUs, to approximately 54% of total annual equity awards; stock options comprised approximately 22% and PSUs approximately 24%. This increase was made for executive officers who were with the Company at least one year and so did not include Mr. McDonnell.

Mr. McDonnell joined the company in January 2010. His initial compensation package was developed with reference to the same benchmarking data and methodology used by the Committee for the other executive officers for 2010. The compensation offered to Mr. McDonnell was consistent with the Committee’s understanding of market practices for recruiting a senior level executive, and took into consideration the findings and recommendations of the Committee’s independent compensation consultant regarding compensation of global sales officers. His initial compensation package included grants of stock options, PSUs and RSUs, made at the next regularly scheduled meeting of the Committee in February 2010. He also participated in the annual grants made by the Committee in May 2010, except that the proportion of time-vested RSUs was not increased as in the case of the other executive officers. Mr. McDonnell’s 2010 total equity grants were allocated among stock options (41%), RSUs (30%) and PSUs (29%).

Base Salary.    Base salaries are a fundamental executive recruitment and retention tool. The Committee believes that it is essential to offer some form of non-contingent compensation to attract and retain qualified executives. Although peer benchmarking establishes the median for total compensation, whether a named executive officer’s base salary is set at, above or below that median for similar executive positions in the peer groups is based in part on a subjective assessment of the officer’s individual performance. The Committee believes that outstanding performers can be paid above the median, and that truly exceptional performers can be paid well above the median. The Committee assesses the performance of the CEO and discusses with the CEO his assessment of the individual performance of the other named executive officers. Generally, these assessments consider such factors as the officer’s contribution (in his or her area of responsibility) to business initiatives intended to deliver financial or strategic value to the Company’s short-term and long-term business and financial goals, or an officer’s strategic leadership toward these goals, or whether an officer has assumed a greater scope of responsibility than counterparts at peer companies. No specific weight is given to any one objective or performance factor. The Committee’s approval of salary levels reflects an overall assessment of how well each named executive officer performed his or her job, in the context of the performance of the leadership team overall.

For 2010, the Committee made its annual review of competitive benchmarking and market position in November 2009. At that time, the Committee decided to end, as of January 1, 2010, the 10% salary reduction that had been in effect for most of 2009, and also to increase salaries effective the same date to bring them into alignment with market competitive levels. The Committee believed that stockholders benefited from management’s actions in 2009 to successfully reduce our cost structure and to improve our product lines and operating efficiency during challenging economic conditions. The Committee considered the salaries of each named executive officer, relative to their respective peer group comparisons and relative to one another as a group. The 2010 increase in base salaries of the named executive officers relative to their restored base salaries was modest: approximately 4% for Mr. Byrne and 3% for Mr. Driessnack and Ms. Harwell; Mr. Faerber’s larger 10% increase also reflected more appropriate comparative benchmarking. For 2011, the Committee made its annual review of competitive benchmarking and market position in November 2010, and decided to increase salaries of executive officers by approximately 3% as of January 1, 2011, in recognition of the operational achievements during 2010 and to maintain competitive salary levels.

Annual Cash Incentive Program.    Our annual cash bonus program is intended to motivate participants to achieve short-term business and financial goals. In 2010, the Committee adopted the Senior Officer Incentive Program (the “SOIP”) and implemented it in 2010 to establish the annual cash incentive award opportunities for eligible Senior Officers.

Senior Officers are assigned individual target opportunities for SOIP payments that ranged from 50% to 100% of their annual salaries. Consequently, increases or decreases in a participant’s base salary affect his or her SOIP opportunity. In addition, the bonus opportunity percentage for Mr. Faerber was increased for 2010 based on the Committee’s comparative benchmarking review. Individual target bonus opportunity percentages for our named executive officers are as follows: Mr. Byrne, 100%; Mr. Driessnack, 60%; Mr. Faerber, 60%; Ms. Harwell, 60%; and Mr. McDonnell, 70%. SOIP participants can earn from 0% to 200% of their target payout opportunity, based on the Company’s financial performance. The threshold level of achievement provided for payouts of 25% of the target payout amount; achievement below the performance threshold would result in no payout. The SOIP is flexible and the Committee may establish the payout opportunity range and threshold achievement levels each year. The Committee’s practice has been to assign only company financial goals for the annual cash incentive opportunity. Currently, company financial performance alone determines whether SOIP goals are achieved; individual performance is not a factor. The Committee determines the extent to which the participants have earned their SOIP payments and has the authority to reduce the payout despite achievement of the SOIP goals, and to make specified adjustments for results that are not reflective of the performance of the ongoing business. Apart from the SOIP, the Committee has discretion to award a supplemental bonus payment based on individual performance factors as it deems appropriate.

2010 SOIP Goals and Results.    In February 2010, SOIP target performance goals were assigned. In the 2010 SOIP, the Committee used two matrices with the following weightings: (1) revenue relative to operating profit (70%) and (2) average invested capital relative to operating profit (30%). These are the same performance criteria that were used in 2009 and in 2008, although the weightings varied. Under the 2010 SOIP, “average invested capital” meant the average of the 13 month-end balances of net capital, beginning with December 31, 2009 and including the 12 months of 2010. The 2010 goals and their weighting were intended to balance profitable revenue achievement and prudent management of cash and liquidity. The Committee believed that these goals reflected appropriate business objectives in the period of tentative economic recovery prevailing in 2010. The target value for operating profit was $42.5 million in both matrices. The target value for revenue was $725.0 million. The target value for average invested capital was $338.9 million. Under the terms of the 2010 SOIP when it was established, the calculation of achievement was intended to exclude restructuring and related costs incurred during 2010, because these costs are not reflective of the performance of the ongoing business. The Committee determined that the performance goals for the 2010 SOIP had not been achieved, and no payout was made, as illustrated in the table below.

2010 SOIP Goals and Attainment

Metric (Weighting)	Target	Actual Attainment	Weighted Actual Attainment
	(Dollars in millions)
Performance goals:
Operating profit	$42.5	$6.1
Revenue	$725.0	$679.1
Average invested capital	$338.9	$346.3
Matrices results
Revenue relative to operating profit (70)%		00.0%	00.0%
Average invested capital relative to operating profit (30)%		00.0%	00.0%

Total			0.0%

2011 Cash Incentive Plan.    In February 2011, the Committee assigned SOIP target performance goals, selecting two performance measures with the following weightings: (1) achievement of business operating profit before interest and taxes, as a percent of revenue (75%) and (2) free cash flow (25%). Achievement of each performance measure independently may result in payment of a portion of the potential payout. The Committee believes these measures are aligned with the strategic initiatives and business performance objectives being led by senior management.

Perquisites.    Perquisites are not intended to be a material component of our on-going executive compensation programs. In the case of executive officers who must change their principal residence, we provide relocation benefits that include the reimbursement of certain expenses, and reimbursement for taxes on any imputed income resulting from such reimbursement. We believe these benefits are market competitive and necessary to attract top quality executives from other parts of the country. These amounts are reported in the “All Other Compensation” column of the “Summary Compensation Table.”

Due to the dramatic slow-down in the housing market in 2009, employees relocating to accept jobs with the Company have had difficulty selling their prior homes. Mr. Driessnack joined the company in January 2009; by June 2010 and after reasonable efforts and significant price reductions, his prior residence in the Midwest had not been sold, limiting his ability to purchase a new home for his family near our headquarters in Everett, Washington. In addition to relocation benefits paid to Mr. Driessnack, the Committee approved a one-time loss assistance and home buyout program to facilitate the settlement of Mr. Driessnack and his family and eliminate the personal distraction caused by this uncertainty. The Committee believes the timing and circumstances relating to Mr. Driessnack’s situation were unusual. The Committee does not expect to offer this kind of assistance in the future.

When Mr. Faerber joined the company in 2008, he established his primary residence in Washington State at our request, while continuing to maintain a home in Colorado. The operational improvements and efficiencies Mr. Faerber has achieved in our global operations and supply chain management made it possible for him to resume his primary residence in Colorado by the end of 2010, where he will have his regular place of business on an ongoing basis. He now travels to our business locations as needed. In 2010, we made a lump-sum final payment to Mr. Faerber for personal travel costs as part of this transition. The Committee believes the circumstances relating to Mr. Faerber’s situation were unusual, and does not expect to make this kind of payment in the future.

Mr. Byrne and Ms. Harwell participate in a program under which certain officers of the Company are eligible for additional life insurance coverage issued by Standard Life Insurance at the Company’s expense. In 2007, the Committee decided that no more participants would be added in the future, but did not terminate the program for then-current participants.

Long-Term Equity Incentive Programs

General.    Our long-term equity incentive program is intended to provide a direct link between executive compensation and long-term stockholder value creation. Long-term incentive opportunities are allocated among stock options, PSUs and time-vested RSUs . The amount and relative proportions of each type of award have varied in the past three years.

In setting the value of the long-term incentive opportunity for an individual executive officer and for the executive officers as a group, the Committee considers Company performance, the long-term incentive opportunities provided by our peer group companies to their executive officers and the competitiveness of our total direct compensation for executive officers relative to total direct compensation of similar officers in our peer group companies. The value set is the Committee’s subjective determination after considering these factors.

Long-term equity incentive grants and awards are important compensation tools for attracting, retaining and motivating executives and key employees. Each type of grant or award supports important compensation objectives.

•

Stock options are intended to align executives’ interests with those of stockholders, by providing an incentive to increase our stock price through positive business and financial performance over multiple years. The stock options only have value to the recipients if the price of the Company’s stock appreciates after the options are granted.

•

RSUs that vest over time are intended to align executives’ interests with those of stockholders by providing an incentive to increase stock price through positive business and financial performance over multiple years. RSUs provide greater certainty of executive stock ownership. RSUs may provide an immediate sense of ownership since the value is based on the price of the Company’s stock. The vesting period provides a balanced incentive to preserve and grow the value of the shares over time. The use of time-vested RSUs is intended to increase executive stock ownership and provide a balance of performance incentive and retention incentive.

•

The primary purpose of PSUs is to provide a competitive long-term incentive program that will reward executive officers and other participants for overall success in the Company’s financial performance over multiple years. Participants receive payouts in the form of common stock at the end of the three-year period in an amount dependent on the degree to which the assigned targets were achieved. The performance share opportunity is intended to provide an incentive to achieve particular business and performance metrics over a multi-year period.

The Committee and the Board of Directors believe that it is vital for the Committee to have adequate equity compensation tools available to attract, retain and incentivize key employees. To assure the availability of sufficient shares to fund the Company’s equity compensation programs in the future, we are asking stockholders, in Proposal 5, to approve the Amendment to the 2008 Plan to replenish the number of shares authorized under the plan.

Performance Share Unit Program Awards and Results.    The Committee establishes target awards of PSUs for each participant at the beginning of each three-year award cycle; a new three-year award cycle begins each year. The performance targets are based on Company financial goals, rather than individual performance. In establishing the targets, the Committee takes into account its subjective assessment of the degree of difficulty required to achieve the target values. The targets are intended to be achievable if the business performs in a manner that is consistent with its plans, but the achievement of the at-target value is not intended to be a certainty. Participants can earn from 0% to 200% of their target PSU award based on the Company’s performance against the assigned targets, subject to their continued employment through the last day of the three-year award cycle.

2010-2012 PSU Program.    There are two financial goals assigned for the 2010-2012 PSU Program, weighted as follows: cumulative diluted earnings per share from continuing operations (“EPS”) (70%), and cumulative revenue (30%). Achievement of each goal will be separately determined as a percentage of its respective target. The performance period for the assigned goals is two years and achievement will be measured as of the end of 2011. The overall level of achievement will determine the number of shares of our common stock that may be issued to the participant after the end of 2012, conditioned on continued employment through December 31, 2012. The Committee believes these performance goals are appropriate because they emphasize incentives for consistently generating profitable revenue, and are easily understood by stockholders and employees. EPS is a key indicator of the value of the business to stockholders. The Committee also felt that a two-year measurement period would be appropriate in light of the degree of internal development and change anticipated by management’s strategic initiatives and of the continuing economic uncertainties at the time the performance cycle was established. These goals are aligned with stockholders’ interests, by targeting performance that takes advantage of the Company’s scalable, profitable business model when the business cycle recovers.

2009-2011 PSU Program.    The PSU Program for 2009-2011 used two financial goals, weighted as follows: EPS (defined the same as in the 2010-2012 PSU Program) (50%), and return on invested capital (“ROIC”) (50%). Achievement was measured by financial results for 2010. Achievement of each goal was separately evaluated as a percentage of its respective target. The business and management activities necessary to attain the established goals would had to have occurred in 2009 and 2010. ROIC was calculated as “operating profit from continuing operations” divided by average net capital, or “ANC.” Net capital was defined as equity plus debt and retirement obligations, less cash, cash equivalents and short-term investments. ANC was the average of the 13 month-end balances of net capital, beginning with December 31 of the preceding year and including the 12 months of the current year. ANC as a percentage of operating profit is a non-GAAP measure that supplements traditional accounting measures to evaluate our effectiveness at managing capital deployed and generating liquidity as revenue fluctuates. ROIC is a non-GAAP measure that supplements traditional accounting measures to evaluate our financial return in a given period relative to our ANC.

The 2009-2011 EPS target was $0.75 EPS for 2010 (the actual was $(0.03)) and the ROIC target was 18% for 2010 (and the actual was 1.8%). Achievement of the targets at the end of 2010 would have required progress in 2009 to revise the Company’s cost structure, as well as to achieve market success and generate cash, notwithstanding the economic uncertainties prevailing in 2009. While progress was made towards these goals in both 2009 and 2010, the targets were not achieved.

2008-2010 PSU Program.    The PSU Program for 2008 used the following two financial goals, weighted as follows: diluted earnings per share from continuing operations (“EPS-CO”) (70%) and revenues (30%). The achievement of each goal was separately determined as a percentage of the target as of the end of each fiscal year in the three-year performance period. The total payout for the performance period was intended to be based on the three-year average of results under the applicable goal.

The 2008-2010 three-year average targets (and actual results) were as follow: EPS-CO target was $0.90 (actual was $0.22) and the revenue target was approximately $1.0 billion (and actual was $742.7 million).The design of the PSU Program for 2008-2010 was intended to emphasize profitable revenue growth, measured by EPS-CO. The goals were defined and the grants made under this program in March 2008, before the dramatic decline in the global economy began later in the year. These goals were not achieved.

Changes for 2011 Long-Term Equity Incentive Program.    The Committee has modified the performance period and goals for the 2011-2013 PSU Program to be better aligned with the strategic initiatives and business performance objectives being led by senior management. The performance period is three years and achievement will be measured as of the end of 2013. There is a single financial goal, cumulative revenue. Long term revenue growth is important to enable the Company to invest in its strategic and growth initiatives. The Committee believes that setting cumulative revenue as the performance goal for the 2011-2013 PSU Program balances the short-term focus of the SOIP program on business operating profit and free cash flow with that of long-term business growth. Achievement will be determined as a percentage of the target, excluding significant acquisitions.

The Committee also intends to make stock option and RSU grants under the 2011 annual long-term incentive program in the second quarter of the year, and will determine the amount and mix of these grants at that time.

Post-Employment Compensation and Benefits

Deferred Compensation Plan.    All of our named executive officers are eligible to participate in the Intermec Deferred Compensation Plan, which is intended to provide benefits not available to participants under our 401(k) Plan due to the limitations imposed on that plan by the Code. Additional information regarding the Intermec Deferred Compensation Plan is shown under “2010 Nonqualified Deferred Compensation.”

Defined Benefit Plans.    In 2006, we amended our post-employment benefit plans with the effect of freezing benefit accruals for most participants. The plans that we froze were the Intermec Pension Plan (the “IPP”), a tax-qualified defined benefit plan, and our Restoration Plan (the “Restoration Plan”) and our Supplemental Executive Retirement Plan (the “SERP”), both nonqualified defined benefit plans. The rules used to decide whether the benefit freeze applied to a named executive officer were the same rules used to decide whether the benefit freeze applied to other employees. When these plans were frozen, further accruals ceased for most employees as of June 30, 2006. Subsequently, these plans were frozen as to all participants in 2009 (the Restoration Plan and SERP) or 2010 (the IPP), as described in “2010 Pension Benefits”, but this event did not affect any of our named executive officers.

Ms. Harwell is in the group of employees whose IPP, Restoration Plan and SERP benefits were frozen. Mr. Byrne, Mr. Driessnack, Mr. Faerber and Mr. McDonnell are not eligible to participate in the IPP, Restoration Plan or SERP because they joined the Company after June 30, 2006.

Further details regarding these plans, including the estimated value of the retirement benefits for Ms. Harwell are found in this proxy statement under the section entitled “2010 Pension Benefits”. The changes in the actuarial pension value from 2009 to 2010, from 2008 to 2009, and from 2007 to 2008, are presented in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

Post-Termination Change of Control Benefits.    The Company adopted a Change of Control Severance Plan (the “COC Plan”) and an Executive Change of Control Policy in 2009, for the 2008 Plan (the “COC Policy”) to replace then-existing change of control programs. The COC Plan and COC Policy modified the previous change of control benefits for our executive officers in ways that the Board, the Committee and management believe are in the best interests of the Company and its stockholders. Details of the benefits available under the COC Plan and the COC Policy are described in “Potential Payments Upon Termination or Change of Control — Change of Control Severance Plan.” Key features of the current COC Plan and COC Policy relative to the previous terms are:

•

Elimination of “single-trigger” benefits, under which participants would have received benefits upon a change of control even if their employment continued with the Company or a successor company (single-trigger acceleration of vesting of equity awards was eliminated as well as a modified single-trigger severance benefit for the chief executive officer). As part of implementing the COC Plan, the then covered executives agreed to replace single-trigger vesting with double-trigger vesting on their previously outstanding stock options and RSUs in exchange for participation in the COC Plan.

•	A definition of “change of control” that is more restrictive than under the prior arrangements.

•	A clawback provision in the event that the participant breaches covenants protecting the interests of the company.

•

A modified excise tax gross-up, under which the gross-up payment will be made only if the total value of all “parachute payments” to the individual exceeds 110% of the individual’s “safe harbor” amount. The COC Plan’s modified gross-up is designed to neutralize the disparate impact on executives of excise taxes on “parachute payments” imposed under Section 4999 of the Code that would result based on their varying tenures with the Company. This benefit is not available for participants first covered under the plan after March 2010.

The Committee believes it is in the Company’s and our stockholders’ interests to maintain a competitive change of control program to promote the alignment of management’s interests with those of stockholders in evaluating potential change of control transactions by minimizing the distraction of executives that may be caused by personal uncertainties. The “Potential Payments Upon Termination or Change of Control” section provides additional information regarding the COC Plan and COC Policy and the estimated potential incremental benefits under those programs for the named executive officers.

Post-Termination Severance Benefits.    The Company maintains a severance plan to provide benefits to senior executives following certain terminations of employment. The severance plan requires a qualifying termination of employment by the Company. Benefits payable under the COC Plan and the severance plan are coordinated to avoid any duplication. The severance plan does not require us to retain the executives or to pay them any specified level of compensation or benefits, and we have certain rights to modify the benefits without the consent of the executives. The Committee believes the severance plan is competitive with those of peer companies, and that it serves to diminish the distraction of personal uncertainties in periods of change. The “Potential Payments Upon Termination or Change of Control” section provides additional information regarding the severance plan and the estimated potential incremental benefits under the plan for the named executive officers.

Benchmarking and Peer Group Information

In selecting peer technology companies for executive compensation benchmarking purposes, the Committee has found that there are too few comparable companies in the AIDC market to provide a broad sample for comparisons. Therefore, the Committee’s practice is also to include non-AIDC technology firms and general industry firms of similar range of size and scale, and that have similar business and financial characteristics. We believe these are characteristics of the firms with which we compete for executive talent.

Compensations decisions for 2010 were evaluated by reference to a peer group composed of publicly traded office electronics and computer storage and peripheral companies. The peer group was recommended by FWC and approved by the Committee. We believed this peer group is appropriate for competitive benchmarking because it represented the electronics and computer industry, which is an important industry from which executives for our business would be recruited. At the time this peer group was adopted, we believed that these companies were broadly comparable to us in terms of labor and capital market competition, revenues, profit margins and market capitalization. This peer group was used by FWC to advise the Committee on 2010 compensation for the named executive officers. The companies that were included in the peer group when it was used for evaluating 2010 compensation of our executive officers are shown in the following table. Our company was in the median range of these companies for the relevant time period.

Most Recent Four Quarters as of 12/31/09
(Dollars in millions)

Ticker	Company	Revenue	Net Income	Market Cap	Employees
ADPT	Adaptec	$80	$(28)	$404	232
BRCD	Brocade Comm	1,953	(74)	3,362	4,070
EFII	Elec for Imaging	401	(2)	644	2,021
ELX	Emulex	352	2	879	768
HTCH	Hutchinson Tech	397	(89)	240	2,448
IMN	Imation	1,649	(42)	332	1,570
LXK	Lexmark Intl	3,880	146	2,029	14,000
NVTL	Novatel Wireless	337	4	246	307
PALM	Palm	324	(430)	1,681	939
QLGC	QLogic	534	79	2,183	1,031
QTM	Quantum	685	9	624	1,870
SNDK	SanDisk	3,567	415	6,616	3,565
SGI	Silicon Graphics Int’l	297	(55)	213	318
SYNA	Synaptics	469	41	1,042	524
TDC	Teradata	1,709	254	5,384	6,400
WDC	Western Digital	8,347	962	9,951	45,991
ZBRA	Zebra Technologies	804	47	1,668	3,200

	75P	1,709	79	2,183	3,565
	Median	534	4	1,042	1,870
	25P	352	(42)	404	768
IN	Intermec	658	(12)	800	2,070

When there was insufficient peer group data available from these companies’ public filings for a particular officer position, we supplemented the peer group data with data from the Radford Technology survey covering technology companies with revenues between $200 million and $1 billion (the “Survey Group”). Intermec’s revenues were within the same range as the Survey Group companies for the comparable periods. The relative weighting given to the peer group proxy statement data and to the Survey Group data was based on FWC’s judgment regarding the comparability of the functional positions being evaluated. In the benchmarking review performed in 2009 for 2010 salaries, the Survey Group data was given 25% weighting for officers other than the CEO, for whom the Survey Group data was not used.

While our objectives and methodology in using benchmarking information have not materially changed, the Committee has adopted a revised peer group for compensation decisions beginning in 2011. After examining our benchmarking practices, BDO, our current independent compensation consultant, suggested that we revise our core peer group and that we use an additional peer group in evaluating our executive compensation. As a result, we benchmarked our executives to a Technology peer group and a General Industry peer group. In suggesting a revision to the Technology peer group, our consultant sought to achieve the following goals: (1) recompose the Technology peer group with companies that were more tightly clustered around Intermec’s total revenue level; (2) include technology companies that were direct competitors in the marketplace and for human capital; (3) include technology companies primarily based on the west coast; and (4) utilize the Technology peer companies for benchmarking pay practices as well as compensation levels. Our independent compensation advisors also suggested using a second peer group for the following reasons: (1) introduce General Industry companies with revenue levels comparable to Intermec’s; (2) introduce General Industry companies that could potentially compete with Intermec for human capital, because there are few directly comparable companies in the AIDC market to provide a broad sample for comparisons; (3) temper the sometimes skewed compensation levels of technology peer companies; and (4) provide another basis of comparison for executive compensation levels. The Committee ultimately established the peer groups after review by and input from our senior management and our independent compensation advisors. While the data is ultimately combined for benchmarking purposes, the data is often presented as two groups to provide the Committee with a feel for the market, its current pay practices, and its current pay levels.

The Committee references data from these two peer groups in order to understand a broad industry perspective on competitive executive pay norms and trends. To provide a consistent approach to benchmarking, we compared rank order of executives below the CEO and CFO to the rank orders of companies in the peer groups. This also provided more data points among companies that do not have certain executive roles.

We believe these companies are broadly comparable to us in terms of human capital and market competition, revenues, profit margins and market capitalization. This peer group was used by BDO to advise the Committee on 2011 compensation for the named executive officers. The peer group may change from year to year depending on changes in the marketplace and our business focus. BDO reviews this peer group regularly and recommends adjustments as necessary to ensure that the peer group continues to be relevant. The companies currently included in the peer group are shown in the following table.

Technology Peer Group

Most Recent Four Quarters as of 12/31/10
(Dollars in millions)
Ticker	Company	Revenue	Net Income	Market Cap	Employees
CDNS	Cadence Design Systems Inc .	$936	$127	$2,550	4,600
DLB	Dolby Laboratories, Inc	923	283	5,650	1,244
EFII	Electronics for Imaginginc	504	7	700	2,020
EQIX	Equinix Inc	1,220	37	3,920	1,921
HON*	Honeywell International Inc	33,370	2,020	44,120	130,000
IRF	International Rectifier Corp /de/	1,070	145	2,200	4,534
KEM	Kemet Corp	970	42	490	11,000
MOT.MX*	Motorola Inc	19,280	254	33,270	51,000
MFLX	Multifineline Electronix Inc	803	29	646	11,800
SYNA	Synaptics Inc	575	67	945	586
PAY	Verifone Holdings, Inc	1,001	98	4,270	2,565
ZBRA	Zebra Technologies Corp	957	102	2,020	2,750
	Technology peer group 75p	993	121	3,578	4,584
	Technology peer group median	947	83	2,110	2,658
	Technology peer group 25p	833	38	761	1,946

General Industry Peer Group

Ticker	Company	Revenue	Net Income	Market Cap	Employees
AHS	Amn Healthcare Services Inc	$614	$(53)	$289	1,130
AMLN	Amylin Pharmaceuticals Inc	669	(152)	1,640	1,400
BGFV	Big 5 Sporting Goods Corp	897	21	271	8,900
ELY	Callaway Golf Co	967	(29)	490	2,100
CENX	Century Aluminum Co	1,170	55	1,590	1,260
CYN	City National Corp	866	124	3,080	3,178
CPRT	Copart Inc	831	156	2,860	2,834
DECK	Deckers Outdoor Corp	1,000	158	3,250	1,500
DWA	Dreamworks Animation Skg, Inc	785	171	2,280	2,100
ESC	Emeritus Corp\WA\	953	(56)	989	12,577
GY	Gencorp Inc	858	6	318	3,135
HOTT	Hot topic Inc /CA/	710	0	253	2,500
JAKK	Jakks Pacific Inc	747	47	631	711
KALU	Kaiser Aluminum Corp	1,080	14	922	2,300
MAC	Macerich Co	832	23	6,290	2,658
PMI	Pmi group Inc	654	(773)	459	600
SKH	Skilled Healthcare Group, Inc	820	(1)	529	8,736
SHO	Sunstone Hotel Investors, Inc	644	(59)	1,210	35

	General Industry Peer Group 75P	939	53	2,120	3,060
	General Industry Group Median	832	10	956	2,200
	General Industry Group 25P	719	(47)	467	1,295

	All Peer Companies 75P	968	108	2,628	3,517
	All Peer Companies Median	862	33	1,100	2,400
	All Peer Companies 25P	738	0	519	1,365

IN	Intermec, Inc	679	(5)	627	1,745

*	Honeywell and Motorola were included for comparing our CEO to the business unit heads of these companies. The financial profiles for Honeywell and Motorola were not included in the summary statistics of the peer group tables above.

Stock Ownership Guidelines

We maintain stock ownership guidelines to ensure that our Senior Officers (including named executive officers) have a meaningful stake in the equity of the Company and to further align the interest of the officers with the long-term interests of our stockholders. The guidelines require each named executive officer to retain a fixed number of shares of stock. Under these guidelines, our CEO is required to hold 100,000 shares of Intermec common stock; our CFO is required to hold 50,000 shares; and our other Senior Officers are required to hold 25,000 shares. Restricted stock and time-based RSUs (which have not vested) are included in the calculation to determine whether the guidelines are met, but stock options (whether vested or unvested), PSUs or other performance-based awards are not included. The design of the ownership guidelines assumes that, in normal circumstances, an officer can reach the requisite stock ownership level within five years. All of our Senior Officers currently meet these ownership guidelines.

Our current guidelines are based on the advice of the Committee’s independent compensation consultant, after considering peer group practices. Until February 2011, our guidelines were based on ownership of stock equal to a multiple of salary. Our CEO (Mr. Byrne) was required to retain an amount of stock equal in value to five times his annual base salary; the other named executive officers were required to retain an amount of

Intermec stock equal in value to three times the officer’s annual base salary. The share counting rules are the same under the current guidelines and the former guidelines.

Equity Granting Practices

The Committee makes annual awards of stock options and RSUs to named executive officers at its meeting during the second quarter of the year, which coincides with our annual stockholders’ meeting. This Committee meeting also typically occurs during an “open trading window,” which is a period when our insider trading guidelines permit executive officers to engage in trading in Intermec securities. The Committee meeting date, or the next following trading day, is the effective date for the grants. PSU awards to our named executive officers typically are made in the first quarter of the year.

The exercise price or “strike price” of stock options is the fair market value of Intermec common stock on the date of the grant. The Committee also may approve equity awards throughout the year for newly hired executive officers or for promotion or retention purposes. These awards are effective on the date the Committee acts or a subsequent date determined by the Committee. The exercise price is the fair market value on the date of grant.

When the Committee makes its annual grant of stock options and RSUs, it also delegates to an Equity Grant Committee the authority to make an annual grant of stock options and RSUs to employees other than named executive officers. The Equity Grant Committee is comprised of the Chairman of the Committee and the CEO, who is also a director of the Company. The number of shares authorized for the annual stock option and RSU grant by the Equity Grant Committee is set by the Committee; the grant by the Equity Grant Committee is made on the same day that the Committee makes annual stock option and RSU grants to named executive officers.

The Committee also delegates to the Equity Grant Committee the authority to grant stock options, PSUs and RSUs to employees other than named executive officers, up to a specified number of shares, until the next annual meeting of stockholders. The Equity Grant Committee generally uses this authority to make grants of equity to newly hired or promoted management employees at times other than when the annual equity grants are made. These grants must be made by action of the Equity Grant Committee and are made effective the 15th day of the month (or the next following trading day, if a weekend or holiday).

We also maintain policies and procedures applicable to employees and Directors trading in our common stock. We enforce trading blackout and open trading window periods for our Directors, our Senior Officers (including named executive officers) and other employees who, by virtue of their positions, may have material non-public information. During the open trading window, these individuals must also obtain preclearance from the Corporate Secretary’s office before undertaking a transaction. Our policies also prohibit short trading, puts and calls for executives, and other forms of conflict of interest, which we believe precludes hedging transactions.

Limits on Deductibility of Compensation

Section 162(m) of the Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers who are in office at the end of the fiscal year to $1 million per officer in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. We believe that all of the taxable compensation for 2010 paid to those of our named executive officers who are covered by Section 162(m) of the Code will be deductible.

The Committee’s policy is to provide annual incentive awards, stock options and PSUs that are qualified and fully deductible by the Company under Section 162(m) of the Code. However, in order to maintain market competitive compensation programs, the Committee has reserved the right to approve incentive and other compensation that may not meet the Section 162(m) performance-based compensation exception. To the extent that such compensation exceeds the $1 million limitation set forth in Section 162(m) of the Code, the Committee recognizes that the loss of the tax deduction may be unavoidable under these circumstances.

The time-vested RSUs granted by the Committee will not be treated as performance-based compensation under Section 162(m) of the Code. The value of RSUs becomes taxable to the executive upon vesting, not upon grant. We anticipate that, due to the size and proportion of the grants of RSUs made in 2010 as part of the executives’ overall compensation mix, some portion of the compensation of some of our executives during the years in which the grants vest may not be deductible. However, we believe the current objectives to reward, retain and incentivize the management team justify this potential outcome.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis for fiscal year 2010 (“CD&A”) with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement for filing with the SEC.

The Compensation Committee

Larry D. Yost, Chair

Eric J. Draut

Gregory K. Hinckley

Lydia H. Kennard

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation for each of our named executive officers for 2010 and, where applicable, 2009 and 2008. The information contained in the Summary Compensation Table should be viewed together with the “2010 Grants of Plan-Based Awards” table, which includes target levels for annual incentive awards and long-term performance share awards, to obtain the most accurate representation of short-term and long-term incentive compensation elements and the total compensation provided to our named executive officers.

Name and Principal Position	Year	Salary (a) ($)	Bonus ($)	Stock Awards (b) ($)	Option Awards (c) ($)	Non-Equity Incentive Plan Compensation (d) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (e) ($)	All Other Compensation (f) ($)	Total ($)
Byrne, Patrick J.	2010	$698,508	$0	$2,304,564	$492,346	$0	$0	$24,062	$3,519,480
CEO and President	2009	610,731	0	832,000	584,400	0	0	59,651	2,086,782
	2008	655,385	0	754,992	852,000	398,408	0	227,516	2,888,301

Driessnack, Robert J. (g)	2010	309,385	0	735,803	157,275	0	0	493,903	1,696,366
CFO and Senior Vice President	2009	256,154	80,000	277,326	580,400	0	0	155,975	1,349,855

Faerber, Dennis A.	2010	329,077	0	735,803	157,275	0	0	39,354	1,261,509
Senior Vice President, Global	2009	273,462	0	277,326	194,800	0	0	7,840	753,428
Supply Chain Operations and Global Services	2008	258,462	57,603	702,392	1,013,500	78,559	0	122,445	2,232,961

Harwell, Janis L.	2010	349,315	0	735,803	157,275	0	18,520	4,108	1,265,021
Senior Vice President, Corporate Strategy, and General Counsel and Corporate Secretary	2009 2008	309,376 352,323	0 0	277,326 301,992	194,800 340,800	0 128,506	8,977 9,104	6,367 7,745	796,846 1,140,470

McDonnell, James P. (g)	2010	341,923	80,000	851,434	595,940	0	0	7,840	1,877,137
Senior Vice President, Global Sales

(a)	Includes amounts deferred at the officer’s election. See “2010 Nonqualified Deferred Compensation.”

(b)	The amounts shown in this column include PSUs granted pursuant to our PSU Program and RSUs . These amounts represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718. Refer to the “Shareholders’ Equity” note in the Notes to Consolidated Financial Statements included in our Form 10-K for the relevant assumptions used to determine the valuation of our stock awards. The grant date fair value of PSUs was calculated based on the target number of PSUs for the award period commencing in the year indicated. For 2010, the grant date fair value of PSUs for the 2010-2012 award period, assuming the highest level of payout for performance against assigned targets, would be as follows: $1,062,720 for Mr. Byrne and $339,480 for each of Mr. Driessnack, Mr. Faerber, Ms. Harwell and Mr. McDonnell. The PSUs and RSUs are discussed in further detail under “Compensation Discussion and Analysis — Long-Term Equity Incentive Programs.”

(c)	The amounts shown in this column represent the grant date fair value of option awards, computed in accordance with FASB ASC Topic 718. Refer to the “Shareholders’ Equity” note in the Notes to Consolidated Financial Statements included in our Form 10-K for the relevant assumptions used to determine the valuation of our option awards.

(d)	The amounts shown in this column constitute the annual cash incentive awards paid to each named executive officer based on the Committee’s evaluation of the achievement of Company performance goals for the year indicated. No amounts were paid for 2010 and 2009. The 2010 SOIP is discussed in further detail in “Compensation Discussion and Analysis — Components of the Executive Compensation Program — Annual Cash Incentive Program — 2010 SOIP Goals and Results.” The estimated possible payouts for these awards are reflected in the “2010 Grants of Plan-Based Awards” table.

(e)	The amounts shown in this column are the aggregate increase in the actuarial present value of the officer’s accumulated benefits under all pension plans during the year indicated, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. Information regarding these pension plans is described in “2010 Pension Benefits.” The change in pension value shown for 2010 reflects the 12-month period between December 31, 2009 (the prior pension measurement date) and December 31, 2010. Refer to the “Pension and Other Postretirement Benefit Plans” note in the Notes to the Consolidated Financial Statements included in our Form 10-K for further discussion. The amounts in this column do not reflect deferred compensation earnings because above market earnings are not provided by the Company.

(f)	The following table sets forth for each of the named executive officers the amounts attributable to elements of “All Other Compensation” for 2010.

Name	Relocation ($)	Other Perquisites and Personal Benefits ($)	Company Contributions to Defined Contribution Plans (i) ($)	Severance ($)	Other ($)	Total ($)
Byrne, Patrick J.	$—	$—	$22,352	$—	$1,710 (ii)	$24,062
Driessnack, Robert J.	486,478 (iii)	—	7,425	—	—	493,903
Faerber, Dennis A.	—	31,514 (iv)	7,840	—		39,354
Harwell, Janis L.	—	—	3,424	—	684 (ii)	4,108
McDonnell, James P.	—	—	7,840	—	—	7,840

(i)	Company contributions to the Intermec 401(k) Retirement Plan (“401(k) Plan”) and the Intermec Deferred Compensation Plan (“Deferred Compensation Plan”).

(ii)	Premiums for life insurance coverage for Mr. Byrne and Ms. Harwell that were paid by the Company. The premium for Mr. Byrne provided life insurance coverage of $1,500,000 for 2010, and the premium for Ms. Harwell provided life insurance coverage of $600,000 for 2010.

(iii)	Includes relocation costs of $62,389 and related tax gross-up of $35,784 to Mr. Driessnack as part of our executive relocation program, under which benefits were extended to Mr. Driessnack, as previously reported in our proxy statement for the 2010 Annual Meeting of Stockholders, due to the continued downturn in the housing market and Mr. Driessnack’s difficulties in selling his residence in Ohio. In recognition of these difficulties and the significant and unanticipated financial loss facing Mr. Driessnack in selling such residence, and because of the importance to the Company of ensuring Mr. Driessnack’s undivided attention to the business, in July 2010 we established, on a one-time basis, a Special CFO Relocation Program, under which (a) we directed our relocation company to purchase Mr. Driessnack’s Ohio residence for its appraised value based on the average of two independent appraisals and (b) we paid Mr. Driessnack a loss assistance payment of $280,000, which represented his investment in his residence less the price paid by our relocation company. From the time the relocation company bought the residence from Mr. Driessnack to the time it was sold in December 2010, we paid all the costs of maintaining the residence and related sale transaction costs, in the amount of $48,305. The house sold at a loss of $60,000 from the price at which the relocation company purchased it, and we reimbursed the relocation company this amount. The total amount reported as relocation costs for 2010 reflects all the foregoing costs, including the final loss on sale. Under the terms of the Special CFO Relocation Program, the loan assistance payment of $280,000 must be repaid to us by Mr. Driessnack if he voluntarily terminates employment with the Company within one year after receipt of the payment.

(iv)	Represents the amount of personal travel expenses in 2010 paid by the Company and a lump sum payment of $24,000 in lieu of further personal travel expense reimbursements.

(g)	Mr. Driessnack joined the Company as Chief Financial Officer in January 2009. Mr. McDonnell joined the Company as Senior Vice President of Global Sales in January 2010.

Supplemental Total Realized Compensation Table

The following table supplements the SEC-required disclosure in the Summary Compensation Table set forth above and shows “Total Realized Compensation,” representing the total compensation realized by each named executive officer in each of the years shown. Total compensation, as calculated under SEC rules and as shown both in the Summary Compensation table above and in the table below, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the named executive officers in a particular year. The following table is not a substitute for the Summary Compensation Table.

Name	Year	Total Realized Compensation (a)	“Total” Reported in Summary Compensation Table
Byrne, Patrick J.	2010	$911,632	$3,519,480
CEO and President	2009	1,068,790	2,086,782
	2008	2,040,538	2,888,301

Driessnack, Robert J.	2010	866,304	1,696,366
CFO and Senior Vice President	2009	492,129	1,349,855

Faerber, Dennis A.	2010	431,447	1,261,509
Senior Vice President, Global Supply Chain Operations and Global Services	2009	359,861	753,428
	2008	517,069	2,232,961

Harwell, Janis L.	2010	416,439	1,265,021
Senior Vice President, Corporate Strategy, and General Counsel and Corporate Secretary	2009	927,549	796,846
	2008	999,251	1,140,470

McDonnell, James P.	2010	429,763	1,877,137
Senior Vice President, Global Sales

(a)	Amounts reported as Total Realized Compensation differ substantially from the amounts determined under SEC rules as reported in the “Total” column of the Summary Compensation Table. Total Realized Compensation is not a substitute for “Total” compensation. Total Realized Compensation represents: (1) “Total” compensation, as calculated in the Summary Compensation Table for each of the named executive officers under applicable SEC rules, minus (2) the aggregate grant date fair value of equity awards (as reflected in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table), minus (3) the year-over-year change in pension value and nonqualified deferred compensation earnings (as reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table), plus (4) the value realized from the exercise of stock options and the vesting of RSUs or PSUs before payment of any applicable withholding taxes and brokerage commissions (as reflected in the Option Exercises and Stock Vested tables of the proxy statements for the respective years). In addition, Total Realized Compensation reflects any bonus actually paid in each of the years shown, whereas “Total” compensation under the SEC rules reflects any bonus earned for the applicable years (regardless of when paid). For more information on “Total” compensation under the SEC rules, see the footnotes accompanying the Summary Compensation Table set forth above.

2010 GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding 2010 grants of annual and long-term awards for the named executive officers, including the range of estimated possible payouts under our annual SOIP and estimated future payouts under our PSU Program (referred to in the table as “LTIP PSU 2010-12”), the exercise prices of stock options and the grant date fair value of stock and option awards. These award opportunities align executives’ interests with stockholders, by providing an incentive to increase stock price and improve the long-term financial performance of the Company.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)		All Other Stock Awards: Number of Shares of Stock or Units (#) (c)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards (d) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (e) ($)
		Threshold ($)	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Byrne, Patrick, J.
Annual cash incentive		$174,627	$698,508	$1,397,016	—	—	—	—		$—	$—
LTIP PSU 2010-12	3/22/2010	—	—	—	36,000	72,000	—	—		—	531,360
RSU	5/25/2010	—	—	—	—	—	161,494	—		—	1,773,204
Option	5/25/2010	—	—	—	—	—	—	108,208	(f)	10.98	492,346

Driessnack, Robert J.
Annual cash incentive		46,408	185,631	371,262	—	—	—	—		—	—
LTIP PSU 2010-12	3/22/2010	—	—	—	11,500	23,000	—	—		—	169,740
RSU	5/25/2010	—	—	—	—	—	51,554	—		—	566,063
Option	5/25/2010	—	—	—	—	—	—	34,566	(g)	10.98	157,275

Faerber, Dennis A.
Annual cash incentive		49,362	197,446	394,892	—	—	—	—		—	—
LTIP PSU 2010-12	3/22/2010	—	—	—	11,500	23,000	—	—		—	169,740
RSU	5/25/2010	—	—	—	—	—	51,554	—		—	566,063
Option	5/25/2010	—	—	—	—	—	—	34,566	(g)	10.98	157,275

Harwell, Janis L.
Annual cash incentive		52,397	209,589	419,178	—	—	—	—		—	—
LTIP PSU 2010-12	3/22/2010	—	—	—	11,500	23,000	—	—		—	169,740
RSU	5/25/2010	—	—	—	—	—	51,554	—		—	566,063
Option	5/25/2010	—	—	—	—	—	—	34,566	(g)	10.98	157,275

McDonnell, James P.
Annual cash incentive		59,837	239,346	478,692	—	—	—	—		—	—
LTIP PSU 2009-11	2/16/2010	—	—	—	17,777	35,554	—	—		—	255,455
LTIP PSU 2010-12	3/22/2010	—	—	—	11,500	23,000	—	—		—	169,740
RSU	2/16/2010	—	—	—	—	—	17,777	—		—	255,455
RSU	5/25/2010	—	—	—	—	—	15,554	—		—	170,783
Option	2/16/2010	—	—	—	—	—	—	78,333	(h)	14.37	438,665
Option	5/25/2010	—	—	—	—	—	—	34,566	(h)	10.98	157,275

(a)	Represents the threshold, target and maximum potential payouts pursuant to the SOIP, a cash incentive plan under the 2008 Plan. The Committee established a target payment opportunity for each named executive officer, based on a percentage of that individual’s salary, and assigned Company performance goals for 2010. The 2010 SOIP had a sliding scale that provided for threshold payouts of 25% of the target opportunity and up to 200% of the target opportunity for maximum performance. If the threshold level of performance is not achieved, no award is paid. The 2010 SOIP is described in “Compensation Discussion and Analysis — Components of the Executive Compensation Program — Annual Cash Incentive Program.”

(b)	Represents annual awards made under the PSU Program, a sub-plan of the 2008 Plan. Each award period under the PSU Program is three years, and a new three-year award period begins annually. The Committee established target awards of PSUs for each participant at the beginning of the 2010 award period. Participants can earn from 0% to 200% of their target shares, based on the Company’s financial performance. Because the lowest possible payment is 0 shares, we have not indicated a threshold payout amount. PSUs are payable in shares of common stock. The performance measures for the PSUs granted in the 2010-2012 period are cumulative diluted earnings per share from continuing operations and cumulative revenue. The PSU Program is described in “Compensation Discussion and Analysis — Long-Term Equity Incentive Programs — Performance Share Unit Program Awards and Results.”

(c)	Represents annual awards of RSUs. One-third of the RSUs vest on each of the first, second and third anniversaries of the grant date, if the executive is employed on these dates.

(d)	The 2008 Plan provides that the exercise price for options will be not less than the fair market value on the date of grant and defines fair market value as the closing sales price per share of our common stock on the NYSE for that date.

(e)	Grant date fair value was calculated in accordance with FASB ASC Topic 718. Refer to the “Shareholders’ Equity” note in the Notes to Consolidated Financial Statements included in our Form 10-K for the relevant assumptions. The aggregate grant date fair value for PSUs was calculated based on the target number of PSUs for the 2010-2012 award period.

(f)	Mr. Byrne: The nonqualified stock option becomes exercisable in four equal installments of 27,052 shares each on May 25, 2011, May 25, 2012, May 25, 2013 and May 25, 2014, if the executive is employed on these dates.

(g)	Mr. Driessnack, Mr. Faerber and Ms. Harwell: The nonqualified stock option becomes exercisable in two equal installments of 8,642 shares each on May 25, 2011 and May 25, 2012, and two equal installments of 8,641 shares on May 25, 2013 and May 25, 2014, if the executives are employed on these dates.

(h)	Mr. McDonnell: Two nonqualified stock options were granted to Mr. McDonnell during 2010. The first option for 78,333 shares granted on February 16, 2010 becomes exercisable in one installment of 19,584 shares on February 16, 2011 and three equal installments of 19,583 shares each on February 16, 2012, February 16, 2013 and February 16, 2014, if the executive is employed on these dates. The second option for 34,566 shares granted on May 25, 2010 becomes exercisable in two equal installments of 8,642 shares each on May 25, 2011 and May 25, 2012, and two equal installments of 8,641 shares on May 25, 2013 and May 25, 2014, if the executive is employed on these dates.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

The following table sets forth information regarding the outstanding stock option awards and unvested or unearned stock awards held by the named executive officers, as of December 31, 2010. The market value of unvested stock awards is based on the closing stock price of Intermec common stock of $12.66 on December 31, 2010, the last trading day of the year. These holdings reflect the Company’s long-term incentive compensation policies, under which stock options and stock awards are granted based on Company performance, the quality and length of an executive’s service, and the achievement of individual and Company goals.

	Option Awards (a)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (b) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (c) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (c) ($)
		Exercisable (#)	Unexercisable (#)
Byrne, Patrick J.
Option	5/25/2010	—	108,208	$10.98	5/25/2020
Option	5/26/2009	30,000	90,000	11.53	5/26/2019
Option	5/23/2008	50,000	50,000	22.01	5/23/2018
Option	7/19/2007	180,000	120,000	27.35	7/19/2017
RSU	5/25/2010					161,494	$2,044,514
RSU	3/31/2009					26,667	337,604
LTIP PSU 2010-12								36,000	$106,272
LTIP PSU 2009-11								40,000	0

Driessnack, Robert J.
Option	5/25/2010	—	34,566	10.98	5/25/2020
Option	5/26/2009	10,000	30,000	11.53	5/26/2019
Option	2/17/2009	20,000	60,000	10.55	2/17/2019
RSU	5/25/2010					51,554	652,674
RSU	3/31/2009					8,889	112,535
LTIP PSU 2010-12								11,500	33,948
LTIP PSU 2009-11								13,333	0

Faerber, Dennis A.
Option	5/25/2010	—	34,566	10.98	5/25/2020
Option	5/26/2009	10,000	30,000	11.53	5/26/2019
Option	5/23/2008	20,000	20,000	22.01	5/23/2018
Option	2/19/2008	28,000	42,000	22.88	2/19/2018
RSU	5/25/2010					51,554	652,674
RSU	3/31/2009					8,889	112,535
LTIP PSU 2010-12								11,500	33,948
LTIP PSU 2009-11								13,333	0

Harwell, Janis L.
Option	5/25/2010	—	34,566	10.98	5/25/2020
Option	5/26/2009	10,000	30,000	11.53	5/26/2019
Option	5/23/2008	20,000	20,000	22.01	5/23/2018
Option	5/15/2007	21,000	14,000	22.59	5/15/2017
Option	5/16/2006	28,000	7,000	27.25	5/16/2016
Option	5/17/2005	35,000	—	19.99	5/17/2015
Option	9/08/2004	30,000	—	14.33	9/08/2014
RSU	5/25/2010					51,554	652,674
RSU	3/31/2009					8,889	112,535
LTIP PSU 2010-12								11,500	33,948
LTIP PSU 2009-11								13,333	0

McDonnell, James P.
Option	5/25/2010	—	34,566	10.98	5/25/2020
Option	2/16/2010	—	78,333	14.37	2/16/2020
RSU	5/25/2010					15,554	196,914
RSU	2/16/2010					17,777	225,057
LTIP PSU 2010-12								11,500	33,948
LTIP PSU 2009-11								17,777	0

(a)	Options granted before May 23, 2008 vest or vested (i.e., became exercisable) in five approximately equal installments on the first five anniversaries of the grant date, and expire ten years after the grant date. Options granted on or after May 23, 2008 vest in four approximately equal installments on the first four anniversaries of the grant date, and expire ten years after the grant date.

(b)	The RSUs granted on March 31, 2009 and May 25, 2010 vest in three approximately equal installments on the first three anniversaries of the grant date. The RSUs granted to Mr. McDonnell on February 26, 2010 vest in four approximately equal installments on the first four anniversaries of the grant date.

(c)	Each named executive officer has received an award under the PSU Program for the 2009-2011 and 2010-2012 award periods, which will vest and be settled in shares to the extent earned as of December 31, 2011 and 2012, respectively. Participants can earn from 0% to 200% of their target shares shown above in the table, based on the Company’s financial performance. The lowest possible payment is $0. As of December 31, 2010, the 2009-2011 award period was expected to pay out at 0% of target value and the 2010-2012 award period was expected to pay out at 20% of target value. The PSU Program is described in “Compensation Discussion and Analysis — Long-Term Equity Incentive Programs — Performance Share Unit Program.”

2010 OPTION EXERCISES AND STOCK VESTED

For the year 2010, the following table provides, for each of our named executive officers, the number of stock options exercised and stock awards vested and the value realized due to the exercise or vesting.

	Option Awards		Stock Awards (a)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Byrne, Patrick J.	0	$0	13,333	$189,062
Driessnack, Robert J.	0	0	4,444	63,016
Faerber, Dennis A.	0	0	4,444	63,016
Harwell, Janis L.	0	0	4,444	63,016
McDonnell, James P.	0	0	0	0

(a)	Represents RSUs that vested as of March 31, 2010. The value realized is the number of shares vested multiplied by $14.18, the fair market value of the common stock on the vesting date.

2010 PENSION BENEFITS

The following table provides information for each of the named executive officers regarding the actuarial present value of the officer’s accumulated benefit and years of credited service under the Intermec Pension Plan (the “IPP”) and our Restoration Plan (the “Restoration Plan”). The present value of accumulated benefits was calculated using interest rate and mortality rate assumptions consistent with those described in the Company’s financial statements and in note (a) in the table below. Certain executive officers (but none of the named executive officers) also have benefits accrued under our Supplemental Executive Retirement Plan (the “SERP”).

Effective July 1, 2006, the IPP, the Restoration Plan and the SERP were frozen (i.e., benefit accruals ceased) with respect to all eligible employees, except for those employees who were already participating in the plans and whose age and years of service as of June 30, 2006, when added together, equaled or exceeded 70 (the “Rule of 70”). Effective February 28, 2010, the IPP was frozen with respect to all remaining eligible employees. Effective December 31, 2009, the Restoration Plan and the SERP were frozen with respect to all remaining eligible employees. Ms. Harwell is in the group of employees whose benefits under the IPP, the Restoration Plan and the SERP were frozen in 2006. Her benefit under the SERP was frozen at zero. Mr. Byrne, Mr. Driessnack, Mr. Faerber, and Mr. McDonnell are not eligible to participate in any of the plans because they joined the Company after June 30, 2006.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (a) ($)	Payments During Last Fiscal Year ($)
Byrne, Patrick J.	IPP	0	N/A	N/A
	Restoration Plan	0	N/A	N/A

Driessnack, Robert J.	IPP	0	N/A	N/A
	Restoration Plan	0	N/A	N/A

Faerber, Dennis A.	IPP	0	N/A	N/A
	Restoration Plan	0	N/A	N/A

Harwell, Janis L.	IPP	1.83	$60,685	$0
	Restoration Plan	1.83	65,297	0

McDonnell, James P.	IPP	0	N/A	N/A
	Restoration Plan	0	N/A	N/A

(a)	Present values are calculated as of December 31, 2010 (the pension measurement date for purposes of the Company’s 2010 financial statements) based on benefits accrued through the 2010 fiscal year and payable at normal retirement age (age 65), assuming no pre-retirement mortality or termination and no future Part I Contributions (as described below) or future service or compensation increases. Refer to the “Pension and Other Postretirement Benefit Plans” note in the Notes to the Consolidated Financial Statements included in our Form 10-K for the relevant pension value measurements.

Pension Plan

The IPP is a broad-based, tax-qualified, funded defined benefit plan. As noted above, the IPP was frozen as of June 30, 2006, except with respect to participants who had satisfied the Rule of 70 as of that date. The IPP was frozen to all remaining participants on February 28, 2010. Ms. Harwell accrued benefits under the IPP until it was frozen in 2006. Mr. Byrne, Mr. Driessnack, Mr. Faerber and Mr. McDonnell did not participate in the IPP. The following discussion is limited to the provisions of the IPP that are applicable to Ms. Harwell. Because Ms. Harwell is no longer accruing a benefit under the IPP (and has not accrued a benefit since June 30, 2006), details of how the frozen accrued benefit under the IPP was calculated are not included here.

Participant IPP Retirement Benefits.    Under the IPP, a participant’s annual retirement benefit commencing at normal retirement (generally age 65) is based on a formula (applicable to all participants) that takes into account amounts contributed by the participant to “Part I” of the Intermec Financial Security and Savings Program (“FSSP”) (which was merged into the 401(k) Plan on March 5, 2010). Part I contributions are invested as directed by the Company’s Investment Committee. At any time after termination of employment but prior to the commencement of benefit payments, a participant can elect to transfer his or her Part I contributions and any investment earnings thereon to the IPP, and thereby be entitled to the retirement benefit as defined by the IPP’s benefit formula. Alternatively, the participant can elect to receive a distribution of such amounts valued at the time of distribution and the benefit formula amount will be reduced, but not below zero, by the annuity equivalent of the contributions and earnings (as they were valued as of the date the participant’s accrued benefit was frozen or date of termination from the company, if earlier). The “annuity equivalent” of the participant’s Part I contributions (and related investment earnings) is the amount that would be paid to the participant each year under a straight life annuity that is actuarially equivalent to such amounts. The amounts shown in the above table reflect the present value of the IPP benefit without a transfer of the Part I contributions to the IPP. The annual normal retirement benefit under the IPP reflected in the table is $8,092 for Ms. Harwell.

Participants whose IPP benefits were frozen as of June 30, 2006 became 100% vested in their IPP benefits on that date; accordingly, Ms. Harwell is100% vested in her IPP benefit.

Vested participants who have attained age 55 and completed at least five years of service may elect early retirement. However, the amount of the participant’s early retirement benefit payments will be reduced by one-half of one percent (0.5%) for each month that the payment commencement date precedes the participant’s 65th birthday. Ms. Harwell would be eligible for early retirement if she were to leave the Company.

Form of Payments.    The normal form of payment for unmarried participants is a straight life annuity. The normal form of payment for married participants is an actuarially equivalent joint and 50% surviving spouse annuity. In addition, the IPP provides several other annuity payment options that are actuarially equivalent to the straight life annuity. Benefits are payable monthly.

Restoration Plan

The Restoration Plan was created to provide annual retirement benefits to a select group of management and highly compensated employees to the extent that their benefits under the IPP and FSSP are limited by the Internal Revenue Code of 1986, as amended (the “Code”). The Restoration Plan is a nonqualified, noncontributory and unfunded defined benefit plan. The Restoration Plan is subject to the applicable requirements of Code Section 409A, and the Company intends that it be documented and administered accordingly.

As noted above, the Restoration Plan was frozen as of June 30, 2006, except with respect to participants who had satisfied the Rule of 70 as of that date and fully frozen on December 31, 2009. Ms. Harwell accrued benefits under the Restoration Plan until the plan was frozen. Mr. Byrne, Mr. Driessnack, Mr. Faerber and Mr. McDonnell do not participate in the Restoration Plan.

Participant Restoration Plan Benefits.    A participant’s Restoration Plan benefit is based on a formula that takes into account the amount by which a participant was limited in making elective deferrals under the FSSP, and certain other factors. An annual normal retirement benefit is then calculated, which is the amount that would be paid in the form of a straight life annuity beginning as of the participant’s “normal retirement date,” which is generally the first day of the month coincident with or immediately following the participant’s attainment of age 65. Ms. Harwell is 100% vested in her Restoration Plan benefit. Ms. Harwell’s annual Restoration Plan benefits commencing at normal retirement date is $8,501.

Participants who have attained age 62 and completed five years of service may elect early retirement. In addition, a participant whose employment with the Company terminates on account of his or her total and permanent disability and who has attained age 55 may elect early retirement benefits. However, in either case, the amount of the participant’s early retirement benefit payments will be reduced by one-half of one percent (0.5%) for each month that the payment commencement date precedes the participant’s 65th birthday.

Form of Payments.    The normal form of payment for unmarried participants is a straight life annuity. The normal form of payment for married participants is an actuarially equivalent joint and 100% surviving spouse annuity.

For a description of the effects upon a change of control, refer to “Potential Payments upon Termination or Change of Control.”

2010 NONQUALIFIED DEFERRED COMPENSATION

The following table provides information for each of the named executive officers regarding aggregate executive and Company contributions and aggregate earnings (on the entire account balance) accrued during 2010, as well as year-end account balances under the Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year (a) ($)	Company Contributions in Last Fiscal Year (b) ($)	Aggregate Earnings in Last Fiscal Year (c) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End (d) ($)
Byrne, Patrick J.	$18,140	$14,512	$15,354	$0	$155,501
Driessnack, Robert J.	0	0	505	0	3,422
Faerber, Dennis A.	0	0	424	0	4,031
Harwell, Janis L.	0	0	4,574	0	34,868
McDonnell, James P.	0	0	0	0	0

(a)	The amounts reported in this column reflect the elective deferrals made by executives of base salary earned for 2010. These amounts are included in the “Salary” column of the Summary Compensation Table.

(b)	The amounts reported in this column reflect matching contributions made by the Company in 2011 for 2010 contributions. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table, but not in the “Aggregate Balance at Last Fiscal Year-End” column of this table because of the date the contributions were allocated.

(c)	The amounts reported in this column reflect the earnings credited to executives’ accounts for 2010.

(d)	Of the amounts reported in this column, the following amounts have also been reported in the Summary Compensation Table for 2009 and 2008:

Name	Previously Reported for 2009 ($)	Previously Reported for 2008 ($)
Byrne, Patrick J.	$55,017	$53,701
Driessnack, Robert J.	2,917	0
Faerber, Dennis A.	0	2,754
Harwell, Janis L.	0	0
McDonnell, James P.	0	0

Deferred Compensation Plan

The Deferred Compensation Plan is designed as a nonqualified, defined contribution, individual account plan for the elective deferral of certain eligible compensation, to the extent that such compensation exceeds the compensation limit for an applicable year under Code Section 401(a)(17). Participation in the Deferred Compensation Plan is limited to select management and highly compensated employees of the Company. The named executive officers currently eligible to participate in the Deferred Compensation Plan are Mr. Byrne, Mr. Driessnack, Mr. Faerber and Ms. Harwell. Mr. McDonnell was not eligible to participate in the Deferred Compensation Plan in 2010 but is eligible in 2011.

For 2010, executives may defer up to 75% of eligible base salary, up to 100% of eligible annual cash bonuses and up to 100% of eligible commissions or sales-based awards. The Company matches 80% of the first 4% of eligible compensation deferred by an executive. To receive this matching contribution, the executive must be employed on the last day of the year. All Deferred Compensation Plan accounts are 100% vested at all times.

Executives may choose how to credit deferred and matching amounts among approximately 29 tracking funds that are based on the investment performance of the corresponding investment funds offered under the 401(k) Plan. Executives may change how deferrals are allocated to the tracking funds at any time, with changes generally effective as of the next trading day.

The following table shows the funds available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2010.

Investment	1 Year	Investment	1 Year
AF Grth Fund Amer A	12.28%	FID Freedom 2005	10.57%
Clipper Fund	14.77%	FID Freedom 2010	11.65%
FID Dividend Growth	21.19%	FID Freedom 2015	11.75%
Harbor Cap Appr Inst	11.61%	FID Freedom 2020	12.93%
Spartan US EQ Index	14.98%	FID Freedom 2025	13.82%
Columbia Acorn Z	26.00%	FID Freedom 2030	14.04%
FID Mid Cap Stock	23.57%	FID Freedom 2035	14.46%
Longleaf Partners	17.89%	FID Freedom 2040	14.62%
MFS Value R4	11.68%	FID Freedom 2045	14.72%
Oakmark Select I	13.24%	FID Freedom 2050	14.90%
Pioneer Cullen Val Y	10.37%	FID Freedom Income	7.63%
ABF SM Cap Val PA	25.67%	PIMCO TOT Return Admn	8.56%
FID Diversified Intl	9.65%	Fidelity Cash Reserve	0.06%
Oakmark Intl I	16.22%	Fidelity Retire MMKT	0.02%
FID Freedom 2000	7.86%

An executive may receive a single lump sum payment equal to his or her entire account balance when the executive’s employment with the Company ends, subject to delays required by law or the terms of the Deferred Compensation Plan. If the executive dies while employed by the Company, his or her beneficiary will receive a lump sum payment equal to the value of his or her entire account balance. The executive may also receive distributions upon request in the event of an unforeseeable financial emergency. The Company reserves the right to terminate the plan and distribute all vested amounts credited to participants’ accounts in accordance with the terms of the Deferred Compensation Plan and the requirements of Code Section 409A, including, but not limited, upon a change of control as described in the Deferred Compensation Plan.

The Compensation Committee interprets and administers the Deferred Compensation Plan. Generally, the Company reserves the right to amend the Deferred Compensation Plan at any time without the consent or agreement of the executives. The Company has established an irrevocable “rabbi” trust to provide a source of funds to assist the Company in meeting its liabilities with respect to the Deferred Compensation Plan, with the assets of such trust subject to the claims of the Company’s general creditors in accordance with applicable law and the terms of the trust. The Deferred Compensation Plan is subject to the requirements of Code Section 409A, and the Company intends that it be documented and administered accordingly.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The “Estimated Potential Incremental Payments upon Termination or Change of Control as of December 31, 2010” table below reflects the estimated amount of incremental compensation payable to each of the named executive officers under the Company’s Change of Control Severance Plan (“COC Plan”), the Executive Change of Control Policy for the 2008 Omnibus Incentive Plan (the “COC Policy”), the Senior Officer Severance Plan (“SOSP”) and the Restoration Plan in the event of (i) an involuntary termination of the named executive officer by the Company without Cause before a change of control of the Company; (ii) a change of control of the Company; (iii) an involuntary termination of the named executive officer by the Company without Cause or a termination by the named executive officer for Good Reason in connection with or following a change of control of the Company; or (iv) death. The amounts shown in the table assume that the termination or change of control was effective as of December 31, 2010, and that the price of Intermec common stock on which certain of the calculations are made was the closing price of $12.66 on that date. These amounts are estimates of the incremental amounts that would be payable as of December 31, 2010 under the arrangements, as applicable, to each named executive officer in the foregoing circumstances. The actual amounts that would be payable to a named executive officer in similar circumstances in the future can only be determined at the time of the officer’s termination or a change of control of the Company.

The COC Plan, the COC Policy, the SOSP and the Restoration Plan are described below to assist in reading the table. The descriptions are qualified in all respects by reference to the provisions of the applicable plan or policy.

Change of Control Severance Plan

The COC Plan covers all executive officers, including the named executive officers. An executive may not receive a payment or benefit under both the COC Plan and any other severance program. The impact of a Change of Control (defined below) on equity awards held by a named executive officer is governed by the COC Policy, described below.

If within two years after a Change of Control, an executive’s employment is terminated for reasons other than Cause or if an executive terminates employment for Good Reason, the executive will be entitled to the following payments and benefits under the COC Plan:

•	Accrued but unpaid salary and vacation pay as of the termination date.

•

Lump sum severance payment equal to a multiple of the executive’s annual base salary (based on the highest rate of annual base salary in effect up to and including the date of termination) and a multiple of annual bonus (based on the average of the prior three years’ actual bonus payments). The multiple is three times base salary and bonus for the CEO and two times base salary and bonus for the other executive officers.

•	Prorated lump sum payment equal to unpaid target annual bonus for the year of termination.

•

Lump sum payment equal to the difference between (x) the actuarial equivalent of the amount the executive would have received under the Company’s defined benefit retirement plans, including the SERP, had the executive’s employment continued for two years after the date of termination (assuming that the executive’s compensation in each of the two years is the same as in effect immediately prior to the Change of Control) and (y) the actuarial equivalent of the amount of the executive’s actual benefit (paid or payable) under the defined benefit retirement plans.

•

Continued coverage for the executive and his or her family members under the Company’s welfare benefit plans for a period of two years, including reimbursement for certain payments made by the executive for the cost of coverage (including medical and dental) plus a related tax gross-up for the reimbursed amount.

•	Payment for reasonable outplacement costs, as incurred, for a period of up to two years.

•	Amounts accrued and due under the existing terms of various benefit programs, including the Deferred Compensation Plan.

The COC Plan includes a clawback provision that terminates benefits and requires repayment of benefits if the executive breaches agreements protecting the interests of the Company, such as agreements regarding confidentiality, non-competition and ownership of proprietary information. The COC Plan also requires that the executive sign a general waiver and release of claims in order to receive benefits. The COC Plan contains a modified excise tax gross-up provision that is designed to neutralize the disparate impact of excise taxes imposed under Code Section 4999 on executives with varying tenures with the Company. The payment will be made only if the total value of all “parachute payments” to the individual exceeds 110% of the individual’s “safe harbor” amount. In March 2010, the COC Plan was amended to remove the excise tax gross-up provision for any new executives who might be covered by the COC Plan in the future.

Under the COC Plan, a “Change of Control” is generally defined as the first to occur of any of the following events: (i) any person becomes the beneficial owner of 30% or more of Intermec’s outstanding common stock or voting securities, with certain exceptions; (ii) the incumbent directors (including those nominees subsequently nominated or elected by incumbent directors) during any consecutive 24-month period cease for any reason to constitute at least a majority of the Board of Directors; (iii) consummation of a reorganization, merger, consolidation or sale or other disposition of substantially all the assets of the Company, unless (x) after such transaction the beneficial owners of Intermec’s common stock and voting securities immediately prior to the transaction retain more than 50% of such common stock and voting securities of the corporation resulting from such transaction (except to the extent such ownership existed prior to the transaction), (y) no beneficial owner owns 30% or more of the then outstanding common stock or voting securities, and (z) at least a majority of the directors resulting from such transaction were incumbent directors at the time of executing the initial agreement, or Board action, providing for such transaction; or (iv) consummation of a complete liquidation or dissolution of the Company.

“Good Reason” is generally defined in the COC Plan to mean the occurrence of any of the following within 24 months after a Change of Control, and the failure of the Company or a successor company to cure within 30 days after receipt of written notice from the executive asserting that Good Reasons exists: (i) a material diminution in the executive’s base compensation; (ii) a material diminution in the executive’s authority, duties, or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive is required to report, including a requirement that the executive report to a corporate officer or employee instead of reporting directly to the Board of Directors; (iv) a material diminution in the budget over which the executive retains authority; (v) a material change in the geographic location at which the executive must perform the services; or (vi) the failure of the Company to obtain a satisfactory agreement from a successor to the Company to assume and agree to perform the COC Plan.

“Cause” is generally defined in the COC Plan to mean the occurrence of one or more of the following events: (i) the willful and continued failure of the executive to perform substantially the executive’s duties after a written demand for substantial performance is delivered by the Board or the CEO or (ii) the willful engaging by the executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. No act or failure to act will be considered “willful” unless it is done, or omitted to be done, in bad faith or without a reasonable belief that the action or omission was in the best interests of the Company.

Change of Control Policy

All participants in the COC Plan are eligible to participate in the COC Policy.

In the event of a Change of Control, outstanding equity awards held by the covered executives will be treated as follows:

•

All options and time-vested restricted stock or RSUs will be subject to “double-trigger” accelerated vesting and lapse of applicable forfeiture provisions (meaning that, if equity awards are converted, assumed or replaced in connection with a Change of Control, accelerated vesting and lapse of forfeiture provisions will occur only if, in connection with or within two years after the Change of Control, the executive’s employment is terminated by the Company (or a successor) without Cause or the executive terminates employment for Good Reason).

•

Payout of stock awards and stock units with restrictions based on performance criteria, performance shares and performance units will occur based on actual performance if more than 50% of the performance period has elapsed and at targeted performance if 50% or less of the performance period has elapsed.

The terms “Change of Control,” Good Reason” and “Cause” have the same definitions as in the COC Plan (except that any references in the above definitions to the COC Plan are replaced with references to the COC Policy).

Senior Officer Severance Plan

The SOSP sets forth the payments and benefits that we will provide to a senior officer, including our named executive officers, if we terminate the executive’s employment other than for Cause, death or disability, and other than in connection with a Change of Control. In the event of such a termination of employment, we will provide the following payments and benefits to the executive:

•	Accrued but unpaid salary for the year of termination.

•	Lump sum severance payment equal to a multiple of the executive’s annual base salary. The multiple is two times base salary for the CEO and one times base salary for the other executives.

•

Prorated lump sum severance payment equal to the annual cash incentive bonus otherwise due to the executive for the year of termination, based on actual performance and payable only after actual performance is determined and without regard to an employment requirement.

•	Lump sum amount equal to 12 times the amount of the COBRA premium applicable to the level of health plan coverage in effect at the time of termination.

•	Payment for reasonable outplacement services, as incurred, for a period not to extend past the last day of the second calendar year following the calendar year of termination.

•	Amounts accrued and due under the existing terms of various benefit programs, including the Deferred Compensation Plan.

The executive is responsible for all taxes arising from payments and benefits under the SOSP. Any bonus payments under the SOSP are in lieu of any amounts otherwise payable for the year of termination under the SOIP.

The SOSP includes a clawback provision that terminates benefits and requires repayment of benefits if the executive breaches agreements protecting the interests of the Company, such as agreements regarding confidentiality, non-competition and ownership of proprietary information. The SOSP also requires that the executive sign a general waiver and release of claims in order to receive benefits.

In the event of termination of an executive’s employment by reason of death or disability or for Cause, our sole obligation under the SOSP would be to pay the executive’s accrued annual base salary that is unpaid at that time. We also would pay amounts accrued and vested under the existing terms of various benefit programs in accordance with the terms of such programs.

The SOSP does not require us to retain the executives or to pay them any specified level of compensation or benefits. Generally, we may modify or terminate the SOSP at any time at our discretion without the consent or agreement of the executives.

The definition of “Change of Control” under the SOSP is the same as that described for the COC Plan above (except that any references in the above definition to the COC Plan are replaced with references to the SOSP). “Cause” is generally defined in the SOSP to mean (i) the failure of the executive to perform substantially the executive’s duties with the Company and (ii) the willful engaging by the executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

Restoration Plan

The terms of the Restoration Plan, other than those relating to a Change of Control, are described in “2010 Pension Benefits — Restoration Plan.” The following is a brief description of the provisions in the Restoration Plan relating to a Change of Control. Upon a Change of Control, the Restoration Plan benefit of any participant on the date of the Change of Control will be distributed in a lump sum that is equal to the actuarial present value of the Restoration Plan benefit payable at the later of his or her attainment of age 65 or his or her age at the time of the Change of Control. The lump sum amount payable upon a Change of Control is based on a different discount rate than what has been used for financial reporting purposes. Accordingly, the table below reflects the increase in value based on the Change of Control discount factor. This is explained further in note (f) to the table for Ms. Harwell below. Any condition concerning eligibility for retirement benefits that requires (1) the filing of any election, (2) the attainment of a specified age, (3) an agreement not to compete with the Company, (4) benefit reductions, or (5) the participant’s termination of employment with the Company would be waived.

For purposes of the Restoration Plan, a “Change of Control” is the first to occur of any of the following events: (i) any person becomes the beneficial owner of 30% or more of Intermec’s common stock or voting securities, with certain exceptions; (ii) the incumbent directors (including those nominees subsequently nominated or elected by incumbent directors) cease for any reason to constitute at least a majority of the Board of Directors; (iii) consummation of a reorganization, merger, consolidation or sale or other disposition of substantially all the assets of the Company, unless (x) after such transaction the beneficial owner of Intermec’s common stock and voting securities immediately prior to the transaction retain more than 60% of such common stock or voting securities, (y) no beneficial owner owns 30% or more of the then outstanding common stock or voting securities (except to the extent such ownership existed prior to the transaction) and (z) at least a majority of the directors resulting from such transaction were incumbent directors at the time of executing the initial agreement, or Board action, providing for such transaction; or (iv) consummation of a complete liquidation or dissolution of the Company. To the extent necessary to comply with Code Section 409A, an event or occurrence described above will be considered a Change of Control only if it also constitutes a change in ownership or effective control of the Company or a change in ownership of the Company’s assets described in accordance with the requirements of Code Section 409A.

Tabular Presentation

The table below presents the estimated incremental compensation payable to each of the named executive officers as described above. The incremental compensation is presented in the following benefit categories:

•	Cash (salary): a multiple of the executive’s annual base salary as of December 31, 2010, except after a Change of Control when the highest base salary rate is used.

•	Cash (average prior incentive bonuses): a multiple of the average of actual incentive bonus payments for prior 3 years (2007-2009).

•

Cash (current year annual incentive bonus):    a pro rata portion of the executive’s actual cash incentive for 2010 based on the number of days worked during the year and actual performance, if applicable.

•	Stock options: market value, as of December 31, 2010, of unvested, in-the-money stock options that would vest.

•	Service-based stock awards: market value, as of December 31, 2010, of unvested restricted stock unit awards that would vest.

•	Performance shares: market value, as of December 31, 2010, of unvested PSUs that would vest.

•	Restoration Plan: difference in net present value based on the Restoration Plan’s discount factors.

•	Excise tax gross-up: the modified excise tax gross-up under the COC Plan, as described above.

•

Health and welfare benefits:    estimated value of continuing welfare benefits for an executive and his or her family based on elected coverage as of December 31, 2010, and based on current Company costs.

•

Supplemental life insurance:    benefit paid to estate upon death. Mr. Driessnack, Mr. Faerber and Mr. McDonnell have a death benefit of two times the previous year’s base salary, subject to a $600,000 maximum, under the basic life insurance benefit provided to all employees. Therefore, no additional amount is shown as a death benefit in this table for them.

•	Perquisites: estimated value of outplacement services.

Estimated Potential Incremental Payments upon Termination or Change of Control as of December 31, 2010

Name and Benefit	Before Change of Control Termination w/o Cause		Upon Change of Control (a)		After Change of Control Termination w/o Cause or for Good Reason (a)		Death (b)
Byrne, Patrick J.
Cash (salary)	$1,400,000	(c)	$—		$2,100,000	(d)	$—
Cash (average prior incentive bonuses)	—		—		718,862	(d)	—
Cash (current year annual incentive bonus)	—	(c)	—		698,508	(d)	—
Stock Options: vesting accelerated	—		—		283,489		—
Service-Based Stock Awards: vesting accelerated	—		—		2,382,118		—
Performance Shares: vesting accelerated	—		455,760	(e)	—		30,384	(h)
Excise Tax Gross-Up	—		—		2,446,381		—
Health and Welfare Benefits	17,243		—		33,572		—
Supplemental Life Insurance	—		—		—		1,500,000
Perquisites	15,000	(g)	—		15,000	(g)	—

Total	$1,432,243		$455,760		$8,677,930		$1,530,384

Name and Benefit	Before Change of Control Termination w/o Cause		Upon Change of Control (a)		After Change of Control Termination w/o Cause or for Good Reason (a)		Death (b)
Driessnack, Robert J.
Cash (salary)	$310,000	(c)	$—		$620,000	(d)	$—
Cash (average prior incentive bonuses)	—		—		—	(d)	—
Cash (current year annual incentive bonus)	—	(c)	—		185,631	(d)	—
Stock Options: vesting accelerated	—		—		218,571		—
Service-Based Stock Awards: vesting accelerated	—		—		765,208		—
Performance Shares: vesting accelerated	—		145,590	(e)	—		9,706	(h)
Excise Tax Gross-Up	—		—		583,274		—
Health and Welfare Benefits	15,804		—		32,077		—
Perquisites	15,000	(g)	—		15,000	(g)	—

Total	$340,804		$145,590		$2,419,761		$9,706

Name and Benefit	Before Change of Control Termination w/o Cause		Upon Change of Control (a)		After Change of Control Termination w/o Cause or for Good Reason (a)		Death (b)
Faerber, Dennis A.
Cash (salary)	$330,000	(c)	$—		$660,000	(d)	$—
Cash (average prior incentive bonuses)	—		—		78,559	(d)	—
Cash (current year annual incentive bonus)	—	(c)	—		197,446	(d)	—
Stock Options: vesting accelerated	—		—		91,971		—
Service-Based Stock Awards: vesting accelerated	—		—		765,208		—
Performance Shares: vesting accelerated	—		145,590	(e)	—		9,706	(h)
Excise Tax Gross-Up	—		—		669,954		—
Health and Welfare Benefits	12,573		—		24,005		—
Perquisites	15,000	(g)	—		15,000	(g)	—

Total	$357,573		$145,590		$2,502,143		$9,706

Name and Benefit	Before Change of Control Termination w/o Cause		Upon Change of Control (a)		After Change of Control Termination w/o Cause or for Good Reason (a)		Death (b)
Harwell, Janis L.
Cash (salary)	$350,000	(c)	$—		$700,000	(d)	$—
Cash (average prior incentive bonuses)	—		—		183,324	(d)	—
Cash (current year annual incentive bonus)	—	(c)	—		209,589	(d)	—
Stock Options: vesting accelerated	—		—		91,971		—
Service-Based Stock Awards: vesting accelerated	—		—		765,208		—
Performance Shares: vesting accelerated	—		145,590	(e)	—		9,706	(h)
Restoration Plan: difference in net present value	—		676	(f)	—		—
Excise Tax Gross-Up	—		—		655,943		—
Health and Welfare Benefits	5,711		—		13,122		—
Supplemental Life Insurance	—		—		—		600,000
Perquisites	15,000	(g)	—		15,000	(g)	—

Total	$370,711		$146,266		$2,634,157		$609,706

Name and Benefit	Before Change of Control Termination w/o Cause		Upon Change of Control (a)		After Change of Control Termination w/o Cause or for Good Reason (a)		Death (b)
McDonnell, James P.
Cash (salary)	$350,000	(c)	$—		$700,000	(d)	$—
Cash (average prior incentive bonuses)	—		—		—	(d)	—
Cash (current year annual incentive bonus)	—	(c)	—		239,346	(d)	—
Stock Options: vesting accelerated	—		—		58,071		—
Service-Based Stock Awards: vesting accelerated	—		—		452,369		—
Performance Shares: vesting accelerated	—		145,590	(e)	—		9,706	(h)
Excise Tax Gross-Up	—		—		504,716		—
Health and Welfare Benefits	1,680		—		7,251		—
Perquisites	15,000	(g)	—		15,000	(g)	—

Total	$366,680		$145,590		$1,976,753		$9,706

(a)	Other than under the Restoration Plan, discussed in note (f), and with respect to certain performance-based equity awards under our COC Policy, discussed in note (e), the COC Plan generally provides benefits to the executives upon a Change of Control if there is an involuntary termination without Cause or voluntary termination with Good Reason within two years following the Change of Control. Accordingly, the additional amounts to which our named executive officers would be entitled as a result of such termination are reflected in the column captioned “After Change of Control Termination w/o Cause or for Good Reason.”

(b)

For Mr. Byrne and Ms. Harwell, the death benefit is four times the previous year’s base salary, subject to a $600,000 maximum unless approved by the insurer after additional information is provided by the insured, in which case the maximum death benefit is $1,500,000. The benefit currently applicable to Mr. Byrne is $1,500,000, and the maximum benefit applicable to Ms. Harwell is $600,000. For Mr. Driessnack, Mr. Faerber and Mr. McDonnell, the death benefit is two times the previous year’s base pay, subject to a $600,000 maximum, a benefit which applies to all employees.

(c)	Under the SOSP, in the event of termination other than for Cause, death or disability, and other than in connection with a Change of Control, the executive is entitled to a payment that includes a multiple of his or her base salary. For Mr. Byrne, that multiple is two times his base salary. For all other named executive officers, that multiple is one times base salary. In addition, under the SOSP, the executive is entitled to a pro rata portion of his or her annual cash incentive bonus for that year, based on the number of days worked and actual performance under the cash incentive plan. There was no payout under the 2010 SOIP, so no amounts are reported.

(d)	Under the COC Plan, in the event of termination without Cause or for Good Reason after a Change of Control, the executive is entitled to a payment that includes a multiple of his or her base salary (the highest rate ever paid) and bonus, the latter of which is calculated based on the average of the last three years’ actual bonus payments. For Mr. Byrne, that multiple is three times base salary and bonus. For all other named executive officers, that multiple is two times base salary and bonus. Since Mr. Driessnack commenced employment in 2009, which had no bonus, he has no prior year bonus history. Similarly, since Mr. McDonnell was hired in 2010, he has no prior bonus history. The executive is also entitled to a pro rata portion of his or her target annual cash incentive bonus based on the number of days worked during the year of termination.

(e)	Under the COC Policy, all outstanding awards of restricted stock or RSUs whose restrictions are based on performance criteria, performance units and performance shares will be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control, except that if more than 50% of the performance period has elapsed, the award will be deemed to have been earned based on the actual performance attained as of the effective date of the Change of Control. The amounts in this table include the payout upon a Change of Control with respect to the PSU performance cycles for 2008-2010, 2009-2011 and 2010-2012, as applicable, to each named executive officer. To calculate these values as of December 31, 2010, we used the closing price of $12.66 per share of our common stock on that date. As of December 31, 2010, since no payout was anticipated under the 2008-2010 and the 2009-2011 performance cycles, the amounts in this table only reflect targeted performance for the 2010-2012 cycle (since less than 50% of that performance period had elapsed as of December 31, 2010).

(f)	Ms. Harwell has a vested benefit in the Restoration Plan. Upon a Change of Control (as defined in the Restoration Plan), Ms. Harwell would receive a lump sum payout of the net present value of her vested benefit. Under the Restoration Plan, we use a different discount factor to calculate the net present value in the event of a Change of Control compared to the discount factor we use to calculate the net present value of the benefit for financial reporting purposes. (The value used for financial reporting purposes is reflected in the “2010 Pension Benefits” table.) The amount reported in this table for the Restoration Plan upon a Change of Control represents the positive difference, as of December 31, 2010, between (1) the net present value of Ms. Harwell’s benefit as calculated upon a Change of Control (using segment rates of 3.31%, 5.05% and 5.32% interest and 2010 unisex PPA mortality) and (2) the net present value of Ms. Harwell’s benefit as calculated for financial reporting purposes (using a 5.40% rate of interest and RP2000 combined healthy mortality projected to 2018 (sex-distinct without collar adjustment)).

(g)	The executives would be entitled to the reasonable cost of outplacement services. The amount of services is not fixed, but we do not expect them to exceed $15,000 in the aggregate per executive.

(h)

In the event of an executive’s death prior to the end of the award period under the PSU Program, such executive’s estate or other beneficiary will receive a payout of earned PSUs on the same basis as other participants, except that the amount of any payout will be prorated for the number of full months worked during the award period as a percentage of the total number of full months in the award period, and the requirement that the executive be employed at the end of the award period does not apply. As of December 31, 2010, the only period with an expected payout is the 2010-2012 award period. The current expected payout is at 20% of target, and is calculated using a share price of $12.66 per share which is the December 31, 2010 closing price. The death benefit payout would be prorated for the 12 months worked out of the program’s 36-month award period.

EQUITY COMPENSATION PLAN INFORMATION

The table provides information, as of December 31, 2010, concerning securities authorized for issuance under equity compensation plans of the Company.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	4,991,347	$17.51	3,944,497
Equity compensation plans not approved by stockholders	—	—	—

(a)	Includes (i) 486,950 RSUs issued under the 2008 Plan which, if vested, will be paid in the form of unrestricted shares of common stock, (ii) 327,920 RDSUs, which, if vested, will be paid in shares of common stock as provided in the Director Program under the 2008 Plan and (iii) 393,048 PSUs. The number of PSUs reported reflects the target number of PSUs that have been granted for the 2008-2010, 2009-2011, and 2010-2012 award periods under the PSU Program. Participants can earn from 0% to 200% of their target shares based on the Company’s financial performance. The terms of PSUs are described in “Compensation Discussion and Analysis.”

(b)	RSUs, RDSUs and PSUs are excluded when determining the weighted-average exercise price of outstanding options, warrants and rights.

(c)	Includes (i) 2,919,032 shares available under the 2008 Plan and (ii) 1,025,465 shares available under the 2008 Employee Stock Purchase Plan. The Director Program under the 2008 Plan allows for certain annual retainer fees and meeting fees to be paid in the form of common stock or deferred stock units. See the information provided in “Director Compensation.”

Note: As of March 28, 2011, the Company had (i) 3,766,397 stock options outstanding under all plans, with a weighted average exercise price of $17.52 and a weighted average remaining term of 6.76 years, (ii) 1,170,011 RSUs, RDSUs and PSUs (at target) outstanding under all plans, and (iii) 2,975,609 shares remaining available for future grants of awards under the 2008 Plan (the only plan from which equity incentive awards can be made). The option information is summarized in the table below:

	Number of Stock Options Outstanding (in shares)	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term (In Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2010	3,783,429	$17.51
Granted	4,000	11.08
Exercised	(757)	9.97
Canceled	(20,275)	15.38

Outstanding at March 28, 2011	3,766,397	17.52	6.76	$646,931

Vested and expected to vest at March 28, 2011	2,180,449	19.62	5.84	$735,087
Exercisable at March 28, 2011	2,022,628	19.60	5.60	$636,311

PROPOSAL 3.

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This advisory proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis” in this proxy statement, our executive compensation programs are intended to attract, motivate, and retain our named executive officers, who are leading the business initiatives that we believe are critical to our future success. Under these programs, we have assigned specific annual and long-term financial goals, which have been difficult to achieve during the recent global economic downturn, while simultaneously transforming aspects of our business for the future.

We made significant progress during 2010 in carrying out important strategic initiatives, some of which are reflected in our product launch and acquisitions announced in early 2011. We expect that these and other activities outlined in our 2010 Annual Report to Stockholders will allow us to take advantage of improving economic conditions and to emerge stronger in the future. The Compensation Committee believes that the retention and motivation of the Company’s executive management team during this period is critical to the success of our strategic initiatives, which we expect will benefit long-term stockholder interests. Our compensation policies have been an important factor in retaining and motivating this team. Please read the “Compensation Discussion and Analysis” beginning on page 28 for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is not binding on the Company, the Compensation Committee or our Board. We value the opinions of our stockholders, however, and the Compensation Committee will consider the results of our stockholders’ vote on this advisory resolution and will evaluate whether any actions are warranted to address those results.

RECOMMENDATION

The Board of Directors unanimously recommends that you vote FOR Proposal 3.

PROPOSAL 4.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY STOCKHOLDER VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Act, we are also seeking your preference, on an advisory (or non-binding) basis, with respect to the frequency of future stockholder votes on the compensation of our named executive officers (such as Proposal 3 in this proxy statement). You may vote for a “say-on-pay” vote frequency of every one year, two years or three years, or you may abstain from expressing a preference. Stockholders are not voting to approve or disapprove the Board recommendation. This advisory “frequency” vote is required at least once every six years beginning with our 2011 Annual Meeting of Stockholders.

After careful consideration of this proposal, our Board of Directors has determined that an advisory stockholder vote on the compensation of our named executive officers that occurs annually is the most appropriate alternative for the Company, and, accordingly, our Board recommends that you vote for a frequency of “One Year” for future advisory stockholder votes regarding the compensation of our named executive officers.

We believe that an annual advisory stockholder vote on the compensation of our named our named executive officers will enhance stockholder communication by encouraging our stockholders to provide us with their input on our executive compensation policies, practices and plans and will provide us a means to obtain regular feedback on stockholder sentiment regarding our executive compensation decisions.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the stockholder advisory vote on the compensation of our named executive officers that will be considered to be preferred by our stockholders. However, because this vote is not binding on the Board, the Board may decide, either now or in the future, that it is in the best interests of the Company and our stockholders to hold a stockholder advisory vote on the compensation of our named executive officers more or less frequently than the preference indicated by our stockholders’ vote, including, for example, due to changes in executive compensation policies, practices and plans or discussions with stockholders.

RECOMMENDATION

The Board of Directors unanimously recommends that you vote for a frequency of ONE YEAR for future stockholder advisory votes on the compensation of our named executive officers (Proposal 4).

PROPOSAL 5.

APPROVAL OF AMENDMENT TO THE INTERMEC, INC.

2008 OMNIBUS INCENTIVE PLAN

The Board of Directors, the Compensation Committee and Company management all believe that the effective use of stock-based long-term incentive compensation is vital to our continued ability to recruit, hire and retain the individuals required to successfully execute the Company’s business plans and achieve strong performance in the future by providing a direct link between compensation and long-term stockholder value creation. On March 30, 2011, the Board adopted an amendment (the “Amendment”) to the Intermec, Inc. 2008 Omnibus Incentive Plan (the “2008 Plan”), subject to approval of the Company’s stockholders. The Company is asking for:

•

Approval of the 2008 Plan, as proposed to be amended effective as of May 25, 2011, to increase the number of shares of common stock reserved for issuance by 2,350,000 shares, enabling the continued use of the 2008 Plan for stock-based incentive awards and

•

Re-approval of the material terms of the performance goals for performance-based awards under the 2008 Plan pursuant to Code Section 162(m). As discussed below, by approving the 2008 Plan, as proposed to be amended, stockholders also will be re-approving the existing material terms of the performance goals for performance-based awards under the 2008 Plan.

The principal features of the 2008 Plan as it exists today and as it is proposed to be amended are summarized below. This summary does not contain all information about the 2008 Plan. A copy of the complete text of the 2008 Plan as it is proposed to be amended is included in Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the full text of the appended 2008 Plan.

Highlights of the Proposed Amendment

The 2008 Plan authorizes the Compensation Committee to award stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units and other incentives payable in cash or in shares of common stock for the purpose of attracting, retaining and motivating the caliber of employees and directors essential for achievement of the Company’s success.

The Company proposes to increase the maximum aggregate number of shares of common stock authorized for issuance under the 2008 Plan by 2,350,000 shares. As of March 28, 2011, and excluding the requested share increase, there were approximately 2,975,609 shares remaining available for future grants of awards under the 2008 Plan, calculated as follows:

Shares approved for future grant under the 2008 Plan as of May 23, 2008 (the date of original stockholder approval of the 2008 Plan), plus	5,591,357
Shares that became available under the 2008 Plan pursuant to cancellation or forfeiture of awards under the Company’s predecessor equity plans between May 23, 2008 and March 28, 2011, minus	811,623
Shares subject to awards granted under the 2008 Plan between May 23, 2008 and March 28, 2011, net of cancellations and forfeitures	(3,427,371)
Remaining shares available for future grant under the 2008 Plan, as of March 28, 2011	2,975,609

By increasing the number of shares authorized under the 2008 Plan, the Company believes it will have the flexibility to continue to provide equity incentives in amounts determined appropriate by the Compensation Committee over the next three years. If stockholders approve the 2008 Plan, as proposed to be amended, including the request for 2,350,000 additional shares, the total number of shares available for grant under the 2008 Plan, plus the number of shares subject to outstanding awards under all the Company’s current and predecessor equity plans as of March 28, 2011, would be approximately 10,229,517 shares. As of March 28,

2011, the total number of shares of common stock outstanding was approximately 60,146,364. If this proposal is not approved by stockholders, we anticipate that within twelve months we may not have enough shares to fund our normal annual equity grants to employees, or grants for new hires. This estimate takes into account the increase in our employee count as a result of our acquisition of Vocollect, Inc. in March 2011. Lack of available equity will severely limit our ability to attract, retain and motivate individuals integral to achieving our business objectives.

In connection with the share increase, we also have removed provisions limiting the percentage of shares that can be granted under awards (other than stock options or stock appreciation rights) that have no restrictions or that vest based solely on continuous employment or services over less than three years as well as certain provisions requiring a minimum one-year performance period for performance-based awards (other than stock options or stock appreciation rights). This is described below under “Summary of the 2008 Plan as Proposed to Be Amended – Award Limitations.”

In connection with approval of the 2008 Plan, as proposed to be amended, our Board also is asking stockholders to re-approve the material terms of the performance goals for performance-based awards set forth in the 2008 Plan. This re-approval will provide the Company with the continued flexibility to grant awards under the 2008 Plan that qualify as “performance-based” compensation under Code Section 162(m). Code Section 162(m) generally provides that the Company is prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year. Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit. In general, one of the requirements that must be satisfied to qualify as “performance-based” compensation is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by a majority vote of our stockholders, generally at least once every five years. For purposes of Code Section 162(m), the material terms of the performance goals generally include (a) the individuals eligible to receive compensation upon achievement of performance goals, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount that can be paid to an individual upon attainment of the performance goals. By approving the 2008 Plan, as proposed to be amended, stockholders also will be re-approving the material terms of the performance goals under the 2008 Plan. Accordingly, if the 2008 Plan, as proposed to be amended, is approved, and unless the material terms of the performance goals are subsequently changed, the material terms of the performance goals in the 2008 Plan will satisfy the stockholder approval requirements under Code Section 162(m) until the first meeting of the Company’s stockholders that occurs in 2016.

Highlights of Certain Current Provisions

No Discount Stock Options.    The 2008 Plan generally prohibits the grant of stock options with an exercise price less than the fair market value of our common stock on the date of grant.

No Repricing of Stock Options.    The 2008 Plan prohibits the repricing of stock options either by lowering the exercise price or by cancelling stock options in exchange for new options with a lower exercise price, restricted stock or other equity award or cash without prior stockholder approval.

Independent Committee Administration.    The 2008 Plan is administered by committees of the Board of Directors whose members satisfy the NYSE’s standards for director independence, the disinterested administration requirements of Rule 16b-3 under the Exchange Act, and the “outside director” requirements of Code Section 162(m).

Code Section 162(m) Eligibility.    The Compensation Committee has the flexibility to approve equity and cash awards eligible for treatment as “performance-based” compensation under Code Section 162(m).

Summary of the 2008 Plan as Proposed to Be Amended

Purpose

The purpose of the 2008 Plan is to attract, retain and motivate our employees, officers and directors by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of our stockholders. The 2008 Plan also allows us to provide the same opportunity to consultants, agents, advisors, and independent contractors.

Administration

Our Compensation Committee of the Board of Directors administers the 2008 Plan, except that our Governance Committee administers the 2008 Plan with respect to our non-employee directors. The Board or the Compensation Committee may delegate administration of the 2008 Plan to one or more members of our Board or to one or more officers of the Company in accordance with its terms. The plan administrator is authorized to select the individuals to whom awards are granted, to determine the types of awards granted and the number of shares subject to each award, and to establish the other terms, conditions and provisions of awards. References to the “Committee” below are, as applicable, to the Compensation Committee, the Governance Committee, or any other committee or officer authorized to act as plan administrator of the 2008 Plan.

Eligibility

Awards may be granted under the 2008 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its related companies. As of March 28, 2011, approximately 2,200 employees (including six executive officers) and eight non-employee directors were eligible to participate in the 2008 Plan. For purposes of the 2008 Plan, “related company” means any entity that is directly or indirectly controlled by, in control of, or under common control with the Company.

Number of Shares Available for Issuance

The 2008 Plan authorizes the issuance of up to an aggregate maximum of 10,764,363 shares of common stock, which includes:

•	6,000,000 shares (including the 2,350,000 shares stockholders are being asked to approve), plus

•	up to 1,941,357 shares that were added from the Company’s predecessor equity plans in 2008 upon stockholder approval of the 2008 Plan, plus

•

up to 2,823,006 shares that were subject to outstanding awards under the Company’s predecessor equity plans when the stockholders approved the 2008 Plan and that thereafter cease to be subject to such awards (other than by reason of exercise or settlement of the awards in shares). Of this amount, as of March 28, 2011, 534,846 shares have already been issued under the predecessor plans and will not be added to the 2008 Plan. As a result, up to 2,288,160 shares still may become available for issuance under this provision of the 2008 Plan.

The Company’s predecessor equity plans were the 2004 Omnibus Incentive Compensation Plan, the 2002 Director Stock Option and Fee Plan, the 2001 Stock Incentive Plan and the 1999 Stock Incentive Plan.

Shares of common stock covered by an award granted under the 2008 Plan will not be counted as used unless and until they are issued and delivered to a participant.

The following shares will be available again for issuance under the 2008 Plan:

•	shares subject to awards that lapse, expire, terminate or are canceled prior to issuance of the underlying shares;

•	shares subject to awards that are subsequently forfeited to or otherwise reacquired by us;

•	shares withheld by or tendered to us as payment for the purchase price of an award or to satisfy tax withholding obligations related to an award; and

•	shares subject to an award that is settled in cash or in another manner where some or all of the shares covered by the award are not issued.

Awards granted in assumption of or substitution for previously granted awards in acquisition transactions will not reduce the number of shares authorized for issuance under the 2008 Plan. The maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options is the same as the total number of shares authorized for issuance under the 2008 Plan.

The closing price of our common stock, as reported on the New York Stock Exchange on March 28, 2011, was $10.46 per share.

Adjustments

If certain changes in our stock occur by reason of a stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, distribution to stockholders other than a normal cash dividend or other change in our corporate or capital structure, the Committee will make proportional adjustments in the maximum number and kind of securities (a) available for issuance under the 2008 Plan, (b) issuable as incentive stock options, (c) issuable to certain individuals subject to Code Section 162(m), and (d) that are subject to any outstanding award, including the per share price of such securities.

Types of Awards

The 2008 Plan permits the grant of any or all of the following types of awards:

Stock Options.    The Committee may grant either incentive stock options, which must comply with Code Section 422, or nonqualified stock options. The Committee sets option exercise prices and terms, except that the exercise price of stock options granted under the 2008 Plan must be at least 100% of the fair market value of the common stock on the date of grant, except in the case of options granted in connection with assuming or substituting options in acquisition transactions. At the time of grant, the Committee determines when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years. Unless the Committee otherwise determines, fair market value means, as of a given date, the closing price of our common stock during regular session trading on the New York Stock Exchange.

Stock Appreciation Rights (SARs).    The Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2008 Plan or on a stand-alone basis. Upon exercise, SARs are the right to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the grant price of an SAR on the date of exercise over its fair market value on the date the SAR was granted. The grant price of an SAR must be at least equal to fair market value of the common stock on the date of grant. Exercise of an SAR issued in tandem with a stock option will reduce the number of shares underlying the related option to the extent of the SAR exercised. The term of a stand-alone SAR cannot be more than ten years, and the term of a tandem SAR cannot exceed the term of the related option.

Stock Awards, Restricted Stock and Stock Units.    The Committee may grant awards of shares of common stock, or awards denominated in units of common stock, under the 2008 Plan. These awards may be made subject to repurchase or forfeiture restrictions at the Committee’s discretion. The restrictions may be based on continuous service with us or the achievement of specified performance criteria, as determined by the Committee.

Performance Awards.    The Committee may grant performance awards in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of common stock, and performance units are units valued by reference to a designated amount of property other than shares of common stock. Either may be payable in stock, cash or other property, or a combination thereof, upon the attainment of performance criteria and other terms and conditions as established by the Committee.

Other Stock or Cash-Based Awards.    The Committee may grant other incentives payable in cash or in shares of common stock, subject to the terms of the 2008 Plan and any other terms and conditions determined by the Committee.

Award Limitations

Prior to the Amendment, the 2008 Plan provided that no more than 10% of the shares available under the 2008 Plan may be used for the grants of awards, other than stock options or SARs, that have no restrictions or that vest based solely on continuous employment or services over less than three years, other than in the event of termination of employment or services. In addition, any awards subject to performance goals, other than stock options or SARs, must have a minimum performance period of a year. These limitations have now been removed to provide flexibility in granting awards under the 2008 Plan.

No Repricing

Without stockholder approval, the Board or the Committee may not (a) lower the exercise or grant price of an option or SAR after it is granted, except in connection with certain adjustments, such as stock splits, (b) cancel an option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash or another option or SAR, restricted stock or other equity award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, or (c) take any other action that is treated as a repricing under generally accepted accounting principles. To date we have never repriced stock options.

Performance-Based Compensation under Code Section 162(m)

Performance Goals and Criteria.    Under Code Section 162(m), we generally are prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

If the Compensation Committee intends to qualify an award under the 2008 Plan as “performance-based” compensation under Code Section 162(m), the performance goals selected by the Compensation Committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company as a whole or any affiliate or business unit, as reported or calculated by the Company: net earnings or net income (before or after taxes); earnings per share (basic or fully diluted); net sales growth or bookings growth; revenues; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); return measures (including, but not limited to, return on assets, capital, net capital utilized, equity or sales); working capital; cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating profit; cost control; strategic initiatives; market share; improvements in capital structure; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency or margins; capital efficiency; strategic targets; economic profit; employee or customer satisfaction, services performance, subscriber, cash management or asset management metrics; working capital targets; cash value added; or market or economic value added.

The performance goals also may be based on the achievement of specified levels of performance for the Company as a whole or any affiliate or business unit under one or more of the performance goals described above relative to the performance of other companies.

The Compensation Committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to stockholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; and gains and losses on asset sales.

Adjustments and Certification.    The Compensation Committee may adjust the amount payable pursuant to an award under the 2008 Plan that is intended to qualify as “performance-based” compensation under Code Section 162(m) downward but not upward. The Compensation Committee may not waive the achievement of performance goals related to an award except in the case of a participant’s death or disability. Code Section 162(m) requires that the Compensation Committee certify that performance goals were achieved before the payment of the “performance-based” compensation.

Limitations.    Subject to certain adjustments for changes in our corporate or capital structure described above, participants who are granted awards intended to qualify as “performance-based” compensation under Code Section 162(m) may not be granted awards, other than performance units, for more than 2,250,000 shares of common stock in any 36-month period. The maximum dollar value payable to any participant with respect to performance units or any other awards payable in cash that are intended to qualify as “performance-based” compensation cannot exceed $5 million in any calendar year.

Change of Control

Under the 2008 Plan, unless otherwise provided in the instrument evidencing an award or in a written employment, services or other agreement or policy between a participant and us, in the event of a change of control:

•

If awards (other than performance shares, performance units, and stock awards and stock units with restrictions based on performance criteria) will continue after a change of control, the awards will not become fully and immediately vested and exercisable, and all applicable restriction limitations or forfeiture provisions will not lapse, immediately prior to the change of control. However, awards will become fully and immediately vested and exercisable, and all applicable restriction limitations or forfeiture provisions will lapse, if, in connection with or within two years after the change of control, a participant’s employment is terminated by the Company or a successor company without cause or the participant terminates employment for good reason.

•

All performance shares, performance units, and stock awards or stock units with restrictions based on performance criteria will be payable based on targeted performance being attained as of the effective date of the change of control, except that if more than 50% of the applicable performance period has elapsed as of the change of control, the award will be deemed to have been earned based on the actual performance attained as of the effective date of the change of control. Such awards will be paid within 60 days following the effective date of the change of control.

•	In the event of certain reorganizations, mergers or consolidations, the Committee may in its discretion instead provide that a participant’s outstanding awards will be cashed out.

Definition of Change of Control.    Unless the Committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement or policy between a participant and us, a change of control of the Company generally means the occurrence of any of the following events:

•	an acquisition by any individual, entity or group of beneficial ownership of 30% or more of either (a) the then outstanding shares of common stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding generally any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or an affiliate, or other acquisition pursuant to which certain requirements are met);

•

a change in the composition of the Board such that, during any 24-month period, the incumbent Board members cease to constitute at least a majority of the Board (not including directors whose election, or nomination for election by stockholders, was approved by a majority of the incumbent Board);

•

consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, unless (a) after such transaction the beneficial owners of our common stock and voting securities immediately prior to the transaction retain more than 50% of such common stock and voting securities of the corporation resulting from such transaction, (b) no person beneficially owns 30% or more of the then outstanding common stock or voting securities of the corporation resulting from such transaction, and (c) at least a majority of the directors resulting from such transaction were incumbent directors at the time of executing the initial agreement, or Board action, providing for such transaction; or

•	consummation of a complete liquidation or dissolution of the Company.

The foregoing change of control provisions are currently contained in the Company’s Executive Change of Control Policy for the 2008 Plan (“Executive Change of Control Policy”) and the Company’s Standard Change of Control Policy for the 2008 Plan, both of which became effective January 7, 2009. The Executive Change of Control Policy is described above in greater detail under “Potential Payments upon Termination or Change of Control – Change of Control Policy.” The change of control provisions applicable to awards granted to our non-employee directors are described above under “Director Compensation.”

Award Rescission or Recoupment

Awards granted under the 2008 Plan are subject to cancellation, rescission or other action in accordance with the terms of any then current clawback policy of the Company that applies to awards under the 2008 Plan.

Amendment and Termination

The Board or the Compensation Committee may amend the 2008 Plan, except that only the Board may amend the Plan if stockholder approval of the amendment is required by applicable law, regulation or stock exchange rule. The Board or the Compensation Committee may suspend or terminate all or any portion of the 2008 Plan at any time, but such suspension or termination may not, without a participant’s consent, materially adversely affect any rights under an outstanding award. Amendment of an outstanding award also generally may not materially adversely affect any participant’s rights under the award without the participant’s consent, subject to certain exceptions set forth in the 2008 Plan.

Unless sooner terminated by the Board or Compensation Committee, the 2008 Plan will terminate ten years after the date of original stockholder approval of the 2008 Plan, or May 23, 2018.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2008 Plan generally applicable to us and to participants in the 2008 Plan who are subject to U.S. federal taxes. The summary is based on the U.S. Internal Revenue Code of 1986, as amended, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Stock Options

Nonqualified Stock Options.    A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. When a nonqualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options.    A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price.

Stock Appreciation Rights

A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of the common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards

Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Restricted Stock Awards, Stock Units, Performance Shares and Performance Units

A participant generally will not have taxable income upon the grant of restricted stock, stock units, performance shares or performance units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Tax Consequences to the Company

In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A

We intend that awards granted under the 2008 Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding

We are authorized to deduct or withhold from any award granted or payment due under the 2008 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2008 Plan until all tax withholding obligations are satisfied.

Plan Benefits

All awards to employees, officers and consultants under the 2008 Plan are made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated to such individuals under the 2008 Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the “2010 Grants of Plan-Based Awards” table. Grants made to our non-employee directors are made under the Company’s Director Compensation Program under the 2008 Plan, which is described above under “Director Compensation.”

RECOMMENDATION

The Board of Directors unanimously recommends that you

vote FOR the approval of the Amendment to the Intermec, Inc. 2008 Omnibus Incentive Plan.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement and/or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report, proxy statement and/or Notice of Internet Availability of Proxy Materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that your broker or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials, by sending a written request to Intermec, Inc., 6001 36th Avenue West, Everett, WA 98203, Attention: Investor Relations or calling us at 425-348-2600.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Intermec, Inc., 6001 36th Avenue West, Everett, WA 98203, Attention: Investor Relations or calling us at 425-348-2600.

APPENDIX A

INTERMEC, INC.

2008 OMNIBUS INCENTIVE PLAN

(As Amended and Restated Effective                 , 2011)

SECTION 1. PURPOSE

The purpose of the Intermec, Inc. 2008 Omnibus Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1	Administration of the Plan

The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act (or any successor definition adopted by the Securities and Exchange Commission), an “outside director” within the meaning of Section 162(m), and an “independent director” as defined under the New York Stock Exchange listing standards.

3.2	Delegation

Notwithstanding the foregoing, the Board or the Compensation Committee may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 15 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. Further notwithstanding the foregoing, all discretionary (i.e., non-formulaic) Awards to “non-employee directors” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act (or any successor definition adopted by the Securities and Exchange Commission) shall be granted or administered by a committee comprised solely of “independent directors” as defined under the New York Stock Exchange listing standards. All references in the Plan to the “Committee” shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.3	Administration and Interpretation by Committee

(a)          Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant, subject to Section 409A and in accordance with Section 6.3 of the Plan; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan, including as described in Section 17.6 of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)          In no event, however, shall the Board or the Committee have the right, without stockholder approval, to (i) lower the exercise or grant price of an Option or SAR after it is granted, except in connection with adjustments provided in Section 14, (ii) cancel an Option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another option or stock appreciation right, restricted stock or other equity award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction or (iii) take any other action that is treated as a repricing under generally accepted accounting principles.

(c)          The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers subject to the reporting requirements of Section 16(a) of the Exchange Act, by the Compensation Committee, whose determination shall be final.

(d)          Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 14.1, the aggregate maximum number of shares of Common Stock available for issuance under the Plan shall be:

(a)	6,000,000 shares; plus

(b)         (i) any authorized shares not issued or subject to outstanding awards under the Company’s 2004 Omnibus Incentive Compensation Plan, the 2002 Director Stock Option and Fee Plan, the 2001 Stock Incentive Plan and the 1999 Stock Incentive Plan (the “Prior Plans”) as of the Effective Date and (ii) any shares subject to outstanding awards under the Prior Plans as of the Effective Date that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), up to an aggregate maximum of 4,764,363 shares.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2	Share Usage

(a)          Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b)          The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)          Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination and previously approved by the Acquired Entity’s stockholders, then, to the extent determined by the Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company immediately prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d)          Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 14.1.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer, director, consultant, agent, advisor or independent contractor of the Company or a Related Company whom the Committee from time to time selects. The foregoing are “Eligible Persons.”

SECTION 6. AWARDS

6.1	Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award if and to the extent set forth in the instrument evidencing the Award at the time of grant or as otherwise permitted by Section 409A. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents; provided, however, that the terms of any deferrals under this Section 6.3 shall comply with all applicable law, rules and regulations, including, without limitation, Section 409A.

6.4	Dividends and Distributions

(a)          Participants may, if the Committee so determines, be credited with dividends or dividend equivalents paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, if any Award for which dividend equivalents have been granted has its vesting, payment or grant dependent upon the achievement of one or more performance goals, then the dividend equivalents shall accrue and only be paid to the extent the Award becomes vested or payable.

(b)          Notwithstanding the foregoing Section 6.4(a), the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or Stock Appreciation Right may not be contingent, directly or indirectly, on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A. Furthermore, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must (a) be paid at the same time they are paid to other stockholders and (b) comply with or qualify for an exemption under Section 409A.

SECTION 7. OPTIONS

7.1	Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2	Option Exercise Price

Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date (and not less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options), except in the case of Substitute Awards.

7.3	Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date. For Incentive Stock Options, the maximum term shall comply with Section 422 of the Code.

7.4	Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery, as directed by the Company, to the Company or a brokerage firm designated or approved by the Company of a stock option exercise agreement or notice, in a form and in accordance with procedures established by the Company, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 12. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full, as directed by the Company, to the Company or a brokerage firm designated or approved by the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a)	cash;

(b)	check or wire transfer;

(c)          having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d)          tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e)          so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board (i.e., a “cashless” exercise); or

(f)	such other consideration as the Committee may permit.

7.6	Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements under Section 409A.

If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate either the registration requirements under the Securities Act or the Company’s insider trading policy, then the Option shall remain exercisable until the earlier of (a) the Option Expiration Date and (b) the expiration of a period of three months (or such other period of time as determined by the Committee in its sole discretion) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of the Securities Act or the Company’s insider trading policy requirements.

7.7	Incentive Stock Option Limitations

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or, if different, the maximum limitation in effect at the time of grant under the Code), such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. If any Participant shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition.

SECTION 8. STOCK APPRECIATION RIGHTS

8.1	Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option (“tandem SAR”) or alone (“freestanding SAR”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2	Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

8.3	Post-Termination Exercise

The Committee shall establish and set forth in each instrument that evidences a freestanding SAR whether the SAR shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements under Section 409A.

SECTION 9. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

9.1	Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

9.2	Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 12 and applicable securities laws, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

SECTION 10. PERFORMANCE AWARDS

10.1	Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

Subject to Section 15 and Section 17.5, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

10.2	Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

Subject to Section 15 and Section 17.5, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 11. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 12. WITHHOLDING

The Company may require the Participant to pay to the Company or a Related Company, as applicable, the amount of (a) any taxes that the Company or a Related Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”) to the extent such amounts are not “deferred compensation” within the meaning of Section 409A or to the extent such offset is permitted by Section 409A. The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company or a Related Company, as applicable, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company or a Related Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. To the extent required to avoid adverse financial accounting consequences to the Company or a Related Company, the value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate.

SECTION 13. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution; provided, however, that to the extent permitted by the Company, the Participant may designate one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 14. ADJUSTMENTS

14.1	Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum number and kind of securities set forth in Section 15.4; and (iv) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a Change of Control shall not be governed by this Section 14.1 but shall be governed by Section 14.2.

14.2	Change of Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement or policy between the Participant and the Company or a Related Company, in the event of a Change of Control:

(a)          If an Award (other than Awards identified in Section 14.2(b) below) continues after a Change of Control, the Award, including any Award that results from the conversion, assumption or replacement of the Award in connection with the Change of Control, shall not become fully and immediately vested and exercisable, and all applicable restriction limitations or forfeiture provisions shall not lapse, immediately prior to the Change of Control; provided, however, that such Awards shall become fully and immediately vested and exercisable or payable if, in connection with or within two years after the Change of Control, the Participant’s employment is terminated by the Company or a Successor Company without Cause or if the Participant terminates his or her employment for Good Reason.

For the purposes of this Section 14.2(a), an Award shall be considered converted, assumed or replaced by the Successor Company if following the Change of Control the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the Change of Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(b)          The target payout opportunities attainable under all outstanding Stock Awards and Stock Units with restrictions based on performance criteria, Performance Shares, and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control, except that if more than 50% of the applicable performance period has elapsed as of the effective date of a Change of Control, the Award shall be deemed to have been earned based on the actual performance attained as of the effective date of the Change of Control, and, in either case, such Awards shall be paid within 60 days following the effective date of the Change of Control.

(c)          Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change of Control that is a Business Combination that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Business Combination and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Business Combination, or, in the event the Business Combination does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

(d)          For the avoidance of doubt, nothing in this Section 14.2 requires all outstanding Awards to be treated similarly.

14.3	Further Adjustment of Awards

Subject to Section 14.2, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

14.4	No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.5	Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

14.6	Section 409A

Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 14 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 14 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 15. SECTION 162(m) PROVISIONS

15.1	Terms of Section 162(m) Awards Generally

Notwithstanding any other provision of the Plan, the Compensation Committee may, at the time of grant of an Award to a Participant who is then a Covered Employee or is likely to be a Covered Employee as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, specify that all or any portion of such Award is intended to satisfy the requirements for performance-based compensation under Section 162(m). With respect to each such Award (other than an Option or Stock Appreciation Right), the Compensation Committee shall establish, in writing, that the vesting and/or payment pursuant to the Award shall be conditioned on the attainment for the specified Performance Period of specified performance targets related to designated performance goals for such period selected by the Compensation Committee from among the Performance Criteria specified in Section 15.2. Such performance goals shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards subject to this Section 15.1 shall also be subject to the limits set forth in Section 15.4.

15.2	Performance Criteria

If an Award is subject to this Section 15, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any affiliate or business unit of the Company, as reported or calculated by the Company: net earnings or net income (before or after taxes); earnings per share (basic or fully diluted); net sales growth or bookings growth; revenues; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); return measures (including, but not limited to, return on assets, capital, net capital utilized, equity or sales); working capital; cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating profit; cost control; strategic initiatives; market share; improvements in capital structure; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency or margins; capital efficiency; strategic targets; economic profit; employee or customer satisfaction, services performance, subscriber, cash management or asset management metrics; working capital targets; cash value added (“CVA”); or market or economic value added (“EVA”) (together, the “Performance Criteria”).

Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other companies.

The Compensation Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, and (h) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for “performance-based compensation” within the meaning of Section 162(m), or any successor provision thereto.

15.3	Compensation Committee Certification and Authority

After the completion of each Performance Period, the Compensation Committee shall certify the extent to which any Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award subject to this Section 15. Notwithstanding any provision of the Plan other than Section 14, with respect to any Award that is subject to this Section 15, the Compensation Committee may adjust downward, but not upward, the amount payable pursuant to such Award, and the Compensation Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Covered Employee.

The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 15 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based” compensation with the meaning of Section 162(m).

15.4	Maximum Awards

Subject to adjustment from time to time as provided in Section 14.1, no Covered Employee may be granted Awards other than Performance Units subject to this Section 15 in any thirty-six month period with respect to more than 2,250,000 shares of Common Stock for such Awards, and the maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 15 granted to any Covered Employee in any one calendar year is $5,000,000.

SECTION 16. AMENDMENT AND TERMINATION

16.1	Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board. Subject to Section 16.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

16.2	Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) adoption of the Plan by the Board and (b) the Effective Date.

16.3	Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.

SECTION 17. GENERAL

17.1	No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

17.2	Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.3	Indemnification

Each person who is or shall have been a member of the Board or the Compensation Committee, or a committee of the Board or an officer of the Company to whom authority to administer the Plan was delegated in accordance with Section 3.2 of the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

17.4	No Rights as a Stockholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

17.5	Compliance with Laws and Regulations

(a)          In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code, although the Company makes no representations that Options granted as Incentive Stock Options will maintain such qualification.

(b)          The Plan and Awards granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options and stock appreciation rights under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any such Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions; provided, however, that the Committee makes no representations or warranties that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan. No provision of the Plan or any Award shall be interpreted or construed to transfer any liability resulting from or arising out of any such consequences from a Participant or any other individual to the Company or any of its Related Companies. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A. In addition, if the Participant is a “specified employee,” within the meaning of Section 409A(2)(B)(i), then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of (i) the date that is six months following the Participant’s separation from service or (ii) the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A.

17.6	Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee shall have the authority to adopt, amend or rescind such modifications, procedures or subplans under the Plan as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or where Participants may reside.

17.7	Award Rescission or Recoupment

Notwithstanding any other provision of the Plan to the contrary, any Award granted, or amount payable or paid hereunder, shall be subject to potential cancellation, rescission, payback, recoupment or other action in accordance with the terms of the Company’s clawback policy, as then in effect and as it may be amended from time to time (the “Policy”), to the extent that the Policy applies to such Award or amount (including a Policy implemented or amendments made thereto after the grant of an Award to a Participant). By accepting an Award or the payment of any amount under the Plan, a Participant, as a condition to grant of such Award or payment thereunder, shall be subject to such Policy and shall agree to execute all consents and other documentation necessary to effectuate the Company’s application, implementation and enforcement of (a) the Policy and any future amendment of the Policy or adoption or amendment of similar policies that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of Awards or compensation by the Company, pursuant to which the Company may take such actions as are permitted under the Policy or any similar policy (as applicable to any Participant) or applicable law without further consent or action being required by such Participant. To the extent that the terms of this Plan and the Policy conflict, then the terms of such Policy shall govern.

17.8	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

17.9	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

17.10	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

17.11	Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Washington.

SECTION 18. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the stockholders of the Company. If the stockholders of the Company do not approve the Plan within 12 months after, as applicable, (i) the Board’s initial adoption of the Plan or (ii) the Board’s approval of any amendment to the Plan that requires stockholder approval for purposes of Section 422 of the Code, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options 12 months after the required date of such stockholder approval.

Appendix A to 2008 Omnibus Incentive Plan

Definitions

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, dividend equivalent, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Business Combination” has the meaning set forth in the definition of “Change of Control.”

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Change of Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement or policy between the Participant and the Company or a Related Company, shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a)         An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition by any Person pursuant to a transaction that complies with clauses (i), (ii) and (iii) set forth in subsection (c) of this definition of “Change of Control”; or

(b)          During any consecutive 24-month period, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered a member of the Incumbent Board; or

(c)          The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); excluding, however, such a Business Combination pursuant to which

(i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination shall beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or such corporation resulting from such Business Combination) shall beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination; and

(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination shall have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	The consummation of a complete liquidation or dissolution of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.2.

“Common Stock” means the common stock, par value $.01 per share, of the Company.

“Company” means Intermec, Inc., a Delaware corporation.

“Compensation Committee” means the Compensation Committee of the Board.

“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means permanent and total disability as determined for purposes of the Company’s Long-Term Disability Plan or such other plan under which the Participant is covered. Notwithstanding the foregoing, with respect to Incentive Stock Options, “Disability” shall have the meaning attributed to that term for purposes of Section 422 of the Code.

“Effective Date” has the meaning set forth in Section 18.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular session trading on the New York Stock Exchange, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish. In the absence of an established market for the Common Stock, Fair Market Value shall be determined in good faith by the Committee. Notwithstanding the preceding, for federal, state, and local income tax withholding and reporting purposes and for such other purposes as the Committee deems appropriate, Fair Market Value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

“Good Reason,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement or policy between the Participant and the Company or a Related Company, means “good reason” within the meaning of the safe harbor under Section 1.409A-1(n)(2)(ii) of the Treasury Regulations promulgated under Section 409A, providing that:

(a)          Separation from service must occur within two years following the initial existence of one or more of the following conditions arising without the consent of the Participant: (i) a material diminution in the Participant’s base compensation; provided, however, that termination of the Participant’s employment shall not be for Good Reason if the diminution in the Participant’s base compensation is applied equally to all similarly situated employees; (ii) a change in the geographic location at which the Participant must perform the services; or (iii) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the obligations under the Plan with respect to the effect of a Change of Control on outstanding Awards.

(b)          Notwithstanding the foregoing, termination of the Participant’s employment shall not be for Good Reason unless (i) the Participant notifies the Company or any successor in writing of the occurrence or existence of the event or condition that the Participant believes constitutes Good Reason within 90 days of the initial existence of such event or condition (which notice specifically identifies the event or condition), (ii) the Company or any successor fails to correct the event or condition so identified in all material respects within 30 days after the date on which it receives such notice (the “Remedial Period”) and (iii) the Participant actually terminates employment within 30 days after the expiration of the Remedial Period and before the Company or any successor remedies the event or condition (even if after the end of the Remedial Period). If the Participant terminates employment before the expiration of the Remedial Period or after the Company or any successor remedies the event or condition (even if after the end of the Remedial Period), then the Participant’s termination shall not be considered to be for Good Reason.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Incumbent Board” has the meaning set forth in “Change of Control.”

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Parent Company” means a company or other entity which as a result of a Change of Control owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 10.

“Performance Criteria” has the meaning set forth in Section 15.2.

“Performance Period” means the period of time during which the Performance Criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award. The Compensation Committee may establish different Performance Periods for different Participants, and the Compensation Committee may establish concurrent or overlapping Performance Periods.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 10.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 10.2.

“Plan” means the Intermec, Inc. 2008 Omnibus Incentive Plan, as amended from time to time.

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term “Related Company” shall have the meaning ascribed to the term “subsidiary” in Section 424(f) of the Code.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means a Stock Unit subject to restrictions prescribed by the Committee.

“Section 162(m)” means Section 162(m) of the Code, or any successor provision thereto, including any regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

“Section 409A” means Section 409A of the Code, including any regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 8.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit,” including a Restricted Stock Unit, means an Award denominated in units of Common Stock granted under Section 9.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Change of Control.

“Termination of Service,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or for Cause. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers subject to the reporting requirements of Section 16(a) of the Exchange Act, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a non-employee director, consultant, advisor, or independent contractor of the Company or a Related Company or a change in status from a non-employee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

Intermec, Inc.

2011 Annual Meeting of Stockholders

May 25, 2011, 10:00 a.m. Pacific time

6001 — 36th Avenue West

Everett, Washington 98203

Directions and Parking

From the North or South on I-5:

Take exit #189 “Mukilteo/Whidbey Island Ferry” onto Hwy. 526. Take the Seaway Boulevard exit and follow it to the end (approximately 1.25 miles). At the end of Seaway Boulevard, turn right onto 36th Avenue West, which ends at the Intermec headquarters building.

From Hwy 99:

Turn West onto Hwy. 526. Take the Seaway Boulevard exit and follow it to the end (approximately 1.25 miles). At the end of Seaway Boulevard, turn right onto 36th Avenue West, which ends at the Intermec headquarters building.

Visitor parking is available in front of the circular drive. Please enter the building through the front doors, behind the circular drive.

INTERMEC

HEADQUARTERS OFFICES OF INTERMEC, INC.

6001 36TH AVENUE WEST EVERETT,WA 98203

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time May 24, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 24, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For Against Abstain

1. Election of Directors 1a. Patrick J. Byrne

1b. Eric J. Draut 1c. Gregory K. Hinckley 1d. Lydia H. Kennard 1e. Allen J. Lauer 1f. Stephen P. Reynolds 1g. Steven B. Sample 1h. Oren G. Shaffer 1i. Larry D. Yost

For address change/comments, mark here. (see reverse for instructions)

Yes No

Please indicate if you plan to attend this meeting

The Board of Directors recommends you vote FOR proposals 2 and 3.

For Against Abstain

2. RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INTERMEC, INC.’s INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

3. ADOPT ADVISORY RESOLUTION APPROVING COMPENSATION OF INTERMEC, INC.’s NAMED EXECUTIVE OFFICERS FOR 2010.

The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain

4. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF INTERMEC, INC.’s NAMED EXECUTIVE OFFICERS.

The Board of Directors recommends you vote FOR the following proposal:

For Against Abstain

5. APPROVE AMENDMENT TO THE INTERMEC, INC. 2008 OMNIBUS INCENTIVE PLAN.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0000102701_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

INTERMEC, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS

MAY 25, 2011

The undersigned stockholder(s) hereby appoint(s) Patrick J. Byrne, Robert J. Dreissnack and Janis L. Harwell, and each of them with power to act without the other and with power of substitution, as proxies, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of Intermec, Inc. that the stockholder(s) is/are entitled to vote at the 2011 Annual Meeting of Stockholders to be held at 10:00 A.M., Pacific Time on Wednesday, May 25, 2011, at the headquarters offices of Intermec, Inc., located at 6001 36th Avenue West, Everett, Washington, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the 2011 Annual Meeting of Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF THIS PROXY CARD IS SIGNED AND NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ALL THE PROPOSALS REFERRED TO ON THE REVERSE SIDE. THE PERSONS NAMED IN THIS PROXY ARE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS PROXY IN THEIR DISCRETION IF ANY OTHER BUSINESS PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000102701_2 R1.0.0.11699